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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Filed by Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CIDCO INCORPORATED
Name of Registrant as Specified in its Charger

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /	No fee required
/x/	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies: Common Stock, par value $.01
	2.	Aggregate number of securities to which transaction applies: 14,076,602
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $0.36
	4.	Proposed maximum aggregate value of transaction: $5,067,576.72
5.	Total fee paid:

$3.13 (In connection with the filing of the Schedule TO by EarthLink Acquisition Sub, Inc. on October 31, 2001, a fee totaling $1,010.39 was paid based on an anticipated aggregate of 14,033,097 shares of Cidco common stock outstanding. Since October 31, 2001, an additional 43,505 shares of Cidco common stock were issued, increasing to 14,076,602 the total number shares of Cidco common stock outstanding, as of the date hereof. The $3.13 additional fee is based on the additional 43,505 shares outstanding multiplied by $0.36 ($3.13). As a result, the aggregate fee of $1,013.52 is offset by the original fee of $1,010.39 paid on October 31, 2001 with a resulting fee due of $3.13.)

/ /	Fee paid previously with preliminary materials.
/x/
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1.	Amount Previously Paid: $1,010.39.
	2.	Form, Schedule or Registration Statement No.: Schedule TO (File No. 5-44407).
	3.	Filing Party: EarthLink Acquisition Sub, Inc.
	4.	Date Filed: October 31, 2001.

[CIDCO LETTERHEAD]

Dear Stockholder:

    You are invited to attend a special meeting of the stockholders of Cidco Incorporated, a Delaware corporation ("Cidco"), at the offices of EarthLink, Inc., 1375 Peachtree Street NW, 7 North, Atlanta, Georgia 30309 on           ,           , 2002, at 10:00 a.m., local time. At the special meeting, you will be asked to consider and approve the merger of EarthLink Acquisition Sub, Inc., a Delaware corporation ("Sub") and a wholly-owned subsidiary of EarthLink, Inc., also a Delaware corporation, with and into Cidco pursuant to an Agreement and Plan of Merger dated as of October 17, 2001, by and among Cidco, Sub, and EarthLink, Inc. ("EarthLink"), as amended by the parties pursuant to the First Amendment to Agreement and Plan of Merger dated as of October 29, 2001. A copy of the merger agreement is attached as Annex A to the enclosed proxy statement. The merger is the second and final step of EarthLink's acquisition of Cidco through Sub. The first step was a tender offer by Sub for all of the outstanding shares of common stock of Cidco at a price of $0.36 per share in cash, without interest, to the holders of Cidco common stock which expired on November 29, 2001 at 12 a.m. midnight, on December 3, 2001, Sub purchased 11,224,576 shares of Cidco common stock, which represents the number of shares tendered. As a result of the tender offer, Sub currently owns 71,224,576 shares of Cidco common stock or 79.74% of the outstanding stock. The second step of EarthLink's acquisition of Cidco consists of the merger of Sub with and into Cidco. Upon completion of the merger, each share of Cidco common stock, other than shares held by Sub and dissenting Cidco stockholders who perfect their appraisal rights, will be converted into the right to receive the same $0.36 in cash, without interest. Cidco will then be a wholly-owned subsidiary of EarthLink.

    The affirmative vote of holders of a majority of the shares of Cidco common stock outstanding and entitled to vote at the special meeting is necessary to approve the proposed merger. As a result of the tender offer, Sub owns 11,224,576 shares of Cidco common stock, or 79.74% of outstanding Cidco common stock, which is sufficient to assure approval of the proposed merger at the special meeting, and Sub has agreed to vote all of its shares in favor of the proposed merger. As a result, the affirmative vote of other Cidco stockholders will not be required to approve the proposed merger.

    THE BOARD OF DIRECTORS OF CIDCO UNANIMOUSLY HAS (I) DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE, FAIR TO, AND IN THE BEST INTERESTS OF, CIDCO AND CIDCO'S STOCKHOLDERS, (II) APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS AND THE RELATED AGREEMENTS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND (III) RECOMMENDED THAT CIDCO'S STOCKHOLDERS APPROVE THE PROPOSED MERGER PURSUANT TO THE MERGER AGREEMENT.

    Among the factors considered by the Cidco Board of Directors in evaluating the merger was the opinion dated October 17, 2001, of TM Capital Corp. that, as of such date, the cash consideration to be received by Cidco stockholders pursuant to the tender offer and the merger was fair from a financial point of view to such stockholders. The written opinion of TM Capital Corp. is attached as Annex B to the enclosed proxy statement and you should read it carefully and in its entirety.

    The enclosed proxy statement provides you with a summary of the merger agreement and the proposed merger, and provides additional information about the parties involved. Following the approval of the proposed merger by Cidco stockholders, which is assured, the closing of the merger will occur as soon as is reasonably practicable after the special meeting, subject to the satisfaction or waiver of the conditions to the closing of the merger.

    PLEASE READ THE PROXY STATEMENT CAREFULLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE SPECIAL MEETING.

On behalf of our Board of Directors, we thank you for your continued support.

                      Very truly yours,
                          Michael S. McQuary
                          President

CIDCO INCORPORATED
220 Cochrane Circle
Morgan Hill, California 95037

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON           , 2002

To Cidco Stockholders:

    NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Cidco Incorporated, a Delaware corporation, will be held at 10:00 a.m. on           ,           , 2002 at the offices of EarthLink, Inc., 1375 Peachtree Street NW, 7 North, Atlanta, Georgia 30309. A proxy card and proxy statement for the special meeting are enclosed. The special meeting is for the purpose of:

    1.  Considering and voting upon the merger of EarthLink Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of EarthLink, Inc., also a Delaware corporation, with and into Cidco pursuant to an Agreement and Plan of Merger dated as of October 17, 2001, by and among Cidco, Sub, and EarthLink (as amended by the parties pursuant to the First Amendment to Agreement and Plan of Merger dated as of October 29, 2001). A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

    2.  Transacting such other business as may properly come before the special meeting and any adjournment thereof.

    Our Board of Directors is not aware of any other business that will be presented for consideration at the special meeting. Approval of the proposed merger requires the affirmative vote of the holders of at least a majority of the votes entitled to be cast by holders of Cidco common stock. Stockholders of record of Cidco at the close of business on            are entitled to notice of, and to vote at, the special meeting and at any and all adjournments or postponements thereof. Since Sub owns in excess of 50% of the shares outstanding and will be present at the special meeting and vote the shares in favor of the proposed merger, the approval of the proposed merger is assured without the vote of any other stockholder.

THE CIDCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE THE PROPOSED MERGER.

    Under Delaware law, stockholders of Cidco are eligible to exercise appraisal rights in connection with the merger. A stockholder that does not vote in favor of the proposed merger and complies with other necessary procedural requirements will have the right to dissent from the merger and to seek appraisal of the fair value of their shares if the merger is completed. For a description of appraisal rights and the procedures to be followed to assert them, stockholders should review the provisions of Section 262 of the Delaware General Corporation Law. A copy of these provisions is included as Annex C to the accompanying proxy statement. Whether or not you plan to attend the special meeting, please complete, date, and sign the enclosed proxy card and return it in the enclosed envelope. If you attend the special meeting, you may revoke your proxy and vote personally on each matter brought before the special meeting.

                      By Order of the Board of Directors,

                      Michael S. McQuary
                      President

                      Morgan Hill, California
                                 , 2001

PLEASE COMPLETE, SIGN, DATE, AND RETURN
YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY.

    This proxy statement, dated December     , 2001, will first be mailed to stockholders on or about December     , 2001.

CIDCO INCORPORATED

PROXY STATEMENT

for

SPECIAL MEETING OF STOCKHOLDERS

to be held on

            , 2002

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER		(i)
1.	SUMMARY	1
	The Companies	1
	The Special Meeting	1
	Matters To Be Considered at the Special Meeting.	1
	Record Date; Shares Entitled to Vote.	1
	Vote Required.	1
	Solicitation of Proxies.	1
	Structure of the Merger	1
	Opinion of Financial Advisor	2
	Recommendation to Stockholders	2
	Interests of Officers and Directors in the Transaction	2
	Completion of the Merger	2
	United States Federal Income Tax Consequences	3
	Conditions to the Merger	3
	Appraisal Rights	3
2.	INTRODUCTION	3
3.	THE COMPANIES	3
	Information concerning Cidco.	3
	Information concerning Sub.	3
	Information concerning EarthLink.	4
4.	THE SPECIAL MEETING	4
	Date, Time and Place.	4
	Matters to be Considered.	4
	Record Date; Shares Outstanding and Entitled to Vote.	4
	Quorum; Vote Required.	4
	Share Ownership of Management and Certain Stockholders.	5
	Voting and Revocation of Proxies.	5
	Proxy Solicitation.	5
5.	THE PROPOSED MERGER	6
	Purpose, Structure and Effect of the Merger.	6
	Background of the Transaction.	6
	Reasons for the Merger and Board of Directors Recommendation.	11
	Recommendation of our Board of Directors.	14
	Opinion Of Cidco's Financial Advisor.	14
	Interests of Officers and Directors in the Transaction.	15
	Completion and Effectiveness of Merger.	16
	Structure of the Merger and Conversion of Cidco Common Stock.	16
	Certain Federal Income Tax Considerations.	17
	Regulatory Approvals.	17
	Delisting and Termination of Registration of Cidco Common Stock after the Merger.	18
6.	APPRAISAL RIGHTS	19
7.	CHANGE OF CONTROL	20
8.	SOURCE AND AMOUNT OF FUNDS	21
9.	THE TRANSACTION DOCUMENTS	21
	The Confidentiality Agreement.	21
	The Advance Agreement.	22
	The Merger Agreement.	22

i

	Voting Agreements.	31
	Stock Option Agreement.	31
10.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
11.	OTHER MATTERS	34
12.	STOCKHOLDER PROPOSALS	34
13.	WHERE YOU CAN FIND MORE INFORMATION	35
ANNEX A—AGREEMENT AND PLAN OF MERGER		A-1
ANNEX B—OPINION OF TM CAPITAL CORP.		B-1
ANNEX C—DELAWARE APPRAISAL/DISSENTER'S RIGHTS		C-1

ii

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER

Q: What am I being asked to vote on?

A: You are being asked to vote to approve and adopt the merger of EarthLink Acquisition Sub, Inc., a Delaware corporation ("Sub") and a wholly-owned subsidiary of EarthLink, Inc., also a Delaware corporation, with and into Cidco Incorporated ("Cidco"), a Delaware corporation, pursuant to an Agreement and Plan of Merger dated as of October 17, 2001, by and among Cidco, Sub, and EarthLink, Inc. ("EarthLink"), as amended by the parties pursuant to the First Amendment to Agreement and Plan of Merger dated as of October 29, 2001.

Q: With whom are we merging?

A: A subsidiary of EarthLink. Sub is a wholly-owned subsidiary of EarthLink and Sub was formed for the purpose of entering into a business combination transaction with Cidco and has carried on no activities other than in connection with the acquisition of Cidco. As a result of the proposed merger, Sub will merge with and into Cidco and Cidco will continue as the surviving corporation and a wholly-owned subsidiary of EarthLink.

Q: What will I receive in the merger?

A: If the merger is completed, Cidco stockholders (other than Sub and stockholders who perfect their appraisal rights) will receive $0.36 in cash, without interest, for each share of Cidco common stock they own.

Q: Does Sub have the financial resources to make payment?

A: Sub has informed us that it has sufficient financial resources to make the payment, and Sub's obligation to pay for shares of Cidco's common stock is not conditioned upon any financing contingency. EarthLink, in turn, has committed to provide Sub with such funds.

Q: Why is the Board of Directors recommending that I vote to approve and adopt the proposed merger?

A: In the opinion of the Cidco Board of Directors, the terms and provisions of the merger agreement and the merger are fair to and in the best interests of Cidco and its stockholders. This determination was made when Cidco executed the merger agreement on October 17, 2001. To review the background of and reasons for the merger, see Section 5, "The Proposed Merger—Reasons for Merger and Board of Directors Recommendation." Except for board member Paul G. Locklin, all of the Cidco board members who determined that the merger agreement and merger are fair to and in the best interests of Cidco and its stockholders have resigned. On December 3, 2001, the Cidco board of directors appointed four new EarthLink-designated directors who collectively currently represent four of the five board member positions.

Q: When and where is the special meeting?

A: The special meeting of stockholders of Cidco will be held at 10:00 a.m. on           ,           , 2002 at the offices of EarthLink, 1375 Peachtree Street NW, 7 North, Atlanta, Georgia 30309.

Q: Who can vote at the Cidco special meeting?

A: You can vote at the special meeting if you owned shares of Cidco common stock at the close of business on the record date, which is December 13, 2001. As of the close of business on that day, approximately 14,076,602 shares of Cidco common stock were outstanding.

(i)

Q: Who currently controls Cidco?

A: EarthLink currently controls Cidco through Sub, its wholly-owned subsidiary. Upon the completion of the tender offer on December 3, 2001, Sub purchased all of the shares of Cidco common stock that were tendered by Cidco stockholders. As a result, Sub currently owns 79.74% of the outstanding Cidco common stock. Due to this change of control, the members of the Cidco board of directors also changed on December 3, 2001. Under the merger agreement, upon Sub's acquisition of a majority of outstanding shares of Cidco common stock, EarthLink has the right to appoint the number of directors on the Cidco board of directors equal to Sub's ownership percentage in Cidco. On December 3, 2001, three of the Cidco directors resigned and, by resolution of the Cidco board of directors, four new members were appointed to the Cidco board to replace such vacancies. Currently, four of the five Cidco board members are EarthLink-designated appointees. Additionally, all of the Cidco executive officers as of December 3, 2001 were removed and the Cidco Board of Directors then appointed five new Cidco executive officers. Four of the EarthLink designated executive officers are either current EarthLink executives or key employees while one is a former key employee of Cidco.

Q: How many votes are required to approve the proposed merger?

A: The affirmative vote of the holders of a majority of all outstanding shares of Cidco common stock as of the close of business on the record date is required to approve the proposed merger. Sub already owns a majority of the outstanding shares of Cidco common stock as a result of the shares purchased by Sub in the tender offer, and will vote in favor of the proposed merger. Thus, the approval of the proposed merger is assured without the vote of any other stockholder.

Q: What happens if I do not vote?

A: Since the affirmative vote of the holders of a majority of the outstanding shares of Cidco common stock cast at the special meeting is required to approve the proposed merger, your failure to be present at the meeting, either in person or by proxy, will have the same effect as a vote against the merger. However, because Sub owns a majority of the shares of Cidco common stock and will vote in favor of the proposed merger, the approval of the proposed merger is assured with or without the vote, either for the merger or against the merger, of any stockholder other than Sub. Accordingly, if the merger takes place, even if you do not vote or vote against the proposed merger, you will still be paid $0.36 per share in cash, without interest, unless you properly exercise your appraisal rights.

Q: What rights do I have if I oppose the merger?

A: Stockholders who oppose the merger may exercise appraisal rights, but only if they comply with the procedures of Section 262 of the Delaware General Corporation Law, summarized in Section 6, "Appraisal Rights," and included in its entirety as Annex C to this proxy statement.

Q: When will the merger occur?

A: We plan to complete the merger as soon as is reasonably practicable after the special meeting, subject to the satisfaction or waiver of the conditions to the merger. Although we cannot predict exactly when all conditions will be satisfied, we hope to complete the merger promptly following the special meeting.

Q: When and how can I expect to receive $0.36 per share for my shares?

A: After the special meeting, you will be sent a letter of transmittal to complete and return to American Stock Transfer & Trust Company, the "depositary" for the merger. In order to receive the $0.36 per share in cash, without interest, as promptly as practicable following the completion of the merger, you must send to the depositary your validly completed letter of transmittal, your Cidco stock

(ii)

certificate(s), if you hold one, and any other required documents, as instructed in the mailing that you will receive. The depositary then will send you the $0.36 per share in cash, without interest, as promptly as practicable following the completion of the merger. If you hold your Cidco shares through a broker, your brokerage account will be credited directly.

Q: What do I need to do now?

A: You should thoroughly read this proxy statement and indicate on your proxy card how you want to vote your shares of Cidco common stock. You should then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares of Cidco common stock may be represented at the special meeting. The meeting will take place on           , 2002. Our Board of Directors unanimously has recommended that you vote FOR the approval of the proposed merger.

Q: If my shares are held in "street" name by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares of Cidco common stock only if you provide instructions to your broker on how to vote. You should instruct your broker to vote your shares of Cidco common stock by following the directions provided to you by your broker. Without instructions, any of your shares held in "street" name by your broker will not be voted and the effect will be the same as a vote against the proposed merger.

Q: Can I change my vote after I have mailed in my signed proxy card?

A: Yes. You can change your vote at any time before we vote your proxy at the special meeting. You can do so in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy to the Secretary of Cidco at the address given below. Second, you can request a new proxy card and complete and send it to the Secretary of Cidco at the address given below. Third, you can attend the special meeting and vote in person. You should send any written notice or request for a new proxy card to the attention of the Secretary, Cidco Incorporated, 220 Cochrane Circle, Morgan Hill, California 95037.

Q: What are the tax consequences of the merger to me?

A: Your receipt in cash of $0.36 per share, without interest, will be a taxable transaction for U.S. federal income tax purposes and possibly for state, local, and foreign income tax purposes as well. The tax consequences of the merger to you will depend entirely upon your own financial and tax situation. You should consult your tax and legal advisors for a full understanding of the tax consequences of the merger to you.

Q: Who can answer further questions?

A: If you would like additional copies of this proxy statement or a new proxy card or if you have questions about the merger, you should contact Samuel R. DeSimone, Jr., Secretary of Cidco, Cidco Incorporated, 220 Cochrane Circle, Morgan Hill, California 95037.

(iii)

1.  SUMMARY

    This summary highlights selected information about the proposed merger contained in this proxy statement and may not contain all of the information that is important to you. This summary is not intended to be a complete description and is qualified in its entirety by reference to the more detailed information contained in this proxy statement or incorporated by reference in this proxy statement or in the documents attached as Annexes hereto. To understand the proposed merger more fully and for a complete description of the legal terms of the proposed merger, you should read carefully this entire proxy statement and the documents we refer you to. We have included page number references parenthetically to direct you to the place in this proxy statement where you can find a more complete description of the topics presented in the summary.

The Companies (page 3)

    Cidco, a Delaware corporation, delivers affordable and intuitive personal Internet communications products and services for a mass audience, enabling end users to communicate relatively simply and easily over the Internet. Sub, a Delaware corporation, recently was incorporated by EarthLink for the purpose of acquiring Cidco. All of the outstanding capital stock of Sub is owned by EarthLink, a Delaware corporation. EarthLink is a leading Internet service provider, providing reliable nationwide Internet access and related value-added services to its individual and business customers.

The Special Meeting (page 4)

    Matters To Be Considered at the Special Meeting.  We will hold the special meeting at the offices of EarthLink, 1375 Peachtree Street NW, 7 North, Atlanta, Georgia 30309, at 10:00 a.m. on           ,           , 2002. Stockholders will be asked to consider and vote upon the proposed merger and to transact such other business as may properly come before the special meeting.

    Record Date; Shares Entitled to Vote.  You are entitled to vote at the meeting if you owned shares of Cidco common stock as of the close of business on the record date, which is           , 2001. On the record date, there were 14,076,602 shares of Cidco common stock outstanding and entitled to vote at the special meeting. Sub owned 11,224,576 shares as of the record date. A stockholder will have one vote at the special meeting for each share of Cidco common stock owned by such stockholder on the record date.

    Vote Required.  Approval of the proposed merger will require the affirmative vote of the holders of a majority of the shares of Cidco common stock outstanding on the record date. Because Sub currently owns in excess of 50% of the outstanding Cidco common stock and will vote these shares in favor of the proposed merger, the approval of the merger is assured.

    Solicitation of Proxies.  The costs and expenses incurred in connection with printing, filing with the SEC and mailing the proxy statement shall be shared equally by EarthLink and Cidco. In addition to solicitation by mail, our directors, officers, and regular employees may solicit proxies from stockholders by telephone, telegram, personal interview or otherwise. Our directors, officers, and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with their solicitation of proxies. Given that Sub has sufficient votes to approve the merger, we do not anticipate the need to solicit votes. Brokers, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Cidco common stock held of record by them, and such custodians will be reimbursed by us for their reasonable expenses.

Structure of the Merger (page 5)

    Pursuant to an Agreement and Plan of Merger dated as of October 17, 2001, by and among Cidco, Sub, and EarthLink, as amended pursuant to the First Amendment to Agreement and Plan of Merger dated as of October 29, 2001, Sub proposes to merge with and into Cidco. The merger is the second and final step of EarthLink's acquisition of Cidco through Sub. The first step was a tender offer by Sub for all of the outstanding shares of common stock of Cidco at a price of $0.36 per share, without interest, to the holders of Cidco common stock in cash. The tender offer expired on November 29, 2001, at midnight, and on December 3, 2001, Sub purchased and now owns 11,224,576 shares of Cidco common stock (collectively representing approximately 79.74% of the all the outstanding voting power of Cidco common stock). The second step of EarthLink's acquisition of Cidco consists of the merger of Sub with and into Cidco. Upon completion of the merger, each share of Cidco common stock, other than shares held by Sub and dissenting Cidco stockholders who perfect their appraisal rights, will be converted into the right to receive the same $0.36 per share, in cash, without interest.

    The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the agreement in its entirety, as it is the legal document that governs the merger and all references herein to the merger agreement are qualified in their entirety by the terms of the merger agreement.

Opinion of Financial Advisor (page 12)

    In deciding to approve the merger agreement and the transactions contemplated thereby, including the tender offer and the merger, our Board of Directors considered an opinion dated October 17, 2001 by TM Capital Corp., its exclusive financial advisor, that as of such date and based upon and subject to the assumptions, qualifications, and limitations set forth in its written opinion, the $0.36 per share, in cash, without interest to be received by the holders of Cidco common stock in the tender offer and the merger was fair, from a financial point of view, to such holders. The opinion of TM Capital is attached as Annex B to this proxy statement. We encourage you to read this financial opinion carefully and in its entirety and all references herein to the opinion are qualified in their entirety by the terms of the financial opinion.

Recommendation to Stockholders (page 12)

    Our Board of Directors has unanimously (i) determined that the merger agreement and merger are advisable, fair to, and in the best interests of Cidco and its stockholders, and (ii) approved the merger agreement and the merger, and (iii) recommended that you vote in favor of the proposed merger.

Interests of Officers and Directors in the Transaction (page 13)

    Certain current and former executive officers and directors of Cidco have interests in the merger that are different from or in addition to your interests as a Cidco stockholder. For example, certain former executive officers of Cidco had employment agreements with Cidco at the time the merger agreement was executed. These agreements contain severance pay and accelerated stock options provisions that become effective upon certain reasons for termination, including due to constructive termination within six months of a change of control of Cidco. A change of control for purposes of the employment agreements may have occurred on December 3, 2001. However, since the exercise price of the options is below $0.36 per share, the executive officers subject to these employment agreements would not benefit financially from the acceleration of their stock options. Additionally, under the merger agreement, EarthLink is required to provide current and former executive officers and directors of Cidco with indemnification rights and directors and officers insurance coverage. As a result of the change of control resulting from the closing of the tender offer on December 3, 2001, four of the five current Cidco directors and four of the five current Cidco executive officers are each either a current executive officer or key employee of EarthLink. Accordingly, EarthLink-designated officers and directors currently operate and control Cidco.

Completion of the Merger (page 14)

    Subject to the satisfaction or waiver of the remaining conditions to the merger, as soon as is reasonably practicable after the proposed merger is approved, Sub will merge with and into Cidco and the merger will become effective. At the effective time of the merger, the separate existence of Sub will cease, Cidco will become a wholly-owned subsidiary of EarthLink and will continue as the surviving corporation, and each share of Cidco common stock that is issued and outstanding immediately prior to the effective time (other than shares held by Sub, and shares for which the holders thereof have properly exercised their appraisal rights) automatically will be converted into the right to receive cash in the amount of $0.36 per share, without interest.

United States Federal Income Tax Consequences (page 15)

    Your receipt of the $0.36 per share, in cash, without interest will be a taxable transaction for U.S. federal income tax purposes and possibly for state, local and foreign income tax purposes as well. The tax consequences of the merger to you will depend entirely upon your own financial and tax situation. You should consult your tax and legal advisors for a full understanding of the tax consequences of the merger to you.

Conditions to the Merger (page 21)

    Consummation of the merger is subject to various conditions, including the approval of the proposed merger by the requisite vote of Cidco stockholders and the absence of (i) any law, court order, or injunction prohibiting the merger and (ii) any material adverse effect on Cidco.

Appraisal Rights (page 16)

    Under Delaware law, Cidco stockholders have the right to dissent from the merger and demand appraisal of, and to receive payment in cash of the fair market value of, their shares of Cidco common stock. The relevant provisions of the Delaware General Corporation Law are included as Annex C to this proxy statement.

2.  INTRODUCTION

    This proxy statement, and the accompanying form of proxy, are being furnished to the holders of shares of common stock, $.01 par value, of Cidco in connection with the solicitation of proxies by the Cidco Board of Directors for use at the special meeting of the stockholders of Cidco to be held on Wednesday,           , 2002, at the offices of EarthLink, 1375 Peachtree Street NW, 7 North, Atlanta, Georgia 30309, at 10:00 a.m., local time.

3.  THE COMPANIES

    Information concerning Cidco.  Cidco, a Delaware corporation, delivers affordable and intuitive personal Internet communications products and services for a mass audience, enabling end users to communicate relatively simply and easily over the Internet. Cidco offers Internet based e-mail and content through devices specifically designed for easy, simple to use Internet access. The principal executive offices of Cidco are located at 220 Cochrane Circle, Morgan Hill, California 95037, telephone number (408) 779-1162.

    Information concerning Sub.  Sub, a Delaware corporation, recently was incorporated by EarthLink for the purpose of making the tender offer and consummating the merger. All of the outstanding capital stock of Sub is owned by EarthLink. Other than the shares of Cidco common stock it purchased pursuant to the tender offer, Sub does not have any significant assets or liabilities or engage in activities other than those incidental to its formation and capitalization and the transactions contemplated by the tender offer and the merger. Since Sub is newly formed and has minimal assets and capitalization, no meaningful financial information is available for it. Sub is not subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange

Act"). The principal executive offices of Sub are located at 1375 Peachtree Street NW, 7 North Atlanta, Georgia 30309, telephone number (404) 815-0770.

    Information concerning EarthLink.  EarthLink, a Delaware corporation, is a leading Internet service provider, providing reliable nationwide Internet access and related value-added services to its individual and business customers. By combining with MindSpring Enterprises in 2000, EarthLink formed one of the largest Internet service providers in the United States. EarthLink's objective is to provide directly to consumers the highest quality access to the real Internet and related Internet-based services. EarthLink is focused on improving profitability by capitalizing on the continuing decline in telecommunications costs, the decline in the number of calls to EarthLink's call centers due to the quality of its software and reliability of its services, benefits of scale, and streamlining of its internal processes and operations. The principal executive offices of EarthLink are located at 1375 Peachtree Street NW, 7 North, Atlanta, Georgia 30309, telephone number (404) 815-0770.

4.  THE SPECIAL MEETING

    Date, Time and Place.  The special meeting is scheduled to be held at the offices of EarthLink, 1375 Peachtree Street NW, 7 North, Atlanta, Georgia 30309, on           , 2002, beginning at 10:00 a.m., local time.

    Matters to be Considered.  At the special meeting on           , 2002, Cidco stockholders will be asked to consider and vote upon the proposed merger. Approval of the proposed merger by the stockholders of Cidco, which is assured, is a condition to Cidco's participation in the merger, and the shares owned by Sub will be present at the special meeting and voted in favor of the proposed merger, and since Sub owns in excess of a majority of the outstanding shares, the approval of the merger is assured.

    THE BOARD OF DIRECTORS OF CIDCO UNANIMOUSLY HAS (I) DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE, FAIR TO, AND IN THE BEST INTERESTS OF, CIDCO AND CIDCO'S STOCKHOLDERS, (II) APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS AND RELATED AGREEMENTS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND (III) RECOMMENDED THAT CIDCO'S STOCKHOLDERS APPROVE THE PROPOSED MERGER.

    Our Board of Directors knows of no other matters that will be presented for consideration at the special meeting. If any other matters properly come before the special meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

    Record Date; Shares Outstanding and Entitled to Vote.  Our Board of Directors has fixed the close of business on           , 2001 as the record date for the determination of the holders of Cidco's common stock entitled to notice of and to vote at the special meeting. Only holders of record of Cidco common stock as of the close of business on the record date will be entitled to notice of and to vote at the special meeting. As of the record date, there were 14,076,602 shares of Cidco common stock outstanding and entitled to vote at the special meeting with each share entitled to one vote. Sub currently owns 11,224,576 shares of Cidco common stock, or approximately 79.74% of the outstanding shares of Cidco common stock.

    Quorum; Vote Required.  The presence, in person or represented by proxy, of the holders of a majority of the shares of Cidco common stock outstanding and entitled to vote at the special meeting will constitute a quorum. Approval of the proposed merger will require the affirmative vote of the holders of a majority of the shares outstanding as of the record date. Because Sub owns in excess of 50% of the outstanding shares of Cidco common stock and these shares will be present at the special meeting and voted in favor of the proposed merger, the approval of the merger is assured.

    Share Ownership of Management and Certain Stockholders.  As of the close of business on the record date, Sub beneficially owned 11,224,576 shares of Cidco common stock (collectively representing approximately 79.74% of the voting power of Cidco common stock). Sub has agreed to vote for approval of the proposed merger. As of the close of business on the record date, Cidco's current directors and executive officers and their affiliates may be deemed to be the beneficial owners of 11,224,576 shares of Cidco common stock. See Section 10, "Security Ownership of Certain Beneficial Owners and Management."

    Voting and Revocation of Proxies.  Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares represented by properly executed proxies received by Cidco and not revoked will be voted at the special meeting in accordance with the instructions contained in the proxy cards. If instructions are not given, proxies will be voted FOR authorization of the proposed merger. However, absent instructions to the contrary, brokers do not have discretionary authority to vote shares of Cidco common stock held in street name. Therefore, the failure of beneficial owners of such shares held in street name to give voting instructions to brokers will result in broker non-votes. Broker non-votes, abstentions, and the failure to vote will have the same affect as votes cast against authorization of the proposed merger.

    If any other matters are properly presented at the special meeting for consideration, the persons named in the enclosed form of proxy and acting under the proxy will have discretion to vote on such matters in accordance with their best judgment. Because our by-laws generally require advance notice of any business to be properly transacted at a meeting of stockholders, our Board of Directors does not expect any other matters to be presented at the special meeting, and the persons named in the enclosed form of proxy will not use their discretionary authority to present any material matters not discussed in this proxy statement. Under Cidco's bylaws, for a stockholder to present a matter at a special meeting of the stockholders, the notice to stockholders provided in connection with such special meeting must permit a stockholder to submit a proposal. Accordingly, the Cidco Board of Director's has discretion whether or not to permit stockholder proposals in connection with this special meeting and, at this time, does not intend to permit the submission of any stockholder proposals. Therefore, the notice for this special meeting does not permit stockholder proposals to be submitted.

    In addition, we do not expect any changes to the terms of the proposed merger described in this proxy statement, and the persons named in the enclosed form of proxy will not use their discretionary authority to approve any changes to the proposed merger that are materially different than the terms of the proposed merger described in this proxy statement without giving stockholders an opportunity to change their vote.

    Any proxy card signed and returned by a stockholder may be revoked at any time before it is voted either by delivering to the Secretary of Cidco, at Cidco Incorporated, 220 Cochrane Circle, Morgan Hill, California 95037, written notice of such revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

    Proxy Solicitation.  The costs and expenses incurred in connection with printing, filing with the SEC and mailing the proxy statement shall be shared equally by EarthLink and Cidco. In addition to solicitation by mail, our directors, officers, and regular employees may solicit proxies from stockholders by telephone, telegram, personal interview or otherwise. Our directors, officers, and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with their solicitation of proxies. Given that Sub has sufficient votes to approve the merger, we do not anticipate the need to solicit votes other than by mail. Brokers, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Cidco common stock held of record by them, and such custodians will be reimbursed by us for their reasonable expenses

    YOU SHOULD NOT SEND ANY STOCK CERTIFICATES REPRESENTING SHARES OF CIDCO COMMON STOCK WITH YOUR PROXY. INSTEAD, STOCK CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL TO THE ADDRESS SPECIFIED THEREON.

5.  THE PROPOSED MERGER

    Purpose, Structure and Effect of the Merger.  The purpose of the merger is for Sub to acquire all of the remaining outstanding capital stock of Cidco not owned by Sub and to provide Cidco stockholders (other than Sub and those who perfect their appraisal rights) with $0.36 in cash, without interest, for each share of Cidco common stock that they hold. In connection with the merger: (i) Cidco will become a wholly-owned subsidiary of EarthLink; and (ii) the holders of shares of Cidco common stock (other than Sub and those who perfect their appraisal rights) will receive $0.36 per share, in cash, without interest.

    The structure of the merger calls for Sub to be merged with and into Cidco. Cidco will be the surviving corporation and will be a wholly-owned subsidiary of EarthLink. EarthLink may merge Cidco into EarthLink or dissolve Cidco in the future. Under the merger agreement, the officers and directors of Sub immediately prior to the effective time of merger shall be the officers and directors of the surviving corporation on and immediately following the effective time of the merger. The merger will become effective at the date and time specified in the Certificate of Merger to be filed with the Secretary of State of Delaware.

    If the merger is consummated, the stockholders of Cidco will no longer have any equity interest in Cidco, and therefore will not share in its future earnings and growth. Instead, each stockholder (other than Sub and those who perfect their appraisal rights) will receive, upon surrender to the depositary of a letter of transmittal and their Cidco stock certificate or certificates, $0.36 in cash, without interest, for each share of Cidco common stock. Following the effective time of merger, Cidco will apply to the SEC for the deregistration of the Cidco common stock and will no longer be subject to periodic reporting requirements under the Exchange Act, and the Cidco common stock will be delisted from the Nasdaq and no longer publicly traded.

    Background of the Transaction.  Prior to 2001 Cidco had been a provider of advanced telephony products, including network service equipments supporting Caller ID, voicemail, three-way caller conferencing, and other intelligent network services offered by telcos and Internet service providers. Demand for such network services diminished from 1999 onward and, despite two restructurings, Cidco was unable to sustain profitable operations in the telco business in the face of rapidly declining revenues. In February 2000, Cidco commenced a sales process for its telco business and the telco business was sold in December 2000, following Cidco stockholder approval of the sale on December 8, 2000.

    In July 1999, Cidco introduced its first internet appliance product, the MailStation product. Revenues from the MailStation product steadily increased in 1999 and 2000. In 1999 and 2000, Cidco spent a significant amount of its financial resources to develop its retail channel in order to increase subscriber growth and by the end of 2000, Cidco had approximately 14,000 retail storefronts for its internet appliance product line, renamed Mivo, and approximately 78,000 net subscribers.

    On January 1, 2001, Cidco hired Robert Wonsetler as Vice President, Strategic Development to assist Cidco in exploring strategic alternatives.

    On January 31, 2001, the Cidco Board of Directors reviewed the financial results of the standalone internet appliance business for the fourth quarter of 2000. Management believed that Cidco required approximately 200,000 subscribers to have a self-funding operation. The Cidco Board of Directors discussed the expenditures projected in 2001 for advertising and marketing to increase the subscriber base in light of the Company's cash position. The Cidco Board of Directors also considered Cidco's product development schedule for the Mivo product line. The Cidco Board of Directors concluded that Cidco lacked sufficient capital resources to support the marketing expenditures required to achieve the projected growth in subscriber base for the internet appliance business. The Cidco Board of Directors also concluded that Cidco needed to accelerate its product development schedule to have a successful retail presence in 2001 and this required additional capital. Accordingly, the Cidco Board of Directors authorized management to explore strategic alternatives, including investment in Cidco or a sale of the business.

    On March 19, 2001, Lance Weatherby, Executive Vice President of EarthLink and head of EarthLink Everywhere, was contacted by Mr. Wonsetler to propose a meeting to determine if any strategic opportunities between the two companies existed. Mr. Weatherby and Mr. Wonsetler agreed to arrange a late March conference call to further discuss mutual opportunities and for Mr. Wonsetler to provide an oral overview of Cidco's business.

    On March 21, 2001, Mr. Wonsetler and Mr. Weatherby, along with Don Norris and Joanna Harkins of EarthLink's Channel Sales organization, had a conference call to determine if any strategic opportunities existed between the two companies. The participants determined that opportunities might exist and to further continue discussions.

    On March 23, 2001, Mr. Wonsetler sent to Cliff Bryant, EarthLink's Director of Subscriber Acquisitions, information relating to Cidco's subscriber base.

    On March 26, 2001, Cidco announced in a press release that it had engaged TM Capital to explore strategic alternatives for Cidco, including the possible sale of Cidco. Over the next several months, TM Capital conducted a sales process for Cidco, contacting more than 200 potential strategic and financial buyers.

    On March 27, 2001, PricewaterhouseCoopers issued a going concern qualification in connection with its report on the Cidco's 2000 financial statements.

    On April 16, 2001, Mr. Wonsetler and Brent Cobb, Vice President, Strategy and Development of EarthLink, discussed strategic business alternatives and Mr. Cobb requested additional information regarding Cidco. As a followup, Mr. Wonsetler provided Mr. Cobb a written overview of Cidco's business, which had been filed with the SEC on Form 8-K on February 13, 2001.

    On April 24, 2001, the parties executed a non-disclosure agreement. Subsequently, Mr. Cobb sent a due diligence checklist to Mr. Wonsetler. In response, Mr. Wonsetler provided Mr. Cobb additional information regarding Cidco, including Cidco financial data.

    On April 26, 2001, Cidco announced in a press release that it was investigating accounting issues that might require a restatement of its financial results of its telco business for prior periods and result in a determination that current liabilities were understated. On June 11, 2001, Cidco announced the results of the investigation by its Audit Committee, restating its prior financial results relating to the telco business and determining that Cidco's current liabilities had been understated by $5.2 million, its vendor accounts receivable had been overstated by $1.2 million, and its Telco inventory had been overstated by $1.3 million, resulting in an overstatement of its working capital by $7.7 million.

    On May 15, 2001, Mr. Wonsetler sent Mr. Cobb a copy of a presentation regarding Cidco's business plan and a memorandum prepared by TM Capital reviewing Cidco's business. Mr. Wonsetler then contacted Mr. Cobb weekly as EarthLink representatives evaluated the business opportunity.

    On May 21, 2001, Mr. Wonsetler and Mr. Cobb discussed their respective companies' long-term business strategies to determine if a mutual relationship or other arrangement was attractive. The two agreed that potential existed for a mutual arrangement but that additional time and due diligence were required to formulate a detailed plan of action and arrangement structure.

    On July 9, 2001, Mr. Cobb requested that Cidco submit an initial proposal for a strategic investment by EarthLink in Cidco.

    On July 11, 2001, Mr. Cobb met with Paul Locklin, Chairman, President and Chief Executive Officer of Cidco, Rick Kent, Chief Financial Officer of Cidco, and Bill Sole, Executive Vice President, Worldwide Sales and Marketing of Cidco, in San Francisco to discuss strategic alternatives, including a potential strategic investment by EarthLink.

    On July 13, 2001, Mr. Kent and Mr. Cobb discussed financial and operational highlights of Cidco's business.

    On July 16, 2001, Cidco provided Mr. Cobb an initial proposal for strategic investment by EarthLink in Cidco.

    On August 1, 2001, Messrs. Wonsetler, Kent, and Sole, initiated a telephone conference call with Mr. Cobb and John Kortier, Vice President of Channel Sales for EarthLink. The parties discussed possible synergies in retail sales and marketing.

    On August 7 and 8, 2001, Mr. Cobb met with Messrs. Locklin, Kent, Sole and Wonsetler at Cidco's headquarters in Morgan Hill, California, to discuss Cidco's business and possible deal structures.

    On August 17, 2001, Garry Betty, Chief Executive Officer of EarthLink, Michael McQuary, President of EarthLink, Lee Adrean, Chief Financial Officer of EarthLink, Mr. Weatherby, Mr. Cobb, and William Tolpegin, Director of Equity Investments at EarthLink, met to discuss the Cidco opportunity.

    Between August 17, 2001 and October 12, 2001, the executive management of EarthLink held periodic and informal internal discussions regarding the possibility of EarthLink's acquisition of Cidco.

    On August 22, 2001, Messrs. Cobb and Weatherby, Linda Beck, Executive Vice President, Operations of EarthLink, and William Heys, Executive Vice President, Sales, of EarthLink met with Messrs. Locklin, Kent, Sole, and Wonsetler and David L'Heureux, Vice President, Product Development of Cidco, to discuss Cidco's business, operations and due diligence issues.

    On August 23, 2001, Mr. Kent met with Mr. Tolpegin regarding Cidco's financial information.

    On August 29, 2001, Messrs. Betty, McQuary, Adrean, Heys, Weatherby, Cobb, and Tolpegin met to address the Cidco opportunity. Subsequently, Mr. Cobb telephoned Mr. Wonsetler to advise that EarthLink would be presenting a draft term sheet for an acquisition of Cidco.

    On September 4, 2001, EarthLink proposed a revised non-disclosure agreement to include a no shop covenant, and presented a draft term sheet for the acquisition of Cidco in a cash merger. On September 5, 2001, representatives of EarthLink, Cidco and TM Capital had a telephone conversation to review and discuss the term sheet. The parties executed the revised non-disclosure agreement on September 6, 2001.

    On September 6, 2001, at a special meeting of Cidco's Board of Directors, management and TM Capital representatives reviewed the draft term sheet and proposed no shop covenant with Cidco's Board of Directors. Gray Cary Ware & Freidenrich LLP, outside legal counsel to Cidco, advised Cidco's Board of Directors regarding their fiduciary duties in considering an acquisition proposal. TM Capital and management reviewed the sales process in which Cidco had been engaged since March 2001. Cidco's Board of Directors took note that no other parties were expressing any interest in initiating acquisition discussions with Cidco at this time and there were no viable buyers who had indicated any likely interest in an acquisition of Cidco in the near term. Cidco's Board of Directors then considered other alternatives, including a possible investment by a third party in Cidco, and concluded that there was no proposal for an investment which would provide Cidco with sufficient funding to sustain operations for more than 3 to 6 months, and no prospects for additional financing. Management reviewed third quarter results to date and the Company's business outlook for the fourth quarter. Cidco's Board of Directors took note that management projected approximately 120,000 subscribers at the end of the third quarter. Cidco's Board of Directors reviewed Cidco's cash position and operating plan and the minimum marketing and advertising expenditures in the fourth quarter required in management's judgment to continue the retail channel's interest in Cidco's products. Management then reviewed the alternative of liquidation, and advised Cidco's Board of Directors that Cidco stockholders would not likely receive any cash on a liquidation in view of the diminished value of the Company's inventory and subscriber base without an ongoing business. Management, TM Capital representatives and Gray Cary then reviewed and discussed the terms of the acquisition proposal in detail, including the price, the deal structure, conditions to closing, termination provisions, and deal lock-up provisions. Cidco's Board of Directors approved the amendment to the non-disclosure agreement to add a no shop covenant through October 31, 2001, and authorized management, TM Capital and Gray Cary to negotiate a final term sheet providing for a cash tender offer in lieu of the proposed cash merger structure, and thereafter to negotiate a definitive acquisition agreement with EarthLink as quickly as possible. Thereafter, the parties executed the revised non-disclosure agreement.

    On September 10, 2001, EarthLink representatives, including external audit resources, commenced a due diligence review of Cidco. Throughout the rest of September and into mid-October 2001, EarthLink engaged in a due diligence review and analysis of Cidco, including its operations, financial matters, employees, technology, equipment, infrastructure, intellectual property, contracts and agreements, marketing, subscriber data, organizational and corporate structure and related areas.

    On September 12, 2001, a term sheet for the acquisition providing for a cash tender offer and follow-on merger was finalized and agreed between representatives of Cidco and EarthLink.

    On September 24, 2001, EarthLink provided Cidco with the initial draft of the merger agreement. Management and legal counsel of both companies proceeded to negotiate and draft the acquisition agreement and related documents through October 17, 2001.

    On October 8, 2001, EarthLink's executive management team met to discuss the Cidco opportunity. EarthLink management reviewed the due diligence findings in detail.

    On October 9, 2001, Mr. Cobb met with Cidco's executive management team at Cidco's Morgan Hill headquarters to discuss various business issues relating to the acquisition. At that meeting, Mr. Cobb proposed changes to the acquisition terms, including a downward adjustment in the price to $0.36 per share. Discussions continued on October 10, 2001 regarding the revised business terms proposed by EarthLink.

    On October 10, 2001, the Cidco Board of Directors held a meeting to review a draft acquisition agreement submitted to Cidco by EarthLink in response to initial comments by Cidco. Gray Cary reviewed the directors' fiduciary duties. The directors discussed with management, Gray Cary and TM Capital the terms of the transaction, including the structure as a two-step cash tender offer followed by a merger, the conditions to the closing of the tender offer and the merger, the events triggering termination rights and termination fees, and the covenants. The Cidco Board of Directors reviewed the progress of negotiations to date and concluded that EarthLink would be unwilling to increase the price offered to Cidco stockholders from the revised offer currently being proposed. The Cidco Board of Directors reviewed the risks and benefits of the transaction, and considered Cidco's alternatives to the proposed transaction. The Cidco Board of Directors took note that there was still no other party expressing interest in an acquisition of Cidco. Management reviewed the alternative of Cidco remaining independent and Cidco's cash position, and advised that Cidco would be out of cash in 60 to 90 days. The directors reviewed possible alternatives for investment in Cidco and concluded that there was no proposal for sufficient cash investment to assure Cidco's viability for more than 3 to 6 months. Management again reviewed the possibility of liquidation and the Cidco Board of Directors concluded that it was unlikely that Cidco stockholders would receive any cash in a liquidation. The directors then reviewed the requirement that Cidco must enter into an agreement with both Cidco Communications, LLC, the purchaser of the Company's Telco Business, and Cidco's former Telco supplier, to assure satisfaction of receivables owed by Cidco to the supplier and by Cidco Communications, LLC to Cidco and to waive royalty payments owed to Cidco by Cidco Communications, LLC, and approved these agreements, subject to Cidco entering into the final merger agreement with EarthLink. The directors authorized and directed management and Gray Cary to continue to negotiate with EarthLink the terms of the definitive merger agreement and related documents to increase deal certainty where possible, and to obtain a proposal from EarthLink for interim financing.

    Between October 10 and October 16, 2001, the companies further discussed Cidco's need for interim financing. The companies' management determined that it would be beneficial for EarthLink to extend a credit facility of up to $5 million to Cidco, available if and when the companies executed a definitive agreement and plan of merger for EarthLink's acquisition of Cidco.

    On October 16, 2001, EarthLink's Board of Directors met to discuss the Cidco opportunity. The EarthLink Board of Directors approved the merger agreement and the credit facility.

    On October 17, 2001, the Cidco Board of Directors held a special meeting to consider the revised definitive acquisition agreement, and proposed drafts of the agreements for interim funding by EarthLink to Cidco of up to $5 million and ancillary agreements. The Cidco Board of Directors reviewed with its advisers and management the material changes in the definitive acquisition agreement, and discussed the terms in detail. The directors reviewed the terms of the interim financing agreements and the ancillary agreements. Management then advised the directors of a proposal by EarthLink to modify the terms of the interim financing to resolve issues raised by management. TM Capital then reviewed with the directors detailed financial analyses of the cash consideration to be paid in the tender offer and the merger and responded to questions from the directors. TM Capital then delivered its oral opinion, subsequently confirming that the consideration to be provided in the tender offer and the merger was fair to Cidco stockholders, other than EarthLink and its affiliates, from a financial point of view. The Cidco Board of Directors then determined that the transaction was the best alternative available to Cidco, and approved the merger agreement, the tender offer, the merger and the other transactions contemplated by the merger agreement, subject to the modification of the final credit facility agreements to reflect the terms as described to the Board, as fair to and in the best interests of the Cidco stockholders. The Cidco directors also approved an amendment to the rights agreement to expressly exclude the Offer and the merger from the operation of the rights agreement.

    On October 17, 2001, representatives of Cidco and EarthLink and their respective legal counsel finalized the merger agreement, the credit facility agreement, and the related ancillary agreements consistent with the terms approved by EarthLink's Board of Directors. All documents were then executed by EarthLink, Cidco, and Sub. The parties then issued press releases announcing the transaction and related arrangements.

    On October 26, 2001, Ernest Jacquet resigned from the Cidco Board of Directors.

    On November 2, 2001, EarthLink advanced $1,750,000 to Cidco pursuant to the credit facility agreements.

    On November 29, 2001, at 12:00 a.m. midnight, EarthLink's tender offer for Cidco's common stock expired.

    On December 3, 2001, in connection with the tender offer Sub purchased 11,224,576 shares of Cidco common stock collectively representing 79.74% of the voting power of Cidco common stock.

    On December 3, 2001, Mr. John Floisand, Mr. Marv Tseu, and Mr. Robert Lee resigned from their positions on the Cidco Board of Directors. By resolution of the Cidco Board of Directors on December 3, 2001, Mr. Lee Adrean, Mr. Michael S. McQuary, Mr. Lance Weatherby and Mr. Brent Cobb, each a current executive officer or key employee of EarthLink, were appointed to the Cidco Board of Directors. Also, by resolution of the Cidco Board of Directors on such date, the existing executive officers of Cidco were removed from their executive officer positions and the following EarthLink-designated executive officers were appointed:

•	Michael S. McQuary	President
•	Lee Adrean	Chief Financial Officer
•	Brent Cobb	Vice President
•	Samuel R. DeSimone, Jr.	Secretary
•	Arthur B. Kenny	Assistant Secretary

    Except for Arthur B. Kenny, a former key employee and General Counsel of Cidco, each of the above Cidco executive officers is either an executive officer or key employee of EarthLink.

    On December 5, 2001, EarthLink advanced an additional $1,000,000 to Cidco pursuant to the credit facility agreements.

    Reasons for the Merger and Board of Directors Recommendation.  In reaching its determination to approve the merger and the tender offer and to recommend them to Cidco's stockholders, the Cidco Board of Directors considered the following factors, each of which in the view of the Cidco Board of Directors, supported such determinations:

  •
  the business, results of operations, financial condition and future prospects of Cidco if it were to retain its current ownership structure;

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  the alternatives available to Cidco, including (a) continuing to maintain Cidco as an independent company and not engaging in any extraordinary transaction, (b) continuing to seek alternative buyers for Cidco, (c) continuing to seek financing on acceptable terms from third parties, or (d) liquidating and dissolving Cidco;

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  the fact that in the absence of further expense reductions and/or other improvements in Cidco's working capital position, Cidco's management projected that Cidco would run out of cash to fund its operating deficit early in the first calendar quarter of 2002;

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  the fact that gross subscriber activations in Cidco's third quarter of 2001 were less than 60% of Cidco's plan, due to a slowdown in the general economy and its impact on consumer confidence and spending, as well as a steep decline in Cidco's participation in retailer-sponsored circular promotions, due to retailers' decisions to promote higher volume products, and Cidco's inability to respond by a switch to consumer advertising programs in mass media, due to Cidco's severe capital constraints;

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  the need for significant capital expenditures for advertising to create demand in the fourth quarter of 2001 in order to sustain the retail channel's commitment to the Mivo product line into 2002 and to arrest or slow the accelerating decline in storefronts offering the Mivo product line resulting from lower than projected sales in 2001 to date, in light of Cidco's lack of capital resources to make the necessary expenditures;

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  Cidco's need to expand substantially its subscriber base to achieve a viable business, the requirement of significant capital expenditures to achieve and sustain a strong retail distribution channel necessary to foster additional subscriber growth and Cidco's lack of available financial resources necessary to meet these requirements;

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  the unavailability of financing from third parties on terms acceptable to Cidco or in any case in amounts sufficient to sustain Cidco's operations for more than 3 to 6 months;

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  the fact that even if Cidco met or exceeded its operational goals in 2001, current market conditions made it unlikely that Cidco would be able to secure the significant additional financing that it would need in 2002 to continue as an independent company;

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  the determination that liquidation of Cidco was not an acceptable alternative to the EarthLink transaction because a liquidation would take several months to complete and would not be likely to realize aggregate net proceeds per share equal to or greater than $0.36;

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  EarthLink's agreement to lend to Cidco up to $5 million pursuant to the Loan Agreements, as defined below, on a secured basis to sustain Cidco's financial viability through the consummation of the tender offer and the merger;

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  the results of a comprehensive review of potential partners by Cidco's financial advisors and management, including inquiries and public announcements made by Cidco and/or its financial advisors to over 200 potential strategic and financial buyers, regarding a strategic alliance, partnership, business combination or similar transaction with Cidco, which inquiries indicated that none of those companies, except EarthLink, had any significant interest in entering into any such transaction;

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  the fact that EarthLink has completed each of its prior announced acquisitions;

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  the determination by the Cidco Board of Directors that a transaction with EarthLink at the tender offer price of $0.36 and on the other terms set forth in the merger agreement was a preferable alternative that subjected Cidco's stockholders to substantially less risk than would be created by rejecting the proposed tender offer and merger and discontinuing negotiations with EarthLink under all of the relevant circumstances, including Cidco's deteriorating financial condition, the likelihood of consummation of the tender offer and the merger, and the lack of preferable alternatives;

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  the premium which the $0.36 per share cash consideration payable in the tender offer and the merger represents over current and recent trading prices for the shares and the fact that such consideration represents a premium of approximately 12.5% to the closing sale price of the shares of $0.32 on October 16, 2001 (the trading day immediately prior to the date on which Cidco announced the signing of the merger agreement);

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  the extensive arms-length negotiations between Cidco and EarthLink, leading the Cidco Board of Directors to believe that $0.36 per share represented the highest price per share that could be negotiated with EarthLink;

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  the opinion dated October 16, 2001 of TM Capital to the Cidco Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the $0.36 per share cash consideration to be received by Cidco stockholders in the tender offer and merger (except for EarthLink and its affiliates);

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  the fact that the provisions of the merger agreement allow Cidco, under certain circumstances and upon payment of a termination fee of $500,000 and expense reimbursement, to terminate the merger agreement to accept a transaction representing a superior proposal by third party bidders other than EarthLink;

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  the view of the Cidco Board of Directors regarding the likelihood of a Superior Proposal arising;

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  the assessment by the Cidco Board of Directors of certain terms of the merger agreement and the stock option agreement with EarthLink, and related agreements which directly or indirectly prohibit Cidco and its representatives from soliciting third party bids and from accepting, approving or recommending third party bids except for a superior proposal, which terms could reduce the likelihood that a third party would make a bid for Cidco, as against such factors as the likelihood of occurrence of such solicitations made by third party bidders and the factors noted in bullet point 11 above;

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  the assessment by the Cidco Board of Directors of certain terms in the merger agreement, stock option agreement with EarthLink and Loan Agreements, which stipulate that among other events (such as, without limitation, Cidco's acceptance or support of a Superior Proposal), a material breach of Cidco's representations and warranties or covenants in the merger agreement or Loan Agreements triggers one or all of (a) a termination right by EarthLink and an obligation to pay the termination fee, (b) the exercisability of an option to EarthLink to purchase up to 19.9% of the outstanding shares under the stock option agreement with EarthLink, and (c) an acceleration of amounts due under the Loan Agreements, as against such factors as the provisions in the merger agreement which allow Cidco to cure such breaches within 30 calendar days of receiving notice by EarthLink;

  •
  the requirement by EarthLink that Cidco enter into agreements with its former telecommunications supplier and the purchaser of its telecommunications business pursuant to which, among other things, the purchaser would assume obligations of Cidco to the supplier in satisfaction of obligations owed by the purchaser to Cidco, and the purchaser would have no further royalty obligations to Cidco regardless of whether the tender offer is consummated;

  •
  the fact that the other conditions to EarthLink's obligations to consummate the tender offer were, in light of all of the relevant circumstances and in the assessment of the Cidco Board of Directors, not unduly onerous; and

  •
  the fact that EarthLink was willing to accept any and all validly tendered shares in the tender offer, followed by a second-step merger at the same price, and as a result of this two-step structure, there was a reasonable possibility that the Cidco stockholders could sell their shares to EarthLink in the tender offer earlier than if the transaction were effected as a one-step merger.

    The members of the Cidco Board of Directors evaluated the various factors listed above in light of their knowledge of the business, financial condition and prospects of Cidco, and the current economic environment for similar companies in their industry, and based upon the advice of financial and legal advisors. In light of the number and variety of factors that the Cidco Board of Directors considered in connection with their evaluation of the tender offer and the merger, the Cidco Board of Directors did not find it practicable to assign relative weights to the foregoing factors and, accordingly, the Cidco Board of Directors did not do so.

    Recommendation of our Board of Directors.  At a meeting held on October 17, 2001, the Cidco Board of Directors, among other things, unanimously (i) approved the terms of the merger agreement, the merger and the other transactions contemplated by the merger agreement, (ii) determined that the merger and the other transactions to be effected pursuant to the merger agreement are fair to, advisable, and in the best interest of the stockholders of Cidco, and (iii) resolved to recommend that the stockholders of Cidco approve the merger agreement.

    Opinion Of Cidco's Financial Advisor.  On March 14, 2001, Cidco, engaged TM Capital as its exclusive financial advisor to explore strategic alternatives to maximize shareholder value for Cidco, including the possible sale of Cidco. TM Capital is a private merchant bank based in New York and Atlanta which focuses on completing mid-sized mergers, acquisitions, and financings and which has completed over one hundred transactions for its clients with an aggregate value exceeding $5 billion. Cidco selected TM Capital based on the recommendation of Cidco's counsel. Under the terms of an engagement letter, TM Capital was to be paid retainer fees of $15,000 per month with the first installment due upon execution of the engagement letter. If a transaction took place involving the sale of Cidco by tender offer, merger, or otherwise, TM Capital was to be paid a transaction fee equal to 3% of the consideration received by Cidco stockholders. If Cidco requested an opinion with respect to any transaction, TM Capital was to be paid an additional fee of $100,000. Any retainer fees and opinion fees paid would be credited to the transaction Fee. TM Capital was also to be paid all reasonable out-of-pocket fees and expenses incurred in connection with the engagement. At such time as an acquiror owns a majority of Cidco's common shares, the transaction fee was to be paid as to all shares of Cidco common stock purchased at or prior to such time, and was to be paid for all shares of Cidco common stock purchased thereafter at the time of each such purchase.

    For several months following March 14, 2001, TM Capital conducted a sales process for Cidco, contacting more than 200 potential strategic and financial buyers. None of the buyers contacted had any significant interest in entering into this type of transaction with Cidco except EarthLink.

    In connection with the negotiation and execution of the merger agreement, the Cidco Board of Directors requested that TM Capital render a fairness opinion on the consideration EarthLink would offer to Cidco stockholders in the tender offer and merger. On October 17, 2001, TM Capital rendered its opinion to the Cidco Board of Directors that, as of such date and based upon and subject to certain matters stated therein, the consideration to be received by holders of Cidco common stock in the tender offer and the merger, is fair to such stockholders from a financial point of view. A copy of the opinion, dated October 17, 2001, which sets forth the assumptions made, the matters considered, the scope and limitations on the review undertaken, the procedures followed, the findings and recommendations of, and the bases for and methods of arriving at such findings by TM Capital, is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. You are urged to read the TM Capital opinion carefully and in its entirety for assumptions made, matters considered and limits of the review by TM Capital. Stockholders should note that the opinion expressed by TM Capital was prepared at the request and for the benefit of our Board of Directors and does not constitute a recommendation to any holder of Cidco common stock as to how to vote with respect to the merger. Furthermore, Cidco and EarthLink negotiated the amount of the cash consideration that Sub offered to Cidco stockholders pursuant to the tender offer and the merger.

    No limitations were placed on TM Capital by the Cidco Board of Directors with respect to the investigation made or the procedures followed in preparing and rendering its opinion. During the two years preceding Cidco's engagement of TM Capital in March 2001, Cidco and TM Capital did not have a material relationship.

    As of the close of the tender offer, Cidco had paid TM Capital a total of approximately $191,000 representing the aggregate retainer fees totaling $60,000, the opinion fee of $100,000, plus expenses. Because the fees Cidco has paid to TM Capital exceed the amount of the transaction fee that would be payable, TM Capital will not be entitled to any additional fees or compensation in the event that the merger is approved and additional shares of Cidco common stock are purchased.

    In the event that TM Capital becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in the engagement letter, we agreed to reimburse TM Capital for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. We also agreed to generally indemnify and hold TM Capital harmless against any losses, claims, damages or liabilities to which TM Capital may become subject in connection with any matter referred to in the engagement letter, with certain exceptions. If for any reason the foregoing indemnification is unavailable to TM Capital or insufficient to hold it harmless, then Cidco is obligated contribute to the amount paid or payable by TM Capital as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by Cidco and its stockholders on the one hand and TM Capital on the other hand but also the relative fault of Cidco and TM Capital as well as any relevant equitable considerations. The reimbursement, indemnity and contribution obligations of Cidco under which Cidco may otherwise have, shall extend upon the same terms and conditions to the employees and controlling persons of TM Capital.

    Interests of Officers and Directors in the Transaction.  In considering the recommendation of the Cidco Board of Directors with respect to the proposed merger, the Cidco stockholders should be aware that certain former Cidco executive officers and certain former members of the Cidco Board of Directors have or had interests in the transaction that may be different from, or in addition to, the interests of Cidco stockholders. For example, at the time the merger agreement was executed, the following former executive officers had employment agreements relating to their employment at Cidco: Mr. Paul G. Locklin, Mr. Richard D. Kent and Mr. William A. Sole. Under the terms of their respective employment agreements, in the event such individual's employment is terminated by Cidco without cause or if the individual resigns as a result of constructive termination, which includes demotion, relocation or a material decrease in pay, within six months of a "change in control," then such individual is entitled to a lump sum payment equal to twelve months of his then effective base salary, and a lump sum payment for COBRA medical insurance coverage for twelve months after his date of termination. Additionally, if within six months of a "change of control", notice of termination without cause is given or the executive officer gives notice of "constructive termination" and terminates his employment, then the individual is entitled to an acceleration of his stock options, meaning that the individual's unvested stock options will immediately vest and be exercisable. However, since all Cidco stock options, whether vested or unvested, have an exercise price that is greater than $0.36 per share, the executives would not realize any financial benefit from accelerating and exercising their Cidco stock options. The December 3, 2001 close of the tender offer may constitute a change of control under these employment agreements. As of the record date, all three former executive officers were still employees of Cidco and their employment agreements had not been terminated.

    Under the terms of the merger agreement, Cidco is obligated to terminate the employment agreements of all Cidco employees specified by EarthLink prior to or as of the effective time of merger. See Section 9, "The Transaction Documents—The Merger Agreement—Employment Agreements." Pursuant to a board resolution dated December 3, 2001, the Cidco Board of Directors removed each existing executive officer as of such time and appointed new executive officers as described below. The merger agreement also provides current and former executive officers and directors with certain rights to indemnification and the right to coverage under either (a) Cidco's and its subsidiaries' current directors' and officers' insurance policy, (b) a new policy, or (c) EarthLink's existing insurance policies. See Section 9, "The Transaction Documents—The Merger Agreement—Indemnification; Directors and Officers Insurance." Due to the change of control on December 3, 2001 as a result of the tender offer, EarthLink has agreed to cover the current and former executive officers and directors of Cidco under EarthLink's officers and directors' insurance policy. The Cidco Board of

Directors was aware of the aforementioned interests and considered them, among other matters, in approving the merger agreement on, the merger and the related transactions on October 17, 2001.

    On December 3, 2001, due to the change of control resulting from the tender offer and pursuant to the merger agreement, Mr. John Floisand, Mr. Marv Tseu, and Mr. Robert Lee resigned from their positions on the Cidco Board of Directors. By resolution of the Cidco Board of Directors on December 3, 2001, Mr. Lee Adrean, Mr. Michael S. McQuary, Mr. Lance Weatherby and Mr. Brent Cobb, each an executive officer or key employee of EarthLink, were appointed to the Cidco Board of Directors. Also, by resolution of the Cidco Board of Directors on such date, the existing executive officers of Cidco were removed from their executive officer positions and the following EarthLink-designated executive officers were appointed:

•	Michael S. McQuary	President
•	Lee Adrean	Chief Financial Officer
•	Brent Cobb	Vice President
•	Samuel R. DeSimone, Jr.	Secretary
•	Arthur B. Kenny	Assistant Secretary

    Except for Arthur B. Kenny, a former key employee and General Counsel of Cidco, each of the above Cidco executive officers is either an executive officer or key employee of EarthLink.

    Accordingly, as a result of the change of control, EarthLink-designated officers and directors currently operate and control Cidco.

    Completion and Effectiveness of Merger.  The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including approval of the proposed merger by the stockholders of Cidco, which is assured. Except for stockholder approval, all other conditions to the merger have, to date, been satisfied. Since Sub currently owns in excess of 50% of the outstanding shares of Cidco common stock, the approval of the proposed merger is assured. So long as there continues to be (i) no prohibition to the merger by any law or decree, ruling or injunction of any type and no injunction or prohibition by any court or other tribunal or governmental authority, and (ii) no material change, event or situation that has resulted in (or could reasonably be expected to result in) a Material Adverse Effect, as defined in the merger agreement, the merger will become effective upon the effective time of merger. We intend to complete the merger as soon as is reasonably practicable following the special meeting.

    Structure of the Merger and Conversion of Cidco Common Stock.  In accordance with the merger agreement and Delaware law, Sub will be merged with and into Cidco. As a result of the merger, the separate corporate existence of Sub will cease and Cidco will be the surviving corporation. Cidco will continue its corporate existence under Delaware law, as a wholly-owned subsidiary of EarthLink, under the name "Cidco Incorporated." EarthLink may change the name of Cidco in connection with the merger.

    The merger requires the approval of a majority of the shares of Cidco common stock outstanding as of the record date. The merger will be consummated as soon as is reasonably practicable after the receipt of such Cidco stockholder approval, subject to the satisfaction or waiver of other conditions to the merger.

    In the merger, all of the outstanding shares of Cidco common stock (other than shares held by Sub and those shares as to which dissenters' rights have been properly perfected) will be cancelled in exchange for the right to receive $0.36 per share, in cash, without interest.

    Certain Federal Income Tax Considerations.  The following is a summary of certain United States federal income tax consequences of the merger to holders whose shares are converted into the right to receive cash in the merger. The summary is based on the provisions of the Internal Revenue Code of 1986, as amended, applicable current and proposed United States Treasury Regulations issued thereunder, judicial authority and administrative rulings and practice, all of which are subject to change, possibly with retroactive effect, at any time and, therefore, the following statements and conclusions could be altered or modified. The discussion does not address holders of shares in whose hands shares are not capital assets, nor does it address holders who received shares as part of a hedging, "straddle," conversion or other integrated transaction, upon conversion of securities or exercise of warrants or other rights to acquire shares or pursuant to the exercise of employee stock options or otherwise as compensation, or to holders of shares who are in special tax situations (such as insurance companies, tax-exempt organizations, financial institutions, United States expatriates or non-U.S. persons). Furthermore, the discussion does not address the tax treatment of holders of such shares who exercise appraisal rights in the merger, nor does it address any aspect of foreign, state or local taxation or estate and gift taxation.

    THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON CURRENT LAW. THE FOLLOWING SUMMARY DOES NOT PURPORT TO CONSIDER ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MIGHT BE RELEVANT TO STOCKHOLDERS OF CIDCO. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF SHARES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH STOCKHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

    The receipt of cash for shares pursuant to the merger will be a taxable transaction for federal income tax purposes. In general, for federal income tax purposes, a holder of shares will recognize a gain or loss equal to the difference between the holder's adjusted tax basis in shares converted to cash in the merger and the amount of cash received therefor. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) converted to cash in the merger. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if, on the date of sale (or, if applicable, the date of the merger), shares were held for more than one year. In the case of an individual, net long-term capital gain generally is subject to tax at a maximum rate of 20% and net capital losses may be subject to limits on deductibility.

    A holder that converts shares pursuant to the merger may be subject to "backup withholding" at a 30.5% rate. Backup withholding generally applies if the stockholder (a) fails to furnish its social security number or other TIN, (b) furnishes an incorrect TIN, or (c) fails to certify, under penalties of perjury, that such TIN is correct and that such holder is not subject to backup withholding; or unless an exemption applies.

    Regulatory Approvals.  Cidco is not aware of any pending legal proceeding relating to the merger. Except as described in this section, Cidco is not aware of any governmental license or regulatory permit that appears to be material to its business that might be adversely affected by Sub's acquisition of shares and Sub's merger with and into Cidco as contemplated herein or of any approval or other action by any governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for such actions as contemplated herein.

    Antitrust.  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules that have been promulgated thereunder by the Federal Trade Commission, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the United States Department of Justice and the FTC and certain waiting period requirements have been satisfied. Because the aggregate acquisition price is under $50 million, neither the acquisition of shares by Sub pursuant to the merger, nor any of the other transactions contemplated by the merger agreement and the stock option agreement with EarthLink, is subject to such requirements.

    State Takeover Laws.  As a Delaware corporation, Cidco is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 would prevent an "interested stockholder" (generally defined as a person beneficially owning 15% or more of a corporation's voting stock) from engaging in a "business combination" (as defined in Section 203) with a Delaware corporation for three years following the date such person becomes an interested stockholder unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction which resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares of outstanding stock held by directors who are also officers and by employee stock plans that do not allow plan participants to determine confidentially whether to tender shares), or (iii) following the transaction in which such person became an interested stockholder, the business combination is (x) approved by the board of directors of the corporation and (y) authorized at a meeting of stockholders by the affirmative vote of the holders of a least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. In accordance with the provisions of Section 203, since Cidco's Board of Directors has approved, among other things, the merger agreement and the stock option agreement with EarthLink, the restrictions of Section 203 are inapplicable to the merger and the transactions contemplated under the merger agreement. See Section 5, "The Proposed Merger—Recommendation of Our Board of Directors."

    Cidco is party to a Rights Agreement, dated January 27, 1997 between Cidco and United States Trust Company of New York, which contains certain anti-takeover provisions. Cidco and EarthLink have entered into that certain First Amendment to Rights Agreement effective as of October 17, 2001 and that certain Second Amendment to Rights Agreement effective as of October 25, 2001. See Section 9, "The Transaction Agreements—The Merger Agreement—Representations on Warranties." The amendments amend certain terms of the Rights Agreement in order to expressly exclude the merger from the anti-takeover provisions of the Rights Agreement.

    Under the merger agreement, if any "fair price," "interested stockholder," "control share acquisition" or other form of state takeover law (California, Delaware or otherwise) is or shall become applicable to the transactions contemplated by the merger agreement, Cidco and EarthLink shall grant all such approvals and take such actions as are reasonably necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. Further, the Cidco Board of Directors has resolved to elect not to be subject to and not to cause Cidco to avail itself of any state takeover law that may be applicable to the merger or the transactions contemplated by the merger agreement, and has taken all necessary or appropriate steps to render any of the provisions of California or Delaware law concerning transactions with interested stockholders inapplicable to the merger agreement and the transactions contemplated by the merger agreement, including the merger.

    If it is asserted that the takeover laws of any state are applicable to the merger, and an appropriate court does not determine that it is inapplicable or invalid as applied to the merger, Sub might be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, Sub might be delayed in or prevented from continuing or consummating the merger. See Section 5, "The Proposed Merger—Completion and Effectiveness of Merger."

    Delisting and Termination of Registration of Cidco Common Stock after the Merger.  If the merger is completed, Cidco will seek delisting of Cidco common stock from the Nasdaq National Market and will apply for termination of registration of the Cidco common stock under the Exchange Act as soon after the completion of the merger as the requirements for such delisting and termination are met. As a result, Cidco will no longer file periodic reports with the SEC and its stock will not be traded on Nasdaq.

6.  APPRAISAL RIGHTS

    Cidco is a Delaware corporation and under Delaware law, Cidco stockholders have rights of appraisal with respect to their Cidco common stock.

    Delaware law entitles the holders of record of shares of Cidco common stock who follow the procedures specified in Section 262 of the Delaware General Corporation Law ("Section 262") to have their shares appraised by the Delaware Court of Chancery and to receive the "fair value" of such shares of Cidco common stock as of the effective time of merger as determined by the court instead of the $0.36 per share, in cash, without interest. In order to exercise such rights, a Cidco stockholder must demand and perfect the rights in accordance with Section 262. The following is a summary of Section 262 and is qualified in its entirety by reference to Section 262, a copy of which is attached as Annex C to this proxy statement. Cidco stockholders should carefully review Section 262 as well as information discussed below to determine their rights to appraisal.

    If a Cidco stockholder elects to exercise the right to an appraisal under Section 262, that stockholder must do all of the following:

  (1)
  file with Cidco at its main office in Morgan Hill, California written demand for appraisal of the shares of Cidco common stock held, which demand must identify the stockholder and expressly request an appraisal, before the vote is taken on the proposed merger at the special meeting (this written demand for appraisal must be in addition to and separate from any proxy or vote against the proposed merger; neither voting against, abstaining from voting nor failing to vote on the proposed merger will, by itself, constitute a demand for appraisal within the meaning of Section 262);

  (2)
  not vote in favor of the proposed merger (a failure to vote or abstaining from voting will satisfy this requirement, but a vote in favor of the proposed merger, by proxy or in person, or the return of a signed proxy that does not specify a vote against approval and adoption of the proposed merger, will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal); and

  (3)
  continuously hold such shares of Cidco common stock through the effective time of merger.

    All written demands for appraisal should be addressed to: Cidco Incorporated, c/o EarthLink, Inc., 1375 Peachtree Street, 7 North, Atlanta, Georgia 30309, Attention: Samuel R. DeSimone, Jr., Secretary of Cidco, before the vote is taken on the proposed merger at the special meeting, and should be executed by, or on behalf of, the holder of record. Such demand must reasonably inform Cidco of the identity of the stockholder and that the stockholder is thereby demanding appraisal of his or her shares.

    Within ten (10) days after the effective time of merger, Cidco, as the surviving corporation in the merger, will give written notice to each stockholder of Cidco who has satisfied the requirements of Section 262 and has not voted for the proposed merger (a "Dissenting Stockholder"). Within 120 days after the effective time of merger, Cidco or any Dissenting Stockholder may file a petition in the court demanding a determination of the fair value of the shares that are held by all Dissenting Stockholders. Any Dissenting Stockholder desiring to file this petition is advised to file the petition on a timely basis unless the Dissenting Stockholder receives notice that a petition has already been filed by Cidco or another Dissenting Stockholder.

    If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares held by Dissenting Stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining such fair value, the court shall take into account all relevant factors. The court may determine such fair value to be more than, less than or equal to the $0.36 per share that the Dissenting Stockholder would otherwise be entitled to receive pursuant to the merger. If a petition for appraisal is not timely filed, then the right to an appraisal shall cease. The costs of the appraisal proceeding shall be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the shares of stockholders entitled to such interest. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

    From and after the effective time of merger, no Dissenting Stockholder shall have any rights of a Cidco stockholder with respect to such holder's shares for any purpose, except to receive payment of its fair value and to receive payment of dividends or other distributions on such holder's shares, if any, payable to the Cidco stockholders of record as of a date prior to the effective time of merger. If a Dissenting Stockholder delivers to Cidco, the surviving corporation in the merger, a written withdrawal of the demand for an appraisal within 60 days after the effective time of merger or thereafter with the written approval of Cidco, or, if no petition for appraisal is filed within 120 days after the effective time of merger, then the right of that Dissenting Stockholder to an appraisal will cease and the Dissenting Stockholder will be entitled to receive only $0.36 per share, in cash, without interest.

    IF YOU ARE CONTEMPLATING THE EXERCISE OF THE RIGHTS SUMMARIZED ABOVE IN CONNECTION WITH THE MERGER, YOU ARE URGED TO CONSULT WITH YOUR OWN LEGAL COUNSEL. THE DESCRIPTION OF SECTION 262 CONTAINED IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX C ATTACHED TO THIS PROXY STATEMENT AND THE DELAWARE GENERAL CORPORATION LAW. FAILURE TO FOLLOW PRECISELY ALL OF THE STEPS REQUIRED BY SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW WILL RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS. ANY DEMANDS, NOTICES, CERTIFICATES OR OTHER DOCUMENTS REQUIRED TO BE DELIVERED IN CONNECTION WITH YOUR EXERCISE OF APPRAISAL RIGHTS SHOULD BE SENT TO CIDCO INCORPORATED AT THE ADDRESS INDICATED ABOVE. THE PROCESS OF DISSENTING REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES.

7.  CHANGE OF CONTROL

    On December 3, 2001, Sub accepted for payment and paid for all of the shares of Cidco common stock validly tendered pursuant to the tender offer at an aggregate purchase price of $4,040,847.36 using funds provided to Sub by EarthLink. Consequently, EarthLink, as the sole owner of Sub, beneficially owns an aggregate of 11,224,576 shares, or approximately 79.74% of the outstanding shares of Cidco common stock.

    Mr. Ernest K. Jacquet resigned from the Cidco Board of Directors on October 26, 2001. The Cidco Board of Directors currently has five (5) directors authorized, but, due to Mr. Jacquet's resignation, only four (4) directors were in place as of the closing of the tender offer. Pursuant to the merger agreement, Sub was entitled, upon purchase of and payment for shares under the tender offer, to designate such number of directors to the Cidco Board of Directors as would give Sub representation proportionate to its ownership interest of Cidco. See Section 9, "The Transaction Documents—The Merger Agreement—Board of Directors." Pursuant thereto, on December 3, 2001,

Mr. John Floisand, Mr. Marv Tseu, and Mr. Robert Lee resigned from their positions on the Cidco Board of Directors and, by resolution of the Cidco Board of Directors, the following EarthLink-designated directors were appointed to the Cidco Board of Directors to fill the four (4) vacancies created by the aforementioned resignations:

Name	Position with EarthLink
• Mr. Lee Adrean	Executive Vice President and Chief Financial Officer
• Mr. Michael S. McQuary	President and Director
• Mr. Lance Weatherby	Executive Vice President, EarthLink Everywhere
• Mr. Mr. Brent Cobb	Vice President, Strategy and Development

    Also, by resolution of the Cidco Board of Directors, the existing executive officers of Cidco as of December 3, 2001 were removed from their executive officer positions and the following EarthLink-designated executive officers were appointed to the following positions:

Name	Position with Cidco	Position with EarthLink

• Mr. Michael S. McQuary	President	President and Director
• Mr. Lee Adrean	Chief Financial Officer	Executive Vice President and Chief Financial Officer
• Mr. Brent Cobb	Vice President	Vice President, Strategy and Development
• Mr. Samuel R. DeSimone, Jr.	Secretary	Executive Vice President, General Counsel and Secretary
• Mr. Arthur B. Kenny	Assistant Secretary	None

    As set forth above, Mr. Michael S. McQuary, Mr. Lee Adrean, Mr. Lance Weatherby and Mr. Sam DeSimone, Jr. are executive officers of EarthLink and Mr. Brent Cobb is an officer of EarthLink. Arthur B. Kenny was General Counsel of Cidco prior to the execution of the merger agreement.

8.  SOURCE AND AMOUNT OF FUNDS

    On December 3, 2001, Sub accepted for payment and paid for all of the shares validly tendered pursuant to the tender offer at a purchase price of $4,040,847.36. Sub now owns approximately 79.74% of the outstanding shares of Cidco common stock. The total amount of funds required by Sub to purchase the remaining approximate 20.26% of the outstanding shares of Cidco common stock pursuant to the merger is estimated to be $1,026,729.30. The merger is not conditioned upon Sub entering into any financing arrangements. Sub has obtained all such funds from a capital contribution from EarthLink. The source of funds for the merger came from EarthLink's cash or cash equivalent holdings. EarthLink maintains a significant cash or cash equivalent position relative to the total amount of funds required by Sub to purchase all of the shares pursuant to the merger. Neither Sub nor EarthLink expect to borrow funds in connection with the merger and there are no material conditions related to the financing of the merger.

9.  THE TRANSACTION DOCUMENTS

    The Confidentiality Agreement.  To facilitate the exchange of confidential information as part of due diligence in connection with the proposed acquisition, EarthLink and Cidco entered into a Mutual Non-Disclosure and Non-Solicitation Agreement, as amended on September 6, 2001. The confidentiality agreement contains customary terms and conditions and provides that all confidential information exchanged by the parties to the merger agreement be (i) used solely for the purpose of evaluating and considering the merger, (ii) kept confidential by the receiving party, and (iii) provided by the receiving party only to its representatives to whom disclosure is required to facilitate the receiving party's evaluation of a merger transaction.

    The Advance Agreement.  On October 17, 2001, in connection with the execution of the merger agreement, and as a condition and inducement to Cidco's willingness to enter into the merger agreement, EarthLink and Cidco entered into an advance agreement which provides for a secured loan of up to $5,000,000.00 from EarthLink to Cidco, subject to the terms and conditions set forth therein. Under the terms of the advance agreement, EarthLink may, but is not obligated to, make any advances, but may make advances in its sole discretion upon proper request by Cidco. Outstanding loan amounts shall bear interest annually at a rate equal to the prime rate announced by Bank of America, plus 1% (but plus 3% if Cidco is in default under the terms of the advance agreement). Cidco may use the advanced funds as permitted by EarthLink, and unless otherwise specified by EarthLink, Cidco may use such funds for working capital purposes only consistent with the past practices of Cidco. To the extent of the total amount loaned under the advance agreement, EarthLink will have a first priority security interest in the assets of Cidco.

    If the merger agreement is terminated prior to the consummation of the merger for any reason, the first $1.8 million of the amount loaned to Cidco, or the full amount if less than $1.8 million, together with accrued and unpaid interest, will be due on the 90th day following such termination date. All amounts borrowed in excess of $1.8 million, if any, together with accrued and unpaid interest, shall be payable in monthly installments equal to 25% of Cidco's gross revenues in the previous month generated by and otherwise attributable to those Cidco customers who become customers during the fourth quarter of 2001 and the first quarter of 2002, with any unpaid balance fully payable on the second anniversary of the termination of the merger agreement.

    On November 2, 2001, EarthLink advanced $1,750,000 to Cidco under the advance agreement pursuant to a promissory note executed by Cidco.

    Advances under the advance agreement are secured by a security interest in substantially all of Cidco's assets as set forth in a security agreement and by a deed of trust on a parcel of property owned by Cidco. Under the advance agreement, if a default occurs, all amounts owing to EarthLink become immediately due and payable to the extent permitted by law. Under the deed of trust, if a default occurs, Cidco is required to pay EarthLink in monthly installments sums sufficient to pay all taxes which are or may become a lien affecting the trust property. Furthermore, EarthLink may exercise a number of additional remedies, including taking possession of the trust property and selling the trust property.

    The deed of trust and the rights granted to the trustee and the covenants agreed to by Cidco continue until the secured obligations are fully paid and performed. At that time, the deed of trust will be void and, at the request of Cidco, EarthLink will execute and deliver to Cidco a release of the deed of trust.

    The Merger Agreement.  The following discussion of the terms and conditions of the merger agreement, while materially complete, is qualified in its entirety by reference to the provisions of the merger agreement, which is attached to this proxy statement as Annex A and incorporated in its entirety by reference.

    Tender offer.  The merger agreement provides for the commencement of the tender offer on or before October 31, 2001 or as promptly as practicable thereafter. The tender offer commenced on October 31, 2001. The tender offer closed on December 3, 2001, and on such date, Sub accepted for payment and paid for 11,224,576 shares, representing 79.74% of the outstanding shares of Cidco common stock.

    The Merger.  Upon the satisfactions of the conditions of the merger agreement and in accordance with Delaware law, Sub will be merged with and into Cidco. Following the merger, the separate corporate existence of Sub will cease, and Cidco will continue as the surviving corporation that will be a wholly-owned subsidiary of EarthLink. The Certificate of Incorporation of the surviving corporation shall be amended to read as set forth in Exhibit B to the merger agreement, which is set forth in Annex A. The Bylaws of Sub, as in effect immediately prior to the effective date of the merger agreement, shall be the bylaws of the surviving corporation until replaced.

    Stockholders Meeting.  On December 3, 2001, Sub acquired 79.74% of the issued and outstanding shares pursuant to the tender offer. In the merger agreement, if the number of shares so purchased is greater than 50% but less than 90% of the issued and outstanding shares, EarthLink and Cidco are required, subject to the conditions to the merger in the merger agreement, to take all such actions as may be necessary or advisable to cause Sub to be merged with and into Cidco in accordance with the terms of the merger agreement and Delaware law, including without limitation, convening a special stockholders' meeting and soliciting proxies to secure Cidco stockholder approval for the merger. Cidco promptly has prepared and filed this proxy statement relating to the merger agreement and the merger and used reasonable best efforts to have the proxy statement and related materials cleared by the SEC in order to obtain the necessary approvals by its stockholders of the proposed merger. The Cidco Board of Directors has recommended the approval of the merger to the stockholders of Cidco.

    Conversion of Securities.  By virtue of the merger and without any action on the part of Sub, Cidco, or the holders of any securities of Cidco or Sub, (a) each share of Cidco common stock that is owned directly by Cidco as treasury stock or by Sub, EarthLink or any subsidiary of either, automatically will be cancelled and retired and no consideration will be delivered thereto, and (b) each share of Cidco common stock issued and outstanding immediately prior to the effective time of the merger (other than shares which are cancelled in accordance with (a) above) will be converted into the right to receive an amount in cash equal to $0.36 per share, without interest. As of the effective time of the merger, all shares (except those shares held by Sub and shares with respect to which appraisal rights are properly exercised) will no longer be outstanding and will automatically be canceled and retired, and each holder of a certificate(s) which immediately prior to the effective time of the merger represented outstanding shares will cease to have any rights with respect thereto, except the right to receive cash in an amount equal to the product that is obtained by multiplying (x) the merger consideration by (y) the number of shares validly surrendered. In the event that, prior to the effective time of the merger, the outstanding shares shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the merger consideration shall be appropriately adjusted on a per-share basis.

    Stock Options and Warrants.  The merger agreement provides that (a) all vested options to purchase common stock or other Cidco capital stock may be exercised at any time prior to the effective time of the merger and thereafter the shares of such stock so acquired will be subject to the terms of the merger agreement, (b) all vested options not properly exercised prior to the effective time of the merger shall expire, terminate and be cancelled in full at no cost or liability to any party as of the effective time of the merger, and shall not be replaced, repurchased or otherwise subject to any compensation whatsoever by any party, and (c) all options of any type that are unvested and/or not properly exercisable prior to the effective time of the merger will expire and terminate as of the effective time of the merger, and shall not be replaced, repurchased or otherwise subject to any compensation by any party.

    Exchange of Certificates.  The merger agreement requires EarthLink to deliver to the depositary, or another bank or trust designated by EarthLink, funds sufficient to make payment of the merger consideration for the benefit of the Cidco stockholders for all outstanding shares. Upon surrender of a certificate for cancellation to the depositary together with the Letter of Transmittal, and such other documents as may reasonably be requested, the holder of such certificate shall be entitled to receive in exchange a check payable to such holder representing payment of an amount equal to $0.36 per share, without interest. The merger agreement also addresses the full exchange process, including (i) the notice of exchange, (ii) the exchange procedures, (iii) the surrender of ownership rights in Cidco common stock by stockholders upon payment for surrendered shares, (iv) the investment of the exchange fund, (v) termination of the exchange fund, (v) the absence of liability of the parties to the merger agreement to any person pursuant to escheat or similar law, (vi) lost certificates, and (vii) tax withholding rights related to amounts paid for certificates for shares surrendered.

    Conditions to Obligations of All Parties to Merger Agreement.  The obligations of each party to effect the merger are subject to the satisfaction or waiver, if permissible, at or prior to the effective time of the merger, of the following conditions:

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  No statute, law, rule, regulation, executive order or ordinance of any type or decree, ruling, or injunction of any type shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the merger substantially on the terms contemplated hereby. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such injunction.

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  All required approvals shall have been obtained as required in the merger agreement.

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  Sub shall have purchased all shares validly tendered in the tender offer and not withdrawn, with certain exceptions.

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  The merger shall have been approved by the requisite vote of the holders of shares of Cidco common stock, to the extent required pursuant to the requirements of Cidco's Certificate of Incorporation and Delaware law or other applicable law.

    Conditions to Obligations of Sub and EarthLink to Merger Agreement.  The obligations of Sub and EarthLink to effect the merger are further subject conditions that there has been a change, event or situation that has resulted in (or could be reasonably expected to result in) a material adverse effect on Cidco between the date of the merger agreement and the effective time of the merger.

    Representations and Warranties.  Pursuant to the merger agreement, Cidco has made customary representations and warranties to EarthLink and Sub, including, but not limited to, representations and warranties relating to:

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  Cidco's organization and qualification to do business;

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  Cidco's authority to enter into the merger agreement and carry out the transactions contemplated by the merger agreement;

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  the validity, binding effect and enforceability of the merger agreement with respect to Cidco;

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  required consents and approvals;

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  the noncontravention and nonviolation by the merger agreement of the organizational documents and other agreements of Cidco and of laws applicable to it;

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  Cidco's capitalization, Cidco's subsidiaries, documents and SEC filings relating to the tender offer and prior SEC filings unrelated to the tender offer;

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  the absence of certain material adverse changes or events since September 30, 2001;

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  litigation, liabilities, intellectual property rights, employee benefit plans, environmental matters, personal property, real property, and the payment of taxes and the filing of tax returns;

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  the fairness opinion of TM Capital;

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  the absence of arrangements for finders' fees (other than with TM Capital);

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  the customers and suppliers of Cidco, the business practices of Cidco, the products of Cidco, Cidco's operation as a going concern, Cidco's compliance with laws and permits, and the full force and effect of Cidco's contracts;

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  the absence of related party transactions, severance payments, licenses, material contracts and transactions with affiliates;

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  the active number of Cidco subscriber accounts in good standing;

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  the validity and binding effect of a rights agreement, as discussed in Section 5, "The Proposed Merger—Regulatory Approvals," and the amending of the rights agreement, which, as amended, completely exempts the transactions contemplated by the merger agreement from the operation of the rights agreement; and

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  the amounts owed to Cidco under the Assignment and Assumption Agreement dated October 1, 2001 among Cidco, Cidco Communications and ACT Manufacturing are bona fide obligations, and all such obligations and amounts payable (to and from Cidco) shall be paid within three (3) business days after October 17, 2001. On October 17, 2001, all of the accounts between the parties were settled to the satisfaction of the parties.

    EarthLink and Sub also made customary representations and warranties to Cidco, including but not limited to, representations and warranties relating to:

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  EarthLink and Sub's organization and qualification to do business;

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  their authority to enter into the merger agreement and consummate the transactions contemplated by the merger agreement;

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  the validity, binding effect and enforceability of the merger agreement with respect to EarthLink and Sub;

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  required consents and approvals, lack of litigation which would affect the tender offer, and lack of EarthLink and Sub ownership of shares as of the date of the merger agreement, and

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  the truthfulness of EarthLink's securities filings.

    Pursuant to the terms of the merger agreement, none of the representations and warranties made in the merger agreement will survive after the effective time of the merger.

    Conduct of Cidco's Business Pending Merger.  In the merger agreement, Cidco entered into certain covenants concerning the conduct of business, prior to the effective time of the merger, by it. During the period from the date of the merger agreement and continuing until the earlier of the effective date or the date, if any, on which the merger agreement is terminated, and except pursuant to the prior written consent by EarthLink or as may be expressly permitted pursuant to the merger agreement, Cidco:

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  shall conduct the operations of its business according to ordinary and usual course of business in substantially the same manner as heretofore conducted, including without limitation the expenditure of cash (which expenditures shall in no event exceed $100,000 in the aggregate);

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  shall use its reasonable efforts to preserve, intact its business organizations and goodwill, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them;

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  shall confer at such times as EarthLink may reasonably request with one or more representatives of EarthLink to report operational matters and the status of ongoing operations;

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  shall notify EarthLink of any emergency or other change in the normal course of any of the respective business operations of Cidco or in the properties of Cidco, including without limitation any discussions or actions (of any type, preliminary or otherwise) relating to bankruptcy, and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental authority;

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  shall not authorize, declare or pay any dividends on or any distribution of any type with respect to its outstanding shares;

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  shall not enter into or amend any employment, severance or similar agreements or arrangements with its respective directors or officers;

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  shall not, except as otherwise permitted hereunder, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the merger) or any acquisition of any assets or securities, any disposition of any amount of assets or securities or any release or relinquishment of any contract rights;

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  shall not propose or adopt any amendments to its Certificate of Incorporation, Bylaws or other governing documents, and shall not enter into any contract or agreement with any affiliate of Cidco;

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  shall not issue any shares, capital stock, securities, equity or any securities or rights whatsoever convertible or exchangeable (at any time or under any circumstances) into shares or other equity of Cidco securities or effect any stock split or otherwise change its capitalization or capital structure in any manner from the way it existed on the date hereof, other than as specifically permitted by the merger agreement;

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  shall not, except as specifically permitted by the merger agreement or specifically required pursuant to the terms of such agreements or instruments (and only to the minimal extent required): (A) issue, grant, confer or award any convertible rights, stock rights, options or any other rights to acquire any shares or securities whatsoever (whether pursuant to any stock option plan or otherwise), and (B) shall not accelerate in any manner or by any method the vesting or excercisability of any stock options, warrants or other similar right;

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  shall not purchase or redeem any shares;

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  shall not amend the terms of its respective employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements except as contemplated the merger agreement;

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  shall not enter into any loan agreement of any type, including without limitation letters of credit, guarantees or otherwise;

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  shall not enter into any contract or agreement of any type that exceeds six months in length or which involves the payment by Cidco of more than $10,000 for any individual contract or agreement, and in no case more than $100,000 for the aggregate of all such contracts and agreements (in every case, irrespective of the length of time for payment under such contracts and agreements);

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  shall not make any tax election or settle or compromise any tax liability;

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  shall not grant, confer or award any monetary or non-monetary bonus;

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  shall not settle, compromise or otherwise terminate any litigation, claim or other settlement negotiation;

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  shall not fail to maintain insurance under the same terms and conditions as it currently maintains; and

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  shall not agree, propose, resolve or plan to do any of the above, in writing or otherwise, to take any of the actions described in bullet points 5 through 18 above or take any action which would make any representation or warranty in the merger agreement untrue or incorrect.

    Indemnification; Directors and Officers Insurance.  The merger agreement requires the surviving corporation to keep in effect in its bylaws provisions for a period of not less than two years from the effective time of the merger (or until the resolution of certain matters) that provide for exculpation of director and officer liability and indemnification (and advancement of expenses related thereto) of the past and present officers and directors of Cidco and its subsidiaries, as set forth therein, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses (though such enhancing changes are not required by this provision), and shall observe the indemnification agreements existing in favor of past and present officers and directors of Cidco and its subsidiaries.

    The merger agreement also requires the surviving corporation or EarthLink to maintain in effect for six (6) years from the effective time of the merger Cidco's and its subsidiaries' current directors' and officers' liability insurance policies (or provide substantially similar coverage within a new policy) covering those persons who are currently covered by such policies with respect to actions or omissions occurring prior to the effective time of the merger; provided, however, the surviving corporation shall not be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by Cidco and its subsidiaries for such insurance coverage, and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the surviving corporation shall obtain policies with the optimum coverage (in EarthLink's reasonable and good faith judgment) available for a cost not exceeding such amount.

    Nonsolicitation Obligations and Exceptions.  (a) Cidco (including its directors, officers or employees or any investment banker, financial advisor, attorneys, accountants or other representatives) may not:

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  solicit, initiate or encourage, or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes or could reasonably lead to any Takeover Proposal (as defined below);

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  enter into any agreement with respect to any Takeover Proposal;

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  participate in any discussions or negotiations regarding any Takeover Proposal (active or potential); or

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  provide any nonpublic information or otherwise cooperate in any manner with, or assist or participate or encourage, any Takeover Proposal.

    Notwithstanding these prohibitions, Cidco may participate in discussions or negotiations with or furnish information to any third party which makes a bona fide written Takeover Proposal if (A) a majority of Cidco's Board of Directors reasonably determines in good faith (after consultation with TM Capital or another independent, nationally recognized investment bank) that taking such action would or would be reasonably likely to lead to the delivery to Cidco of a Superior Proposal (as defined below); and (B) a majority of Cidco's Board of Directors determines in good that it is necessary to take such action(s) in order to comply with its fiduciary duties under Delaware law and other applicable law. "Takeover Proposal" means any inquiry, proposal or offer from any third party relating to any direct or indirect acquisition or purchase of all or any substantial portion of the Business, assets or any equity securities of Cidco. "Superior Proposal" means a bona fide written Takeover Proposal made by a third party on terms which a majority of the Cidco Board of Directors determines in good faith to be materially more favorable from a financial point of view to the Cidco stockholders as compared to the transactions contemplated hereby in response to such proposal, which is reasonably capable of being consummated.

    (b) Cidco shall not discuss or negotiate with any third party (other than EarthLink) any acquisition proposal. Cidco agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party. Cidco or its Board of Directors may take and disclose to Cidco's stockholders a position with respect to an acquisition proposal by a third party to the extent required under the Exchange Act. Cidco or its Board of Directors may make disclosure to Cidco's stockholders which, based on the advice of Cidco's outside legal counsel, is required under applicable law.

    (c) Subject to the fiduciary obligations of Cidco's Board of Directors in responding to a Superior Proposal, Cidco's Board of Directors may not:

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  withdraw or modify in a manner adverse to EarthLink the merger, the approval or recommendation by the Cidco Board of Directors of the tender offer or the merger;

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  approve or recommend any Takeover Proposal; or

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  cause Cidco to enter into any letter of intent, definitive agreement or other similar agreement related to any Takeover Proposal.

    (d) Cidco is required to advise EarthLink orally and in writing within 24 hours of any request for information or of any Takeover Proposal.

    Filing and Approvals.  Cidco and EarthLink are required to make all filings that are required to be made with any governmental authority as a result of the transactions contemplated by the merger.

    Employee Benefit Plans.  Cidco's Board of Directors (or a duly appointed committee), prior to or as of the effective time of the merger, shall take all necessary actions, pursuant to and in accordance with the terms of each of Cidco's stock option plans and the instruments evidencing the options, to amend such instruments so that all options which have not vested as of the effective time of the merger shall be canceled and terminated. By resolution of the Cidco Board of Directors dated October 17, 2001, the Cidco employee stock option plans are terminated as of the effective time of the merger.

    Each of Cidco's employee benefit plans and employee group welfare benefit plans of every type excluding the Reduction in Force Pay Plan, 401(k) plan, retirement/pension plans, and health and life insurance programs shall be terminated on or prior to the effective time of the merger. Participants in Cidco' 401(k) plan that become employed by EarthLink following the closing date of the merger, shall: (i) have the option to roll over their 401(k) accounts (to the extent permitted thereby) into EarthLink 401(k) plan and to participate in such plan thereafter pursuant to its terms, and (ii) be entitled to participate in the employee benefit plans and employee group welfare benefit plans of EarthLink that are generally available to all employees of EarthLink, on terms and conditions applicable to other employees of EarthLink generally, as set forth in EarthLink employee benefit plans, provided, that this provision shall not be deemed to require EarthLink to hire (or Cidco to retain after the closing date of the merger) all or any employees of Cidco. By resolution of the Cidco Board of Directors dated October 17, 2001, the 401(k) plan and the Cidco welfare and health plans are terminated as of the effective time of the merger.

    To the extent permitted by EarthLink's employee benefit plans, applicable law, and the merger agreement, EarthLink will give former Cidco employees who are employed by EarthLink as of the closing date of the merger full credit for purposes of eligibility and vesting, benefit accrual and determination of the level of benefits under any employee benefit plans or arrangements maintained by EarthLink (but not with respect to options, stock option plans, and all related equity ownership matters), for such former Cidco employees' service with Cidco to the same extent recognized by Cidco immediately prior to the effective date of the merger agreement, provided, that EarthLink shall not be required to offer or provide any type or level of benefits that are not offered or otherwise exceed the provisions of EarthLink's existing employee benefit plans.

    With respect to any former Cidco employee who becomes employed by EarthLink following the closing date of the merger, EarthLink shall be bound to honor and perform the obligations arising out of the Cidco Reduction-In Force Pay Plan for a period of six (6) months following the closing date of the merger on the behalf of such former Cidco employees, if any of the conditions set forth in the plan occur within such six (6) month period.

    Employment Agreements.  The merger agreement provides that prior to or as of the effective time of the merger, Cidco will terminate the employment agreements of certain employees specified by EarthLink pursuant to the terms and conditions of each such employee's employment agreement.

    Additional Reports.  The merger agreement requires that Cidco furnish EarthLink copies of any reports it files with the SEC after October 17, 2001. As of the date of any such filing, Cidco represents and warrants that such reports will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will present fairly the financial position of Cidco as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

    Additional Covenants.  The merger agreement contains certain other additional covenants and agreements, including with respect to (i) the issuances of press releases and other public statements regarding the transactions related to the merger agreement, (ii) the notice obligations of the parties with respect to the occurrence of any events or a breach of the merger agreement by either party which would likely result in the transactions contemplated by the merger agreement not to be satisfied, (iii) the obligations of Cidco and EarthLink to cooperate and communicate in good faith on, among other things, to take all actions and execute all agreements reasonably required to carry out and consummate the actions contemplated by the merger agreement, including, in the event a long-form merger is required, and (iv) the preparation and filing of a proxy statement and proxy solicitation materials with the SEC.

    Termination.  The merger agreement may be terminated at any time prior to the effective time of the merger (notwithstanding any approval of the matters presented in connection with the merger by the Cidco Board of Directors or the stockholders of Cidco):

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  by mutual written consent of Cidco and EarthLink;

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  by either Cidco or EarthLink, if the effective time of the merger shall not have occurred on or before February 28, 2002, or in the event of a long-form merger, on or before May 31, 2002; provided, however, that such termination right will not be available to any party whose failure to fulfill any obligation or breach of any of its representations and warranties under the merger agreement has been the cause of, or resulted in, the failure of the effective time of the merger to occur on or before such date;

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  by either Cidco or EarthLink, if a minimum of 50% of the shares of Cidco common stock were not tendered;

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  by either Cidco or EarthLink, if any applicable statute, law, rule, regulation, executive order or ordinance of any type shall have been enacted, entered or promulgated prohibiting the consummation of the merger as contemplated by the merger agreement or an injunction is entered permanently restraining, enjoining or otherwise prohibiting the consummation of the merger as contemplated by the merger agreement and such injunction becomes final and non-appealable;

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  by Cidco, if EarthLink breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect (except for those representations, warranties or covenants that are qualified as to materiality or knowledge, in which case they shall be true and correct and performed in all respects), provided, that Cidco shall provide EarthLink with written notice of such claimed breach and a thirty (30) day calendar period after such notice to cure any such breach;

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  by Cidco, if Cidco receives a Takeover Proposal that its Board of Directors by vote or resolution determines is superior to EarthLink, or if Cidco enters into a definitive agreement with respect to any Takeover Proposal superior to EarthLink's;

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  by EarthLink, if Cidco shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect (except for those representations, warranties or covenants that are qualified as to materiality or knowledge, in which case they shall be true and correct and performed in all respects), provided, that EarthLink shall provide Cidco with written notice of such claimed breach and a thirty (30) day calendar period after such notice to cure such breach;

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  by EarthLink, if Cidco's Board of Directors have: (a) withdrawn, materially amended or modified in any respect adversely to EarthLink its recommendation and/or support of the tender offer and/or the merger in any manner (including by amending the Schedule 14D-9), (b) approved or recommended any Takeover Proposal from any party other than EarthLink, (c) failed to timely mail its Schedule 14D-9 to the Cidco stockholders, or (d) resolved or proposed to do any of the above;

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  by EarthLink, if, in response to any tender offer or exchange offer for the common stock or any public announcement thereof, Cidco and its Board of Directors fails to fully and unconditionally recommend rejection of such offer within five (5) business days thereafter, or resolves to support such other offer; and

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  if Cidco breaches in any respect any provision of its nonsolicitation obligations and exceptions, or if Cidco enters into any definitive agreement with respect to any Takeover Proposal.

    Except as described below under "The Transaction Documents—The Merger Agreement—Termination Fee; Expenses," in the event of the termination of the merger agreement, the merger agreement (other than Sections 7.2 (regarding termination fees), 7.3 (regarding effect of termination), 8.4 (regarding governing law), 8.5 (regarding notices), 8.7 (regarding severability), and 8.9 (regarding section headings), of the merger agreement) shall become null and void, without any current or future liability or obligation on the part of any party to the merger agreement or any of their respective officers or directors to the other parties, and all rights and obligations of any party hereto shall cease, except for a party's breach of any of its representations, warranties, covenants and agreements in the merger agreement.

    Termination Fee; Expenses.  If the merger agreement is terminated by Cidco or EarthLink pursuant to certain provisions set forth in it, then Cidco promptly shall pay EarthLink a termination fee equal to Five Hundred Thousand Dollars ($500,000), plus reimbursement of all of EarthLink's actual fees and expenses incurred in connection with this transaction. Payment of the termination fee must be made prior to or simultaneous with the notice of termination from Cidco to EarthLink (and for expense reimbursement, within one (1) business day following receipt of a statement for such expenses from EarthLink). If Cidco fails promptly to pay the amount due and EarthLink brings a suit for payment, Cidco must pay EarthLink's expenses in connection therewith.

    Other than as set forth above, the merger agreement provides that, whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby (including without limitation legal, accounting and financial advisory fees and expenses) shall be paid by the party incurring such costs and expenses, except that (a) the costs and expenses incurred in connection with the printing, filing with the SEC and mailing the proxy materials (including any preliminary materials thereto) including any amendments or supplements thereto, shall be shared equally by EarthLink and Cidco, and (b) all transfer taxes shall be paid by Cidco.

    Amendments, Extensions and Waivers.  The merger agreement may be amended by the parties by action taken by or on behalf of their respective Board of Directors at any time prior to the effective time of the merger, provided, that after stockholder approval (if required), no amendment shall be made that, under Delaware law, requires prior stockholder approval. At any time prior to the effective time of the merger, the parties to the merger agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (b) waive any inaccuracies in the representations and warranties of any party contained therein or in any document delivered pursuant thereto, and (c) waive compliance by any other party with any of the agreements or conditions contained herein; provided, however, that after Cidco stockholder approval for the merger is obtained, there may not be, without further approval of such stockholders, any extension or waiver of the merger agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of shares hereunder other than as contemplated by the merger agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    Voting Agreements.  On October 17, 2001, in connection with the merger agreement, EarthLink entered into Agreements to Vote and Tender with each of Cidco's then current directors and executive officers and an affiliate of a director, whose names are as follows: Mr. Robert Lee, Mr. Paul G. Locklin, Mr. William A. Sole, Mr. Marv Tseu, Mr. Richard D. Kent, J&R Investment Management, Mr. Ernest K. Jacquet and Mr. John Floisand. Each Cidco director and officer party to these voting agreements agreed to, among other things, (i) tender all of their shares of Cidco common stock to Sub in the tender offer, and (ii) vote such their shares of Cidco common stock in the manner directed by EarthLink with respect to any and all matters related to the acquisition of Cidco by EarthLink, and against any other mergers, recapitalizations, business combinations, sales of assets, liquidations or similar transactions involving Cidco. Each Cidco director and officer party to these voting agreements also agreed to grant a proxy to EarthLink with regard to such party's shares. On December 3, 2001, each Cidco director and officer party to these voting agreements tendered their shares of Cidco common stock to Sub and Sub accepted such shares for payment pursuant to the tender offer. Since Sub now owns these shares and will vote such shares in favor of the approval of the proposed merger, Sub does not intent to utilize the proxy right granted in these voting agreements.

    Stock Option Agreement.  In connection with the merger agreement, and as a condition and inducement to EarthLink's willingness to enter into the merger agreement, Cidco and EarthLink entered into a stock option agreement pursuant to which EarthLink has the option to purchase up to 19.9% of Cidco's issued and outstanding shares of common stock, all subject to the terms and conditions described below, among others.

    The option granted under the Stock Option Agreement may only be exercised if one of the following events occurs:

  •
  the merger agreement is terminated by EarthLink because (i) Cidco breaches or fails to perform any of its representations, warranties, covenants or other agreements in any material respect and fails to cure such after thirty days notice thereof; (ii) Cidco's Board of Directors shall have, (w) withdrawn, materially amended or modified in any respect adversely to EarthLink its recommendation and/or support of the tender offer and/or the merger in any manner,

    (x) approved or recommended any Takeover Proposal from another party other than EarthLink, (y) failed to timely mail its Schedule 14D-9 to the Cidco stockholders, or (z) resolved or proposed to do (w), (x) or (y); (iii) in response to any tender offer or exchange offer or public announcement thereof, Cidco and its Board of Directors fails to reject the offer within five days thereafter or resolve to support such other offer; or (iv) if Cidco breaches its nonsolicitation obligations and exceptions" or enters into any definitive agreement with respect to any Takeover Proposal;

  •
  the merger agreement is terminated by Cidco because (i) Cidco receives a Takeover Proposal that Cidco's Board of Directors determines is superior to EarthLink's; or (ii) Cidco enters into a definitive agreement with respect to any Takeover Proposal superior to EarthLink's, provided in all cases Cidco has otherwise complied with its obligations under the merger agreement;

  •
  the merger agreement is terminated and a termination fee becomes payable under the terms of the merger agreement; or

  •
  the stockholders of Cidco do not approve the merger agreement.

    EarthLink will have 90 days from the occurrence of one of these events to give notice of its decision to exercise its option. The option will expire if it is not exercised before:

  •
  Sub is merged with and into Cidco; or

  •
  twenty-four months pass after the occurrence of an event that makes the option exercisable.

    The exercise price under the stock option agreement is $0.36 per share. Shares of Cidco common stock subject to the option will be adjusted to account for stock dividends, stock splits, mergers, share exchanges and the like.

    If EarthLink exercises the option, it has the right to cause Cidco to register the shares of common stock that it purchases under the Securities Act of 1933, so long as the shares to be registered equal at least 2% of the outstanding shares of Cidco on a fully diluted basis. EarthLink has no right to cause the registration of any shares of common stock that may be sold under Rule 144(k) of the Securities Act of 1933, which generally permits sales of securities by persons who have not been affiliated with the issuer of those securities for at least three months prior to the sale, so long as at least two years have passes since the securities were acquired from the issuer or one of its affiliates.

10. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to us with respect to beneficial ownership of Cidco's common stock by (a) each stockholder known by us to be the beneficial owner of more than 5% of the common stock, (b) each of our directors, executive officers, and key executive officers of our subsidiaries, and all of our directors and executive officers as a group.

Five Percent Owners

    The table below lists the persons known by Cidco to beneficially own at least 5% of our common stock as of the record date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Cidco Common Stock	EarthLink, Inc.(2)(3) 1375 Peachtree Street NW, 7 North, Atlanta, Georgia 30309	14,017,162	83.09%

(1)
Computed on the basis of 14,076,602 shares of common stock outstanding as of the record date.

(2)
EarthLink, Inc., is the sole owner of EarthLink Acquisition Sub, Inc., which directly owns 11,224,576 shares of common stock of Cidco. As a result, EarthLink, Inc. may be deemed to be the beneficial owner of all of the shares owned by EarthLink Acquisition Sub, Inc. by virtue of its power to vote and dispose of such shares. EarthLink also has an option to purchase 2,792,586 shares, or such lower number of shares that do not exceed 19.9% of Cidco's outstanding shares of common stock on the date the option is first exercised without giving effect to any shares subject to or issued pursuant to the Option. Accordingly, the number of shares beneficially owned by EarthLink, Inc. is the sum of the number of shares owned by EarthLink Acquisition Sub, Inc. (11,224,576 shares) and the number of shares for which the option is exercisable as of the record date (2,792,586 shares), or 14,017,162 shares, which is 83.09% of the outstanding shares of Cidco common stock, as adjusted for issuance of the 2,792,586 shares.

(3)
Charles G. Betty, Michael S. McQuary, Lee Adrean, Samuel R. DeSimone, Jr., Lance Weatherby, and Brent Cobb as directors and executive officers of EarthLink Acquisition Sub, Inc. and Cidco Incorporated, as described in the proxy statement, may be deemed to beneficially own such shares, but each disclaims such beneficial ownership.

Common Stock Ownership of Directors and Executive Officers

    The table below contains certain information regarding ownership of our common stock by our directors and executive officers as of the record date. It does not reflect any changes in ownership that may have occurred after that date. In accordance with SEC regulations, beneficial ownership as reported in the table includes shares of stock as to which a person possesses sole or shared voting or investment power on or before the record date. Each of the former and current directors and executive officers of Cidco have an address at 220 Cochrane Circle, Morgan Hill, California 95037.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Paul G. Locklin Director and Former President and Chief Executive Officer	0		0%
Michael S. McQuary President and Director	0	(2)	0
Lee Adrean Chief Financial Officer and Director	0	(3)	0
Brent Cobb Vice President and Director	0	(4)	0
Lance Weatherby Director	0	(5)	0
Samuel R. DeSimone, Jr. Secretary	0	(6)	0
Arthur B. Kenny Assistant Secretary	0		0
Ernest K. Jacquet Former Director	0		0
Marv Tseu Former Director	0		0
Robert Lee Former Director	0		0
John Floisand Former Director	0		0
Richard D. Kent Former Chief Financial Officer and Chief Operating Officer	0		0

William A. Sole Former Executive Vice President, Worldwide Sales and Marketing	0	0
Timothy J. Dooley Former Executive Vice President, Strategic Business Development	0	0
Ian G.A. Laing Former Executive Vice President, Network Phones and Accessory Products	0	0
All current directors and executive officers as a group (7 persons)	0	0

(1)
Computed on the basis of 14,076,602 shares of common stock outstanding as of the record date.

(2)
Mr. McQuary is also a Director and the President of EarthLink Acquisition Sub, Inc. and EarthLink, Inc. and may be deemed to beneficially own the shares of Cidco owned by EarthLink Acquisition Sub, Inc., but disclaims such ownership.

(3)
Mr. Adrian is also the Chief Financial Officer of EarthLink Acquisition Sub, Inc. and an Executive Vice President and Chief Financial Officer of EarthLink, Inc. and may be deemed to beneficially own the shares of Cidco owned by EarthLink Acquisition Sub, Inc., but disclaims such ownership.

(4)
Mr. Cobb is also a Vice President of EarthLink Acquisition Sub, Inc. and a Vice President of Strategy and Development of EarthLink, Inc. and may be deemed to beneficially own the shares of Cidco owned by EarthLink Acquisition Sub, Inc., but disclaims such ownership.

(5)
Mr. Weatherby is also an Executive Vice President of EarthLink Acquisition Sub, Inc. and EarthLink, Inc. and may be deemed to beneficially own the shares of Cidco owned by EarthLink Acquisition Sub, Inc., but disclaims such ownership.

(6)
Mr. DeSimone is also the Secretary of EarthLink Acquisition Sub, Inc. and an Executive Vice President, General Counsel and Secretary of EarthLink, Inc. and may be deemed to beneficially own the shares of Cidco owned by EarthLink Acquisition Sub, Inc., but disclaims such ownership.

11. OTHER MATTERS

    The Cidco Board of Directors is not aware of any other business that will be presented for consideration at the special meeting other than as described in this proxy statement.

12. STOCKHOLDER PROPOSALS

    Pursuant to Cidco's bylaws, only such business will be conducted at a special meeting of the stockholders as shall have been properly brought before the meeting. At a special meeting of the stockholders, a stockholder may properly bring business before such a meeting if, and only if, the notice for a special meeting provides for business to be brought before the meeting by a stockholder. Accordingly, the Cidco Board of Directors has discretion whether or not to permit the submission of stockholder proposals in connection with this special meeting and, at this time, does not intend to permit any stockholder proposals. Therefore, the notice for this special meeting does not permit the submission of stockholder proposals.

    Furthermore, pursuant to Cidco's bylaws, only such business will be conducted at an annual meeting of the stockholders as shall have been properly brought before the meeting. A stockholder proposal submitted for inclusion in Cidco's proxy statement and form of proxy for its 2002 annual meeting must be given in a timely fashion in writing to the Secretary of Cidco. To be timely, since no annual meeting was held in 2001, notice by the stockholders must be received not later than the close of business on the 10th day following the day on which the date of the 2002 annual meeting is publicly announced.

    As a result, stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2002 annual meeting of stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by us no later than the 10th day following the day Cidco publicly announces the date of the 2002 annual meeting.

    All proposals of stockholders with regard to the 2002 annual meeting should be submitted within the specified time period by certified mail, return receipt requested, to Samuel R. DeSimone, Jr., Secretary of Cidco, at Cidco Incorporated, 220 Cochrane Circle, Morgan Hill, California 95037. The notice of proposal should include:

  •
  a brief description of the business desired to be brought before the 2002 annual meeting;

  •
  the name and address, as they appear on Cidco's books, of the stockholder proposing the business;

  •
  the class and number of shares of Cidco which are beneficially owned by the stockholder; and

  •
  any material interest of the stockholder in the proposed business.

    We will provide you a copy of our by-laws upon request in writing to our Corporate Secretary at the address listed above.

13. WHERE YOU CAN FIND MORE INFORMATION

    Cidco is subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file reports and other information with the SEC relating to its business, financial condition, and other matters. Information as of particular dates concerning Cidco's directors and officers, their remuneration, stock options granted to them, the principal holders of Cidco's securities, any material interests of such persons in transactions with Cidco, and other matters is required to be disclosed in reports, proxy statements or other filings distributed to Cidco's stockholders and filed with the SEC. Such reports, proxy statements, and other information should be available for inspection at the SEC's Public Reference Room, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies should be obtainable upon payment of the SEC's customary charges by writing to the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

    The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

Cidco SEC Filings (File No. 0-23296)	Period
Preliminary Proxy Statement on Schedule 14A	Filed on December 4, 2001
Amended Registration Statement on Form 8-A	Filed on November 14, 2001
Current Report on Form 8-K	Filed December 12, 2001
Current Report on Form 8-K	Filed October 31, 2001
Amended Initial Solicitation Statement on Schedule 14D-9	Filed December 4, 2001
Amended Initial Solicitation Statement on Schedule 14D-9	Filed November 15, 2001
Amended Initial Solicitation Statement on Schedule 14D-9	Filed October 31, 2001
Initial Solicitation Statement on Schedule 14D-9	Filed October 31, 2001
Quarterly Report on Form 10-Q	Quarter ended September 30, 2001
Quarterly Report on Form 10-Q	Quarter ended June 30, 2001
Quarterly Report on Form 10-Q	Quarter ended March 31, 2001
Annual Report of Form 10-K	Year ended December 31, 2000

    Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement, by requesting them in writing or by telephone from Cidco at the following address:

Cidco Incorporated
220 Cochrane Circle
Morgan Hill, California 95037
(408) 779-1162

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

EARTHLINK, INC.

EARTHLINK ACQUISITION SUB, INC.

and

CIDCO INCORPORATED

Dated as of October 17, 2001

A–1

[Execution Copy]

AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER, dated as of October 17, 2001 (this "Agreement"), is by and among EarthLink,  Inc., a Delaware corporation ("EarthLink"), EarthLink Acquisition Sub, Inc., a Delaware corporation ("Sub"), and Cidco Incorporated, a Delaware corporation ("Cidco").

    WHEREAS, Cidco is in the business of the manufacture and sale of Internet e-mail appliances and providing Internet e-mail service for its subscribers (the "Business");

    WHEREAS, the respective Boards of Directors of Cidco, EarthLink and Sub have unanimously approved, in accordance with Delaware General Corporation Law ("DGCL"), the acquisition of Cidco by EarthLink by means of a merger of Sub with and into Cidco (the "Merger") on the terms and subject to the conditions set forth in this Agreement; and the Board of Directors of Cidco has determined that the Offer (as defined in Section 1.1) and the Merger are fair to and in the best interests of the holders of Shares (as defined herein);

    WHEREAS, Cidco's Directors, officers and certain significant stockholders (collectively the "Insider Shareholders") are simultaneously entering into stock tender and voting agreements with EarthLink (the "Voting Agreements") in substantially the form attached hereto as Exhibit A, pursuant to which the Insider Shareholders have agreed to tender their Shares in the Offer and to vote in favor of the Merger, in each case, in accordance with the terms and conditions of such Voting Agreements;

    WHEREAS, to effectuate the acquisition, Cidco and EarthLink each desire that EarthLink cause Sub to commence a cash tender offer to purchase 100% of the outstanding shares of common stock, $.01 par value per share, of Cidco (the "Cidco Common Stock") (the shares of Cidco Common Stock are referred to herein as "Shares"), on the terms and subject to the conditions set forth in this Agreement and the Offer Documents (as defined in Section 1.2 hereof); and the Board of Directors of Cidco has unanimously approved such tender offer and has resolved to recommend to its stockholders that they accept the tender offer and tender their Shares pursuant thereto;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to EarthLink's willingness to enter into this Agreement, EarthLink and Cidco have entered into the Stock Option Agreement of even date herewith (the "Stock Option Agreement", in the form attached as Exhibit B hereto) providing for the granting by Cidco to EarthLink of an option to purchase from Cidco up to 19.9% of the outstanding Cidco Common Stock, subject to the terms and conditions set forth therein;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Cidco's willingness to enter into this Agreement, EarthLink and Cidco have entered into the Advance Agreement (the "Advance Agreement"), in the form attached as Exhibit C hereto, providing for a loan from EarthLink to Cidco, subject to the terms and conditions set forth therein; and

    WHEREAS, unless as otherwise specifically set forth or the context requires otherwise, references to Cidco herein shall mean Cidco and each of its subsidiaries and other entities set forth on Schedule 3.1 hereto (collectively, the "Subsidiaries");

    NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

The Tender Offer

    SECTION 1.1.  The Offer.  (a) Cash Tender Offer. Provided that this Agreement shall not have been terminated pursuant to Article VII, on or before October 31, 2001 or as promptly thereafter as practicable, and subject to the conditions set forth in Annex I (the "Tender Offer Conditions") and, provided further, no fact, occurrence or circumstance shall exist which would result in a failure to satisfy any of the Tender Offer Conditions, subject to the provisions of this Agreement, EarthLink shall cause Sub to commence (within the meaning of Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer to purchase (the "Offer") all of the outstanding Shares at a price of $.36 per Share, net to the seller of such Shares in cash (such amount, or any greater amount per Share paid pursuant to the Offer, being hereinafter referred to as the "Offer Consideration"). Notwithstanding the foregoing, if between the date of this Agreement and the closing of the Offer, the outstanding Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Offer Consideration shall be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The obligation of EarthLink and Sub to commence the Offer, consummate the Offer, accept for payment and to pay for the Shares validly tendered in the Offer and not withdrawn shall be expressly subject to those conditions set forth in Annex I hereto, including, without limitation, the condition that a number of Shares representing a majority of all Shares outstanding at the time that the Shares are accepted for payment pursuant to the Offer shall have been validly tendered and not withdrawn prior to the expiration of the Offer. The initial expiration date of the Offer will be midnight, New York City time, on the twentieth (20th) business day after the Offer is commenced (the "Offer Period"); provided however that, subject to the requirements of applicable Law, and so long as this Agreement is in effect and the conditions to the Offer set forth on Annex I have not been satisfied or waived, the term of the Offer may be extended in the sole discretion of the EarthLink for up to an aggregate of three (3) additional ten (10) business day periods (the "Offer Period Extensions").

    (b) EarthLink shall provide or cause to be provided to Sub on a timely basis the funds necessary to purchase any Shares that Sub becomes obligated to purchase pursuant to the Offer and shall cause Sub to effect performance of its obligations as set forth in this Agreement.

    (c) Back-End Merger. Upon acceptance for payment of Shares tendered pursuant to the Offer (together with any applicable Offer Period Extensions), if the number of Shares purchased in the Offering equals at least 90% of the applicable issued and outstanding Shares, the parties shall cause the Merger to occur promptly as set forth in this Agreement and pursuant to Section 253 and other applicable provisions of the DGCL (a "Short-Form Merger"). If the number of Shares so purchased is greater than 51% but less than 90% of the applicable issued and outstanding Shares at the time that the Offer is terminated, EarthLink and Cidco shall, subject to Article VI hereof, take all such actions as may be necessary or advisable to cause Sub to be merged with and into Cidco in accordance with the terms of this Agreement and the DGCL, including without limitation convene a special stockholders' meeting and solicit proxies therefor (all in compliance with applicable federal securities laws) to secure Cidco stockholder approval for such a Merger (the "Long Form Merger"), and Cidco covenants that the Cidco Board of Directors will vote in favor of the Long Form Merger and recommend it to Cidco's stockholders.

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    (d) Obligations; Section 5.8 The obligations of the Cidco Board of Directors in this Section 1.1 with respect to approving and recommending the transactions contemplated in this Agreement to the Cidco stockholders shall be subject to the provisions of Section 5.8 hereof, provided, that the obligations of the members of the Cidco Board of Directors with respect to tendering their shares in the Offering and voting their Shares in a Short-Form Merger or Long-Form Merger, as set forth in their respective Voting Agreements, shall survive, be separate from and not affected by any actions or vote of the Cidco Board of Directors taken pursuant to Sections 1.1, 5.8 and other related sections hereof.

    SECTION 1.2.  Offer Documents.  On or before October 31, 2001 or otherwise in compliance with the periods provided by applicable Law, EarthLink and Sub shall file or cause to be filed with the Securities and Exchange Commission ("SEC") a Tender Offer Statement on Schedule TO (the "Schedule TO") with respect to the Offer which shall contain the offer to purchase, letter of transmittal and other applicable related documents (such Schedule TO, letter of transmittal and other Offer documents and instruments pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents") and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder; provided, however, that no agreement or representation is hereby made or shall be made by EarthLink or Sub with respect to information supplied by Cidco or with respect to Cidco information derived from Cidco's SEC reports which is included or incorporated by reference in, the Offer Documents. EarthLink, Sub and Cidco each agrees promptly to correct any information provided by them for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and to promptly notify in writing each other party hereto of the nature and cause of such changes. To the extent information in the Offer Documents needs to be modified or corrected pursuant to applicable law, the parties hereto agree to cooperate in good faith to make such modifications or corrections and to file and disseminate them as required by applicable law.

    SECTION 1.3.  Certain Actions.  (a) Cidco hereby approves of and consents to the Offer and represents and warrants that Cidco's Board of Directors (at a meeting duly called and held) has (A) unanimously determined that each of this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable, fair to and in the best interests of Cidco and its stockholders, (B) unanimously approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger recommending that the holders of Shares accept the Offer and approve and adopt this Agreement and approve the Merger and the other transactions contemplated hereby, (C) resolved to elect not to be subject to and to not cause Cidco to avail itself of any State Anti-Takeover Law that is or purports to be applicable to the Offer, the Merger or the transactions contemplated by this Agreement, (D) taken all steps necessary or appropriate to render any other provision of Delaware or California law concerning transactions with interested stockholders inapplicable to this Agreement and to the transactions contemplated hereby and thereby, including the Offer and the Merger, (E) subject to Section 5.8 hereof, resolved to recommend that the holders of Shares accept the Offer and tender all of their Shares pursuant thereto and approve the Merger, and (F) approved any increase in the size of Cidco's Board of Directors required by Section 1.4 hereof and, subject to compliance with Section 14(f) of the Exchange Act, approved the appointment of EarthLink's Designees (as defined in Section 1.4).

    (b) Cidco has been advised that each of its directors and executive officers and certain stockholders shall tender pursuant to the Offer all Shares owned of record and beneficially by such director and executive officer and certain stockholders as of this date and hereafter acquired, except to the extent of any restrictions created by Section 16(b) of the Exchange Act as advised by counsel. Cidco hereby consents to the inclusion in the Offer Documents of the recommendation of its Board of Directors referred to in this Section 1.3. Cidco hereby agrees to file with the SEC simultaneously with the filing by EarthLink and Sub of the Schedule TO, a Solicitation/Recommendation Statement on

3

Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") which will contain (subject to the fiduciary duties of the Board of Directors as advised by counsel) such recommendation of the Board of Directors of Cidco in favor of the Offer and Merger and otherwise comply with Rule 14d-9 under the Exchange Act. Cidco covenants that the Schedule 14D-9 shall comply in all material respects with the Exchange Act and other applicable Law and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable Law, provided, however, that no agreement or representation is hereby made or shall be made by Cidco with respect to information provided by EarthLink or Sub or with respect to EarthLink or Sub information derived from EarthLink's SEC reports which is included or incorporated by reference in the Schedule 14D-9. Cidco, EarthLink and Sub each agree promptly to correct any information provided by them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and Cidco further agrees to take all lawful action necessary to cause the Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the holders of Shares, in each case as and to the extent required by applicable Law. EarthLink and Sub and their counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. In addition, Cidco agrees to provide EarthLink, Sub and their counsel in writing with any comments or other communications that Cidco or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

    (c) EarthLink covenants that the Schedule TO shall comply in all material respects with the Exchange Act and other applicable Law and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable Law. EarthLink and Sub each agree promptly to correct any information provided by them for use in the Schedule TO if and to the extent that it shall have become false or misleading in any material respect and EarthLink further agrees to take all lawful action necessary to cause the Schedule TO as so corrected to be filed promptly with the SEC and disseminated to the holders of Cidco Common Stock, in each case as and to the extent required by applicable Law. Cidco and its counsel shall be given an opportunity to review and comment upon the Schedule TO and any amendments thereto prior to the filing thereof with the SEC. In addition, EarthLink and Sub agree to provide Cidco and their counsel in writing with any comments or other communications that EarthLink or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule TO promptly after the receipt of such comments or other communications.

    (d) In connection with the Offer, Cidco shall (or shall cause its transfer agent to) promptly furnish EarthLink with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record holders of Shares as of the latest practicable date and shall furnish EarthLink with such information and assistance (including updated lists of stockholders, mailing labels and lists of security positions) as EarthLink or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable Law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, EarthLink and Sub shall hold in confidence the information contained in such labels and lists, shall use such information only in connection with the Offer and the Merger, and, if the Offer or this Agreement is terminated in accordance with its terms, shall deliver promptly to Cidco (or destroy and certify to Cidco the destruction of) all copies of such information then in their possession. In addition, Cidco covenants to distribute the applicable Offer Documents (at the same time that such are distributed to Cidco's stockholders) to holders of its options who are not also stockholders.

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    (e) Each party hereto shall file all written communications, that are made public or otherwise supplied to third parties, with the SEC on or prior to the date the communication is first used as required by the federal securities laws. All such communications shall comply as to form and content, including bearing the appropriate legends, in all material respects with the applicable provisions of the federal securities laws. Each party agrees that, prior to any such filing or use of written communications, such party will provide the other party and its counsel the opportunity to review and comment (promptly and in good faith) on such communications and filings.

    SECTION 1.4.  Directors.  (a) Upon the acceptance for payment of, and payment by Sub in accordance with the Offer for, at least a majority of the issued and outstanding Shares pursuant to the Offer, EarthLink shall be entitled to designate such number of directors on the Board of Directors (the "EarthLink Designees"), rounded up to the next whole number, as will give EarthLink representation on the Board of Directors equal to the product of (i) the number of authorized directors on the Board of Directors (giving effect to the directors elected pursuant to this Section 1.4) and (ii) the percentage that the number of Shares purchased by Sub or EarthLink or any affiliate thereof bears to the aggregate number of Shares then outstanding (the "Percentage"), and Cidco shall, upon the election and request by EarthLink, promptly increase the size of the Board of Directors and/or secure the resignations of such number of directors as is necessary to enable the EarthLink Designees to be elected to the Board of Directors and shall cause the EarthLink Designees to be so elected. At the request of EarthLink, Cidco will cause such individuals designated by EarthLink to constitute the same Percentage of (i) each committee of the Board of Directors, (ii) the board of directors of each Subsidiary of Cidco and (iii) the committees of each such board of directors. Cidco's obligations to appoint the EarthLink Designees to the Board of Directors and committees thereof shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Cidco shall promptly take all appropriate action required pursuant to such Section 14(f) and Rule 14f-1 to effect any such election and shall, subject to the next succeeding sentence, include in the Schedule 14D-9 the information required by Section 14(f) and Rule 14f-1. EarthLink will supply to Cidco in writing and be solely responsible for any information with respect to itself and the EarthLink Designees, directors and affiliates required by Section 14(f) and Rule 14f-1.

    (b) After the time that the EarthLink Designees constitute at least a majority of the Board of Directors and until the Effective Time (as defined in Section 2.3), any (i) amendment or termination of this Agreement by or on behalf of Cidco, (ii) exercise or waiver of any of Cidco's rights or remedies hereunder, extension of time for the performance or waiver of any of the obligations or other acts of EarthLink or Sub hereunder or (iii) other action by Cidco in connection with this Agreement, shall require the approval of a majority of then-serving directors, if any, who are not EarthLink Designees (the "Continuing Directors"), except to the extent that applicable law requires that such action be acted upon by the full Board of Directors, in which case such action will require the concurrence of both a majority of the Board of Directors and a majority of the Continuing Directors. Vacancies in the Continuing Directors may (but are not required to be) filled by designees selected the EarthLink Designees, who shall be deemed Continuing Directors for purposes of this Agreement. In the event there are no remaining Continuing Directors (for any reason) at the time any such matter is addressed by the Cidco Board of Directors, the vote of the Continuing Directors as set forth herein shall not be required. The Board of Directors shall not delegate any matter set forth in this Section 1.4 to any committee of the Board of Directors.

ARTICLE II

The Merger

    SECTION 2.1.  The Merger.  At such time as the conditions set forth in Article VI have been satisfied, and as set forth in Section 1.1(b) hereof and in accordance with Delaware law, Sub shall be merged with and into Cidco. Immediately following the Effective Time (as defined in Section 2.3), the

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separate corporate existence of Sub shall cease and Cidco shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be designated by EarthLink and may be changed in connection with such Merger.

    SECTION 2.2.  Closing.  The closing of the Merger (the "Closing") will take place at such time and date to be specified by the parties (the "Closing Date"), which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Hunton & Williams, 600 Peachtree St., Suite 4100, Atlanta, GA 30308 or as otherwise agreed to by the parties hereto.

    SECTION 2.3.  Effective Time.  Subject to the provisions of this Agreement and in accordance with Delaware law, as soon as practicable on the Closing Date, the parties shall file a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed and acknowledged in accordance with the relevant provisions of, Delaware law. The Merger shall become effective at the date and time specified in the Certificate of Merger (the "Effective Time").

    SECTION 2.4.  Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware law and in the Certificate of Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the properties, rights, privileges, powers and franchises of Sub and Cidco shall vest in the Surviving Corporation, and all debts, liabilities and duties of Sub and Cidco shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 2.5.  Certificate of Incorporation and Bylaws.

    At the Effective Time:

      (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read as set forth in Exhibit D hereto, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      (b) the Bylaws of the Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving corporation until thereafter changed or amended as provided therein or by applicable Law.

    SECTION 2.6.  Directors and Officers.  The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified (or their earlier resignation or removal), as the case may be.

    SECTION 2.7.  Effect on Shares.  As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, Cidco or the holders of any securities of Cidco or Sub:

      (a) Cancellation of Cidco-Owned Shares and EarthLink-Owned Shares. Each Share that is owned directly by Cidco as treasury stock or by EarthLink, Sub or any subsidiary of either, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

      (b) Conversion of Cidco Common Stock. Subject to Section 2.9(f), each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 2.7(a)) shall be converted into the right to receive an amount in cash equal to the Offer Consideration (the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the

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  Effective Time represented outstanding Shares (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive cash in an amount equal to the product that is obtained by multiplying (A) the Merger Consideration by (B) the number of Shares validly surrendered.

      (c) Conversion of Common Stock of Sub. Each issued and outstanding share of common stock, $.01 par value per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

    SECTION 2.8.  Dissenter's Rights.  Notwithstanding any other provisions of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger and who shall have provided valid notice of their intent to demand payment for such Shares (all in accordance with Section 262 of the DGCL) shall not be converted into or represent the right to receive the Merger Consideration (collectively, the "Dissenting Shares"). Such Dissenting Shares instead shall, from and after the Effective Time, represent only the right to receive payment for such Dissenting Shares in accordance with the provisions of Sections 262 of the DGCL relating to appraisal rights, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to dissent and obtain payment for such stockholder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender in the manner provided in Section 2.9, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such stockholder's Shares. Cidco shall give EarthLink (a) prompt notice of any demands received by Cidco for appraisal of Dissenting Shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Cidco and (b) EarthLink shall have the right to participate in all negotiations and proceedings with respect to such demands. Except as required by a court or as may be required by applicable Law, Cidco shall not, except with the prior written consent of EarthLink, make any payment with respect to any demands for appraisal or offer to settle, or settle any such demands.

    SECTION 2.9.  Exchange of Certificates.  (a) Exchange Agent. As of the Effective Time, EarthLink shall deliver (or cause to be delivered) to American Stock Transfer & Trust Company, or another bank or trust company designated by it (the "Exchange Agent"), for the benefit of the holders of shares of Cidco Common Stock for exchange in accordance with this Article II, funds sufficient to make payment of the Merger Consideration payable pursuant to Section 2.7(b). Such funds, referred to in the preceding sentence, are hereafter referred to in the aggregate as the "Exchange Fund".

    (b) Notice of Exchange. Within five (5) business days after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose Shares were converted into the Merger Consideration pursuant to Section 2.7, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as EarthLink and Cidco may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

    (c) Exchange Procedures. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a check payable to the order of such holder representing payment of the Merger Consideration for each Share evidenced by the Certificate surrendered and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of any Share which is not registered in the transfer records of Cidco, cash may be paid to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed

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or otherwise be in proper form for transfer. Until surrendered as contemplated by this Section 2.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

    (d) No Further Ownership Rights in Cidco Common Stock. All Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to Shares theretofore represented by such Certificates. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

    (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for one (1) year after the Effective Time shall be delivered to EarthLink, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to EarthLink for payment of their claim for Merger Consideration.

    (f)  No Liability. None of EarthLink, Cidco, Sub or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, payable to the holder of such Certificate would otherwise escheat to or become the property of any foreign, federal, state or local governmental agency, body, commission, instrumentality or authority of any type (a "Governmental Authority") any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

    (g) Investment of Exchange Fund. Subject to any other arrangements made between such parties, the Exchange Agent shall invest the Exchange Fund, as directed by EarthLink, on a daily basis. Any interest and other income resulting from such investments shall be paid to EarthLink.

    (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against EarthLink, Surviving Corporation or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

    (i)  Withholding Rights. EarthLink or the Surviving Corporation shall be entitled but not required to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from consideration otherwise payable pursuant to this Agreement to any holder of securities such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld, (A) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made, and (B) EarthLink shall provide, or cause the Exchange Agent to provide, to the holders of such securities written notice of the amounts so deducted or withheld.

    SECTION 2.10.  Stock Options and Warrants.  (a)  Schedule 2.10 sets forth a correct and complete list identifying each of Cidco's stock option plans (the "Stock Option Plans"), options,

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warrants, rights and other agreements and instruments granting rights to purchase Cidco Common Stock or other Cidco capital stock or equity interest in Cidco (collectively, "Options"). As set forth in detail herein and subject to the provisions of this Agreement and the terms of such instruments: (a) all vested and validly exercisable Options to purchase Cidco Common Stock or other Cidco capital stock ("Vested Options") may be exercised at any time prior to the Effective Time of the Merger and thereafter the shares of Cidco Common Stock or other Cidco capital stock so acquired shall be subject to the terms of this Agreement, (b) all Vested Options not properly exercised prior to the Effective Time of the Merger shall expire, terminate and be cancelled in full at no cost or liability to any party as of the Effective Time of the Merger, and shall not be replaced, repurchased or otherwise subject to any compensation whatsoever by any party, and (c) all Options of any type that are unvested and/or not properly exercisable prior to the Effective Time of the Merger ("Unvested Options") shall expire and terminate in full as of the Effective Time of the Merger, and shall not be replaced, repurchased or otherwise subject to any compensation by any party. For purposes of this Agreement, "Included Options" shall be all Vested Options that are properly exercised as set forth therein.

ARTICLE III

Representations and Warranties of Cidco

    Cidco hereby represents and warrants to EarthLink and Sub, that except as set forth in the Disclosure Schedules delivered by Cidco to EarthLink and Sub on the date hereof (the "Disclosure Schedules"), the following provisions of this Article III are true and correct. The Disclosure Schedules shall be arranged to correspond to the numbered and lettered paragraphs contained in this Article III, and cross-references to other sections of the Disclosure Schedules is permitted.

    SECTION 3.1.  Organization, Qualification.  Cidco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Cidco. Cidco owns, directly or indirectly, all of the capital stock of each of the corporations and all of the equity interest of each of the Subsidiaries set forth on Schedule 3.1. Each Subsidiary is duly and validly organized and in good standing under the Laws of the jurisdiction listed on Schedule 3.1, and each Subsidiary is duly qualified as a foreign corporation or other entity in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on such Subsidiary. Cidco does not own, and does not have any right or obligation to acquire, any equity interest of any type in any other entity or business enterprise other than the Subsidiaries. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to Cidco means such state of facts, event, change or effect that has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties (including without limitation tangible properties), assets (including without limitation any Material Contract), financial condition or results of operations of Cidco.

    SECTION 3.2.  Capitalization.

    (a) The authorized capital stock of Cidco consists of: 35,000,000 shares of Common Stock, $.01 par value per share, of which 14,033,097 shares are issued and outstanding on the date hereof. No other classes or series of capital stock are authorized, issued or outstanding. All the outstanding shares of Cidco Common Stock have been validly issued, are fully paid and non-assessable. The issued and outstanding capital stock of each Subsidiary is set forth on Schedule 3.2 hereto, all of which is owned

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and held by Cidco. 157,299 shares of Common Stock are reserved and scheduled for purchase under the Cidco Employee Stock Purchase Plan ("ESPP"), which amount is the maximum number of Common Stock shares that can be purchased under the ESPP. The next purchase of shares under the ESPP shall be accelerated and will occur on the fourth (4th) business day after all required notices of acceleration have been delivered to the participants under the ESPP (the "Last ESPP Purchase"), and the maximum number of shares that may be purchased in connection therewith is 157,299 Shares. No other purchases under the ESPP shall be allowed or arranged. The ESPP shall be cancelled and terminated in full effective immediately following the date of the Last ESPP Purchase, and after the date of this Agreement, no further activity under or participation in the ESPP shall occur other than consummation of the Last ESPP Purchase.

    (b) Cidco is not party to, nor is aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities thereof.

    (c) As of the date hereof, there were outstanding Options to purchase an aggregate of 2,347,394 Shares of Cidco Common Stock, including under Cidco's Stock Option Plans and otherwise, all of which are set forth in detail on Schedule 3.2(c). Other than as set forth in this Section 3.2, there are not now, and at the Effective Time there will not be, any (i) shares of capital stock or other equity securities of Cidco issuable upon exercise other than Shares issuable pursuant to the exercise of the Options described in this Section 3.2(c), (ii) other outstanding awards under the Cidco Stock Option Plans, or (iii) outstanding Options or other rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Cidco or any Subsidiary ("Convertible Rights"), or contracts, understandings or arrangements to which Cidco or any Subsidiary is a party, or by which any of them is or may be bound, to issue additional shares of its capital stock ("Stock Rights").

    (d) Cidco has not issued any Cidco Common Stock, Options, Convertible Rights or Stock Rights of any type after September 6, 2001, other than as required pursuant to the Stock Option Plans.

    SECTION 3.3.  Corporate Authority; No Violation.  Cidco has the corporate power and authority to enter into this Agreement and to carry out all its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Cidco and, except for the approval by Cidco's stockholders in the event of a Long Form Merger, no other corporate proceedings on the part of Cidco are necessary to authorize this Agreement and the transactions contemplated hereby. The Board of Directors of Cidco has determined that the transactions contemplated by this Agreement are advisable and in the best interest of Cidco and its stockholders and has recommended it to its stockholders. Each of this Agreement and all agreements and documents executed in connection with the transactions contemplated herein (collectively, the "Transaction Documents") has been duly and validly executed and delivered by Cidco and the other parties thereto, and assuming such Transaction Documents have been duly and validly executed and constitute the valid and binding agreements of the other parties thereto, each Transaction Document constitutes a valid and binding agreement of Cidco and the parties related to Cidco (including its subsidiaries, directors, officers and stockholders) (collectively, the "Cidco Parties") thereto, enforceable against Cidco and the Cidco Parties in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Neither Cidco nor any Cidco Party is subject to or obligated under any charter, bylaw or contract provision or any licenses, franchise or permit, or subject to any Law, which would be breached or violated by Cidco's executing or carrying out this Agreement. Other than in connection with or in compliance with the provisions of Delaware law, the federal Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, any applicable state anti-takeover and similar laws ("State Anti-Takeover Laws") and any applicable state securities laws ("Blue Sky Laws")

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(collectively, the "Cidco Required Approvals"), no authorization, consent or approval of, or filing with, any Governmental Authority is necessary for the consummation by Cidco of the transactions contemplated by this Agreement.

    SECTION 3.4.  SEC Reports and Financial Statements.  Cidco has timely filed all reports, registration statements, proxy statements and all other filings, together with any amendments required to be made with respect thereto, that are required to be filed with the SEC under the Securities Act and the Exchange Act and the rules and regulations thereunder (the "SEC Rules"). All reports, registration statements, proxy statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by Cidco with the SEC, together with any amendments thereto, are collectively referred to as the "Cidco SEC Reports." As of the respective dates of their filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) with the SEC, the Cidco SEC Reports complied with the applicable provisions of the Securities Act, the Exchange Act and the SEC Rules, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including any related notes or schedules) included or incorporated by reference in the Cidco SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and complied with the applicable provisions of the Securities Act, Exchange Act and the SEC Rules, and such financial statements present fairly the financial position of Cidco as of the dates thereof and the results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis consistent with past periods).

    SECTION 3.5.  Third Party Arrangements.  The Assignment and Assumption Agreement, dated October 1, 2001, by and among Cidco and certain third parties identified in Schedule 3.5 (the "Assignment and Assumption Agreement") has been executed by all parties except for Cidco. The amounts owed to Cidco thereunder are bona fide obligations, and all such obligations and amounts payable thereunder (to and from Cidco) shall be paid within three (3) business days after the date hereof. Except as contemplated under the Assignment and Assumption Agreement, there are no other agreements, arrangements or understanding between the parties to such agreement with respect to the subject matter thereof, and all information pertaining thereto has been provided to EarthLink.

    SECTION 3.6.  No Undisclosed Liabilities.  Neither Cidco nor any Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations reflected (i) in any of Cidco's SEC Reports, (ii) in Cidco's unaudited financial statements provided to EarthLink, or (iii) on Schedule 3.6, (b) liabilities incurred after September 30, 2001 in the ordinary course of business consistent with past practices, and (c) the obligation to pay fees and expenses of Cidco's attorneys, accountants, investment bankers and any other advisors relating to the transactions contemplated by this Agreement, which shall be reasonable. Schedule 3.6 shall set forth detail of all currently accrued/outstanding professional (legal, accounting, investment banking and otherwise) fees and a good faith estimate of the total of all professional fees to be paid by Cidco in connection with the transactions contemplated herein.

    SECTION 3.7.  Customers and Suppliers.  To the Knowledge of Cidco (as defined below), none of the material customers or suppliers of Cidco or any Subsidiary are in the process of or intend to terminate or otherwise materially alter their business relationship or pricing scheme with Cidco or such Subsidiary. For purposes of this Agreement, "Knowledge of Cidco" shall mean the actual knowledge of any of the directors and officers of Cidco in their capacities as directors and officers of Cidco or otherwise, after due inquiry.

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    SECTION 3.8.  No Violation of Law.  None of the business or operations of Cidco is being conducted in violation of any applicable statute, law, rule, regulation, executive order, ordinance, injunction, judgment, decree, award or order of any type ("Law") of any Governmental Authority, except (a) as described in any of the Cidco SEC Reports, and (b) for violations or possible violations which have not had, nor could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Cidco.

    SECTION 3.9.  Transactions with Affiliates.  For purposes of this Section 3.9, the term "Affiliate" shall mean (a) any person who is the beneficial owner of 5% or more of the voting securities of Cidco, (b) any director, officer or employee of Cidco, (c) any person, firm or entity that directly or indirectly controls, is controlled by or is under common control with Cidco, and (d) any member of the immediate family of any of the foregoing persons. Except as set forth in the SEC Reports, Cidco has not (in the ordinary course of business or otherwise) undertaken any of the following (directly or indirectly) with any Affiliate: (a) purchased, leased or otherwise acquired any property or assets or obtained any services in an amount which exceeded $10,000, (b) sold, leased or otherwise disposed of any property or assets or provided services to (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of Cidco) in an amount which exceeded $10,000, (c) entered into or modified in any manner any Contract, or (d) borrowed any money from, or made or forgiven any loan or advance. Except as set forth in the SEC Reports, (i) the Contracts of Cidco do not include any obligation or commitment with any Affiliate, (ii) the assets of Cidco do not include any receivable or other obligation or commitment from any Affiliate and (iii) the liabilities of Cidco do not include any payable or other obligation or commitment to or for any Affiliate. No officer or director of Cidco has any interest in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the businesses of Cidco.

    SECTION 3.10.  Certain Business Practices.  Neither Cidco nor any of its directors, officers or employees, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity or (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

    SECTION 3.11  Environmental and Safety Matters.  Cidco: (i) is in compliance with all applicable Environmental Laws, (ii) has not received any written or oral notice or information of any type regarding any potential responsibility, noncompliance or alleged noncompliance or any investigatory or remedial obligations arising under applicable Environmental Laws, (iii) has obtained and is in compliance with all terms and conditions of all permits, licenses and other authorizations required pursuant to Environmental Laws, and (iv) is not subject to any pending or (to the Knowledge of Cidco) threatened judicial, legal or administrative proceeding alleging the violation of or any potential liability under Environmental Laws. Further, there are no conditions, events, occurrences or activities that have or could reasonably be expected to: (i) interfere with or prevent continued compliance with the Environmental Laws or continued operation of the business of Cidco as currently conducted, (ii) give rise to liability against Cidco under any Environmental Laws, or (iii) form the basis of any claim, action, suit or proceeding of any type against or involving Cidco in connection with the Environmental Laws. The transactions contemplated by this Agreement do not and will not impose any obligations under Environmental Laws for site investigation, remediation, notice or consent of any Governmental Authority or third parties. For purposes of this Section 3.11, "Environmental Laws" means all foreign, federal, state or local Laws, permits, licenses or requirements (including consent decrees, judicial decisions and administrative orders) presently in force pertaining to the protection, preservation, conservation or regulation of the environment, or imposing requirements relating to public or employee health and safety, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the

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Emergency Planning and Community Right to Know Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and the Occupational Safety and Health Act, each as amended or reauthorized.

    SECTION 3.12  Intellectual Property.  Schedule 3.12 sets forth a complete, true and accurate list of all the following items owned or licensed by Cidco and used in the Business: (a) patents, trademarks, service marks, design marks, copyrights, trade names, corporate names, trade styles, brand names, logos (whether registered or unregistered, including all applications and requests therefor), Internet website addresses, URL and domain names (including for each, all applicable registration or serial numbers, countries and jurisdictions, dates of filing, grant, renewal and expiration, mark, class and all other pertinent information, (b) all trade secrets, know-how, formulae, proprietary processes and inventions, (c) all computer software programs of every type, including the related written and other documentation for such software (except commercially-available, "off the shelf" software programs) ("Software"), and (d) and all other tangible materials embodying technology or intellectual property rights, in all cases whether registered or unregistered, foreign and domestic, whether owned by or licensed to any Cidco and whether such properties are located on the applicable Cidco's Business premises or on the Business premises of any supplier or customer (collectively, the "Intellectual Property").

    Further:

      (a) Cidco possesses sole and unencumbered ownership or the valid right to use (pursuant to valid license or other agreements) all the Intellectual Property, including without limitation its Software. All license and other agreements from third parties for Cidco's use of any Intellectual Property are valid and binding, in full force and effect and are not infringing or otherwise violating any such agreements;

      (b) All registrations of Intellectual Property with any Governmental Authority have been duly issued and have not been canceled, abandoned or otherwise terminated; all renewals due through the Closing Date have been filed, and all applications for registration of Intellectual Property have been duly filed and are in process as of the Closing Date;

      (c) Cidco is not infringing upon the Intellectual Property rights of any other person or entity in any respect; Cidco has not received any notice (written or oral) of infringement upon or conflict with respect to Intellectual Property of any other Person;

      (d) Cidco has not received any notice (written or oral) challenging or questioning the validity or effectiveness of any Intellectual Property or any license or agreement held by Cidco with respect to any Intellectual Property;

      (e) Except with respect to manufacturers, distributors, end-users and customers of Cidco's products and services (each instance of which has been disclosed to EarthLink in the Disclosure Schedules), Cidco has not granted any other Person or entity any rights with respect to any of the Intellectual Property;

      (f)  Cidco has valid rights to sell and distribute each of its products and services (including without limitation its Software) currently being sold and distributed by it, including without limitation with respect to the Software received from third parties that are included or embedded in Cidco's Software pursuant to valid license agreements;

      (g) To the Knowledge of Cidco, no Person is using any Intellectual Property that is confusingly similar to, which infringes upon, or which violates any Cidco's rights with respect to the Intellectual Property; and

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      (h) Cidco's computer systems (including all hardware and Software components) are free of material defects and/or "bugs" in operation and programming, and perform without material errors and in accordance with the applicable documentation as provided to EarthLink.

    SECTION 3.13.  Employee Benefit Matters.  (a) Schedule 3.13 sets forth and Cidco has made available to EarthLink copies of the governing documents, summary plan descriptions, returns, reports and related employee communications of the following kinds of employee benefit plans (individually, a "Cidco Benefit Plan," and collectively, the "Cidco Benefit Plans") which are sponsored, maintained or contributed to by Cidco for the benefit of the employees of Cidco, or has been so sponsored, maintained or contributed to within six years prior to the date of this Agreement:

       (i) each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (including, but not limited to, employee benefit plans which are not subject to the provisions of ERISA); and

      (ii) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice, or understanding which is not described in Section 3.13(a)(i).

    (b) There has been furnished to EarthLink, with respect to each Cidco Benefit Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description.

    (c) Cidco does not contribute to or have an obligation to contribute to, and has not at any time within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, any employee benefit plan that is subject to Section 302 of ERISA, Section 412 of the Code, or Title IV of ERISA (including, without limitation, a multiemployer plan within the meaning of Section 3(37) of ERISA).

    (d) Cidco represents and warrants as follows:

       (i) Cidco has performed all obligations, whether arising by operation of law or by contract or by the terms of the Cidco Benefit Plans, required to be performed by it in connection with the Cidco Benefit Plans, and, to the Knowledge of Cidco, there have been no defaults or violations by any other party to the Cidco Benefit Plans;

      (ii) Each Cidco Benefit Plan conforms to and has been administered and operated in compliance with its governing documents and applicable Law, including, where applicable, ERISA and the Code;

      (iii) Each Cidco Benefit Plan intended to be qualified under Section 401 of the Code (A) satisfies in form the requirements of such Section except to the extent amendments are not required by Law to be made until a date after the Effective Time, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status in its current form, (C) has not, since receipt of the most recent favorable determination letter, been amended, except for amendments for which the period for requesting a favorable determination letter has not expired, and (D) has not been operated in a way that would adversely affect its qualified status, or has time remaining to apply under applicable Treasury Regulations or IRS;

      (iv) There are no actions, suits, or claims pending (other than routine claims for benefits) or, to the Knowledge of Cidco, threatened against, or with respect to, any of the Cidco Benefit Plans or their assets;

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      (v) No act, omission or transaction has occurred which would result in imposition on Cidco of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA, or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

      (vi) There is no matter pending (other than routine qualification determination filings) with respect to any of the Cidco Benefit Plans before any Governmental Authority;

     (vii) With respect to any employee benefit plan within the meaning of Section 3(3) of ERISA, which is not a Cidco Benefit Plan but which is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the date of this Agreement, by Cidco or any corporation, trade, business, or entity under common control with Cidco, within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA ("Cidco Commonly Controlled Entity"), (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the Pension Benefit Guaranty Corporation has been incurred, which liability has not been paid in full, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made; and (E) no event has occurred, and, to the Knowledge of Cidco, there exists no condition or set of circumstances in connection with which Cidco could, directly or indirectly, be subject to any liability under ERISA, the Code or any applicable Law; and

     (viii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) except as described in Schedule 5.12 with respect to the Cidco RIF Plan, require Cidco to make a larger contribution to, or pay greater benefits or provide other rights under, any Cidco Benefit Plan than it otherwise would absent the consummation of such transactions, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (B) except as provided in Section 5.4, create or give rise to any additional vested rights or service credits under any Cidco Benefit Plan.

      (ix) Each Cidco Benefit Plan pursuant to its terms may be amended or terminated by the unilateral action of Cidco.

    (e) Cidco is not a party to any agreement, nor has Cidco established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for such entity upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

    (f)  In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein, or under the Cidco Benefit Plans that would be reasonably likely to result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

    (g) With respect to each Cidco Benefit Plan, no event has occurred and there exists no condition or set of circumstances in connection with which Cidco could, directly or indirectly, be subject to any liability under ERISA, the Code or any applicable Law, except liability for benefit claims payable in the ordinary course.

    (h) With respect to each employee benefit plan within the meaning of Section 3(3) of ERISA, which is not a Cidco Benefit Plan but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six (6) years prior to the date of this Agreement, by Cidco or any Cidco Commonly Controlled Entity, no event has occurred and there exists no condition

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or set of circumstances in connection with which Cidco could, directly or indirectly, be subject to any liability whatsoever, whether or not under ERISA, the Code or any applicable law.

    SECTION 3.14.  Absence of Certain Changes or Events.  Since September 30, 2001, except as contemplated by this Agreement or except as disclosed in the Cidco SEC Reports or Disclosure Schedules hereto, and except as permitted pursuant to Section 5.1, Cidco has conducted its business only in the ordinary and usual course, and there has not been (i) any Material Adverse Effect on Cidco; (ii) any material change by Cidco in its accounting methods, principles or practices; (iii) any revaluation by Cidco of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any entry by Cidco into any material commitment or transaction; (v) any declaration, setting aside or payment of any dividends or distributions in respect of Shares or any redemption, purchase or other acquisition of any of its securities or any securities of Cidco; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Cidco; (vii) any increase in indebtedness for borrowed money other than an increase as a result of borrowings incurred in the ordinary course of business; (viii) any granting of a security interest in or lien on any material property or assets of Cidco; or (ix) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or any other increase in the compensation payable or to become payable to any officers or key employees of Cidco other than those that are required under existing contractual arrangements.

    SECTION 3.15.  Investigations; Litigation.

    (a) No investigation or review by any Governmental Authority with respect to Cidco is pending nor has any Governmental Authority notified Cidco of an intention to conduct the same.

    (b) There are no actions, suits, claims, investigations, hearings or proceedings of any type pending (or, to the Knowledge of Cidco, threatened) against or affecting Cidco, or any of its properties, at law or in equity, or before any Governmental Authority.

    With respect to each matter set forth on Schedule 3.15, such Schedule sets forth a summary of the subject matter together with a description of action taken and expected resolution.

    SECTION 3.16.  Products.  (a) Schedule 3.16 sets forth (i) all express warranties and disclaimers of warranty used in connection with the products or services provided by Cidco. Cidco has not experienced any product recall or any warranty claims in excess of 2% of Cidco's gross sales for in any of the past five years. With regard to products and goods manufactured by or for Cidco prior to the Effective Time, there is no liability with regard to the sale, purchase or consumption of such products or goods which will or could reasonably be expect to have a Material Adverse Effect on Cidco and there are no circumstances or events which are likely to give rise to such a liability.

    SECTION 3.17.  Securities Filings.  None of the information with respect to Cidco to be included in any of the Offer Documents, the Schedule 14D-9 or any other filings made with the SEC in connection with the transactions contemplated by this Agreement (collectively, the "Securities Filings") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made hereby with respect to information supplied in writing by EarthLink or Sub to Cidco.

    SECTION 3.18.  Tax Matters.

    (a) Cidco as of the date hereof, has timely and accurately filed all foreign, federal, state and local tax returns and reports of all types ("Tax Returns") required to be filed by it prior to such date, and has

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timely and accurately paid or made adequate provision for, or prior to the Effective Date will timely pay or make adequate provision for, all Taxes that are owed for all periods up to and including the Effective Date, including, without limitation, all income, property, sales, excise, intangible, use, franchise, value-added, social security, employment, withholding, payroll and any other taxes of every type, including all interest, penalties and additions thereon ("Taxes"), whether disputed or not. All such Tax Returns are correct and complete. All deposits required to be made by Cidco with respect to employees' or other withholding and other types of Taxes have been duly and timely made. There are, and on the Effective Date will be, no unpaid Taxes that have not been accrued and reflected on the books and Financial Statements of Cidco, or any additions to tax, penalties, or interest payable by Cidco or by any other Person that are or could become an encumbrance on any asset, or otherwise adversely affect the Business, properties, assets, financial condition or results of operations of Cidco. Cidco is not, nor will it become, subject to any additional Taxes as a result of its filing or failure to file timely or accurately, as required by applicable Law, any such Tax Return or to pay or accrue timely any amount required to be paid with respect thereto, including, without limitation, any such Taxes resulting from the obtaining of an extension of time to file any Tax Return or to pay or accrue any Tax. No assessments or notices of deficiency or other communications (written or verbal) have been received by Cidco with respect to any such Tax Return or other matter included Taxes. The federal income tax liability of Cidco for all of its taxable years ending prior to and including the taxable year ended December 31, 1997 have been closed as to deficiencies and refund of Taxes by applicable statutes of limitations. There are no agreements between Cidco and any federal, state or local taxing authority, including, without limitation, the federal Internal Revenue Service ("IRS"), waiving or extending any statute of limitations with respect to any Tax Return, and they have not filed any consent under Section 341(f) of the Code. Cidco has not been a member of any affiliated group filing a consolidated federal income tax return (other than any group of which it is the common parent) and does not have any liability for Taxes of any other person as a transferee or successor, by contract, applicable Law or otherwise.

    (b) None of the transactions contemplated hereby will result in Cidco making or being required to make any "excess parachute payment" as that term is defined in § 280G of the Code. Cidco will not owe a severance payment, change of control payment, parachute payment or similar obligation to its employees, officers or directors as a result of the Offer, the Merger or the other transactions contemplated by this Agreement, nor will any of such persons be entitled to severance payments or other benefits as a result of the Offer, the Merger or the other transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

    SECTION 3.19  Real Property.  Schedule 3.19 hereto sets forth a complete list of all real property owned by Cidco (each, an "Owned Property"). Cidco has valid, good and marketable fee title to the Owned Property, free and clear of any and all claims, interests, liens, mortgages, security interests, ownership interests, pledges, easements, restrictive covenants, rights-of-way and any other encumbrances of any type whatsoever ("Encumbrances"), other than (i) Encumbrances that are disclosed on Schedule 3.19; (ii) liens for current Taxes not yet due and payable, (ii) liens for mechanics, material or laborers arising by operation of law for sums which are not yet due, (iii) platting, subdivision, zoning, building and other similar legal requirements; and (iv) easements, restrictive covenants, rights-of-way, reservations of mineral or oil and gas interests, encroachments and other similar Encumbrances that are of record (the Encumbrances described in clauses (i) through (iv) above are referred to collectively as "Permitted Encumbrances"). All Permitted Encumbrances are set forth in Schedule 3.19.

    Schedule 3.19 sets forth a complete list of all real property leased by Cidco (each, a "Leased Property"). Cidco has a valid leasehold interest in each of the Leased Properties, in each case free and clear of all Encumbrances other than Permitted Encumbrances. There are no eminent domain

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proceedings pending or, to the Knowledge of Cidco, threatened against any Owned Property or Leased Property.

    SECTION 3.20.  Title to Properties.  Cidco has good, valid and marketable title to or leasehold interest in all of its personal property of every type, free and clear of any and all Encumbrances of any type. Cidco holds valid lease agreements for all leased personal property subject to capitalized leases or operating leases, and enjoys peaceful and undisturbed possession of such property under such leases. Cidco has not received any notice of any adverse claim to the title to any personal property owned by it or with respect to any lease under which any properties are held by it.

    SECTION 3.21.  Licenses.  All material permits, licenses and other authorizations issued by any Governmental Authority (the "Licenses") required for the operation of the businesses of Cidco and the Subsidiaries are in full force and effect and there are no pending modifications, amendments or revocation proceedings relating to such material Licenses which would adversely affect the operations thereof. All fees due and payable to Governmental Authorities pursuant to the rules governing the Licenses have been paid and no event has occurred with respect to the Licenses held by Cidco and the Subsidiaries which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. Cidco and the Subsidiaries are in compliance in all material respects with the terms of their respective Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which Cidco or any Subsidiary has received notice, nor, to the knowledge of Cidco and the Subsidiaries, is there any proceeding threatened by any Governmental Authority which would cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine by any regulatory authority.

    SECTION 3.22.  Material Contracts.  (a) Schedule 3.22 sets forth in reasonable detail a list of all written or oral contracts, agreements, leases, instruments or legally binding contractual commitments ("Contracts") that are of a type described below (collectively, the "Material Contracts"):

       (i) Any Contract with a customer of Cidco or with any entity that purchases goods or services from Cidco for consideration of $25,000 or more in any fiscal year;

      (ii) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $25,000;

      (iii) any Contract for the purchase or lease of goods or services (including without limitation, equipment, materials, software, hardware, supplies, merchandise, parts or other property, assets or services), requiring aggregate future payments in excess of $25,000, other than standard inventory purchase orders executed in the ordinary course of business;

      (iv) any Contract relating to the borrowing of money or guaranty of indebtedness;

      (v) any collective bargaining or other arrangement with any labor union;

      (vi) any Contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of the capital stock or assets of Cidco;

     (vii) any Contract limiting, restricting or prohibiting Cidco from conducting business anywhere in the United States or elsewhere in the world or any Contract limiting the freedom of Cidco to engage in any line of business or to compete with any other Person;

     (viii) any joint venture, partnership or similar Contract;

      (ix) Contracts requiring future payments of an amount greater than $25,000, singly or in the aggregate; and

      (x) any employment Contract, severance agreement or other similar binding agreement or policy with any employee of Cidco.

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    (b) Cidco has provided to EarthLink a true and complete copy of each written Material Contract (and a written description of each oral Material Contract), including all amendments or other modifications thereto. Each Material Contract is a valid and legally binding obligation of Cidco, enforceable against it in accordance with its terms, subject only to bankruptcy, reorganization, receivership or other Laws affecting creditors' rights generally and general principles of equity (whether applied in an action at law or in equity). Cidco has performed all material obligations required to be performed by it under the Material Contracts, and is not in breach or default thereunder.

    (c) Consummation of the transactions contemplated under this Agreement will not, by the terms of any Material Contract, result in termination of any such contract or result in payment for such termination in excess of $300,000 in the aggregate.

    SECTION 3.23  Subscriber Accounts.  As of the date hereof, Cidco has not less than 119,000 active subscriber accounts in good standing. "Subscriber Accounts" shall mean Cidco's customer accounts for: e-mail access and services and all other Internet-related services and products provided by Seller. Schedule 3.23 sets forth a detailed list of all Cidco's Subscriber Accounts, categorized by (i) type of service provided, (ii) paying and non-paying customers, (iii) points of presence (POP) and exchanges, (iv) name, address, telephone number and account number of each customer, and (v) for each customer, the type of service, rate charged, whether the customer is 30 days or more past due on their account, and type of payment (credit card or other payment method).

    SECTION 3.24  Employee Relations; Employment Matters.  Within the last two (2) years, Cidco has not experienced any strike, picketing, boycott, work stoppage or slowdown or other labor dispute, nor to the knowledge of Seller is any such event or any organizing effort threatened against it. There is no pending charge or complaint of unfair labor practice, employment discrimination or similar matters against Cidco relating to the employment of labor, nor have any such charges or complaints been filed with any Governmental Authority within two years prior to the date of this Agreement. Cidco has complied with all Laws relating to employees, employment and labor, including without limitation provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. All employees of each of Cidco have executed agreements regarding confidentiality, non-disclosure and releasing or assigning to Cidco all rights and interests related Cidco's Intellectual Property.

    SECTION 3.25.  Insurance.  Schedule 3.25 accurately lists in reasonable detail all insurance policies maintained by Cidco. This insurance coverage is reasonably adequate for the operation of the business of Cidco, and the transactions contemplated hereby will not adversely affect such coverage.

    SECTION 3.26.  Opinion of Financial Advisor.  Cidco has received an opinion of TM Capital Corp. in a form and substance satisfactory to Cidco and dated the date of this Agreement, that the Offer Consideration and the Merger Consideration is fair to Cidco's stockholders from a financial point of view.

    SECTION 3.27  Ongoing Concern; Liquidity.  Neither Cidco nor any of its officers and directors have taken any actions, made any plans or held any discussions (preliminary or otherwise) of any type with respect to the bankruptcy, liquidation, insolvency, receivership, cessation of business, lack of ability to operate as a going concern or pay its obligations as they become due, of Cidco, whether voluntary or involuntary and whether imminent or long-term timeframe (collectively, "Bankruptcy"). No creditor or other party has any plans or made any attempts or otherwise notified Cidco of any plans or intentions to force or cause Cidco to declare Bankruptcy. Neither Cidco nor any of its directors, officers or key employees knows of any reason, fact or circumstance why Cidco cannot operate as a going concern after the Closing of the transactions contemplated in this Agreement.

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    SECTION 3.28  Full Disclosure.  No representation or warranty made by Cidco contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by Cidco to EarthLink in, or pursuant to the provisions of, this Agreement, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

    SECTION 3.29  Rights Agreement.  The Rights Agreement, dated January 27, 1997, by and between Cidco and United States Trust Company of New York ("USTC") (the "Rights Agreement") provided to EarthLink is a full, complete and accurate copy of such document and the Rights Agreement Amendment (as defined below), and other than as set forth below, it has not been amended or revised in any manner. The Rights Agreement has been properly adopted and implemented, and no person or entity has ever become an Acquiring Person (as defined therein) or is currently an Acquiring Person. The Rights Agreement has been amended pursuant to the First Amendment to Rights Agreement, dated October 17, 2001, by and between Cidco and USTC (the "Rights Agreement Amendment"). The Rights Agreement Amendment was authorized, approved, executed and delivered in accordance with the terms of the Rights Agreement and Cidco's governance documents, and is an effective, valid and legally binding agreement in accordance with its terms. The Rights Agreement Amendment, without further action by any Person, completely exempts the transactions contemplated herein from the operation of the Rights Agreement and completely exempts EarthLink from becoming an Acquiring Person, and otherwise acts to prevent the transactions contemplated herein from effectuating the provisions of the Rights Agreement.

ARTICLE IV

Representations and Warranties of EarthLink and Sub

    EarthLink and Sub hereby represent and warrant to Cidco the following:

    SECTION 4.1.  Organization, Qualification, Etc.  EarthLink is a corporation duly organized, validly existing and in good standing under the laws of Delaware and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The copies of EarthLink's Certificate of Incorporation and Bylaws and Sub's Certificate of Incorporation and Bylaws, which have been delivered to Cidco, are complete and correct and in full force and effect on the date hereof.

    SECTION 4.2.  Corporate Authority Relative to this Agreement; No Violation.  Each of EarthLink and Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of EarthLink and the Board of Directors of Sub and no other corporate proceedings on the part of EarthLink or Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by EarthLink and Sub and, assuming this Agreement constitutes a valid and binding Agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of EarthLink and Sub, enforceable against each of them in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Neither EarthLink nor Sub is subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its execution or performance of this Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on EarthLink. Other than in connection with or in compliance with the provisions of Delaware law, the Securities Act, the Exchange Act, State Anti-Takeover Laws, and Blue

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Sky Laws (collectively, the "EarthLink Required Approvals"), no authorization, consent or approval of, or filing with, any Governmental Authority is necessary for the consummation by EarthLink of the transactions contemplated by this Agreement.

    SECTION 4.3.  Litigation.  There are no claims, suits, actions or proceedings pending or, (to the Knowledge of EarthLink) threatened against, relating to or affecting EarthLink before any court, Governmental Authority or any arbitrator that seek to restrain or enjoin the consummation of the Offer or the Merger. Neither EarthLink nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, Governmental Authority, or any arbitrator, which prohibits or restricts the consummation of the transactions contemplated by this Agreement.

    SECTION 4.4.  Securities Filings.  None of the information with respect to the EarthLink to be included in any of the Offer Documents, the Schedule TO or any other filings made with the SEC in connection with the transactions contemplated by this Agreement (collectively, the "EarthLink Securities Filings") contain or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made hereby with respect to information supplied in writing by Cidco or any affiliate of Cidco specifically for inclusion in Acquisitions Securities Filings.

    SECTION 4.5  Financing.  Sub will have available to it upon the consummation of the Offer sufficient funds to consummate the transactions contemplated by this Agreement, including payment in full for all Shares validly tendered into the Offer (and all related fees and expenses), subject to the terms and conditions of the Offer and this Agreement.

    SECTION 4.6  Stock Ownership.  As of the date hereof, neither EarthLink nor Sub owns (beneficially or of record) any Shares.

ARTICLE V

Covenants and Agreements

    The parties hereto hereby further agree as follows:

    SECTION 5.1.  Conduct of Business by Cidco.  Except as set forth in Schedule 5.1, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "Termination Date"), and except pursuant to the prior written consent by EarthLink or as may be expressly permitted pursuant to this Agreement, Cidco:

       (i) shall conduct the operations of its Business according to ordinary and usual course of business in substantially the same manner as heretofore conducted, including without limitation the expenditure of cash (which expenditures shall in no event exceed $100,000 in the aggregate);

      (ii) shall use its reasonable best efforts to preserve, intact its business organizations and goodwill, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them;

      (iii) shall confer at such times as EarthLink may reasonably request with one or more representatives of EarthLink to report operational matters and the status of ongoing operations;

      (iv) shall notify EarthLink of any emergency or other change in the normal course of any business operations of Cidco or in the properties of Cidco, including without limitation any discussions or actions (of any type, preliminary or otherwise) relating to Bankruptcy, and of any

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  complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Authority;

      (v) shall not authorize, declare or pay any dividends on or any distribution of any type with respect to its outstanding Shares;

      (vi) shall not enter into or amend any employment, severance or similar agreements or arrangements with its respective directors or officers;

     (vii) shall not, except as otherwise permitted hereunder, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger) or any acquisition of any assets or securities, any disposition of any amount of assets or securities or any release or relinquishment of any contract rights;

     (viii) shall not propose or adopt any amendments to its Certificate of Incorporation, Bylaws or other governing documents, and shall not enter into any contract or agreement with any Affiliate of Cidco;

      (ix) shall not issue any Shares, capital stock, securities, equity or any securities or rights whatsoever convertible or exchangeable (at any time or under any circumstances) into Shares or other equity of Cidco ("Securities"), or effect any stock split (forward or reverse) or otherwise change its capitalization or capital structure in any manner from the way it existed on the date hereof, other than as specifically permitted by this Agreement;

      (x) shall not, except as specifically permitted by this Agreement or specifically required pursuant to the terms of such agreements or instruments (and only to the minimal extent required): (A) issue, grant, confer or award any Options, Convertible Rights, Stock Rights or any other rights to acquire any Shares or Securities whatsoever (whether pursuant to any Stock Option Plan or otherwise), and (B) shall not accelerate in any manner or by any method the vesting or excercisability of any stock options, warrants or other similar right;

      (xi) shall not purchase or redeem any Shares;

     (xii) shall not amend the terms of its respective employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements except as contemplated by this Section 5.1 or Section 5.4;

     (xiii) shall not enter into any loan agreement of any type, including without limitation letters of credit, guarantees or otherwise;

     (xiv) shall not enter into any contract or agreement of any type that exceeds six months in length or which involves the payment by Cidco of more than $10,000 for any individual contract or agreement, and in no case more than $100,000 for the aggregate of all such contracts and agreements (in every case, irrespective of the length of time for payment under such contracts and agreements);

     (xv) shall not make any Tax election or settle or compromise any Tax liability;

     (xvi) shall not grant, confer or award any monetary or non-monetary bonus;

    (xvii) shall not settle, compromise or otherwise terminate any litigation, claim or other settlement negotiation;

    (xviii) shall not fail to maintain insurance under the same terms and conditions as it currently maintains; and

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     (xix) shall not agree, propose, resolve or plan to do any of the above, in writing or otherwise, to take any of the actions described in paragraphs (v) through (xviii) above or take any action which would make any representation or warranty in Article III hereof not true.

    SECTION 5.2.  Access/Review.  Subject to reasonable notice provided to Cidco in advance, Cidco shall afford to EarthLink and to EarthLink's officers, employees, accountants, counsel and other authorized representatives reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time or the date of termination of this Agreement, to its offices, properties, facilities, Contracts, commitments, books, and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received pursuant to the requirements of federal or state securities laws, and shall use its reasonable best efforts to cause its representatives to furnish promptly to EarthLink such additional financial and operating data and other information as EarthLink or its duly authorized representatives may from time to time reasonably request.

    SECTION 5.3.  Cooperation.  Cidco and EarthLink shall cooperate and communicate in good faith together, or pursuant to an allocation of responsibility to be agreed upon between them, to do the following:

    (a) take all actions and execute all agreements, documents and instruments as may be reasonably required to carry out and consummate the provisions of this Agreement and the actions contemplated herein;

    (b) If required by Law to consummate the Merger with a Long Form Merger, prepare and file with the SEC as soon as is reasonably practicable a proxy statement and related proxy solicitation materials (the "Proxy Materials"), and shall use their reasonable best efforts to have such Proxy Materials cleared by the SEC under all applicable federal proxy rules;

    (c) as soon as is reasonably practicable, take all such action as may be reasonably required under state or federal securities laws in connection with the transactions contemplated by this Agreement;

    (d) prepare and file all required notices, reports, communications and other required filings with the SEC and the Nasdaq during the pendency and Closing of the transactions contemplated herein, including without limitation delisting with the SEC and Nasdaq; and

    (e) cooperate with one another to the extent reasonably practicable in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

    SECTION 5.4.  Employee Benefit Plans.  (a) The Board of Directors of Cidco (or a duly appointed committee thereof responsible for the administration of the Stock Option Plans in accordance with the terms of such plans), prior to or as of the Effective Time, shall take all necessary actions, pursuant to and in accordance with the terms of the Stock Option Plans and the instruments evidencing the Options, to amend such instruments such that all Excluded Options and all Included Options which have not vested as of the Effective Time shall forever be canceled and terminated in accordance with Section 2.10 hereof. Without limitation of the foregoing and with regard to any Stock Option Plans, prior to the time that the Shares are accepted for payment pursuant to the Offer, Cidco shall cause each optionee holding an Option under each Stock Option Plan to execute an agreement in form and substance reasonably satisfactory to EarthLink which will allow the Options held by such optionee, which will not otherwise terminate in accordance with their terms at the time set forth in Section 2.10, to be cancelled in the manner set forth in Section 2.10.

    (b) Each of Cidco's employee benefit plans and employee group welfare benefit plans of every type excluding the RIF Plan as provided in Section 5.4(d) hereof, including Stock Option Plans, 401(k) plan, retirement/pension plans and health and life insurance programs shall be terminated on or prior to the Effective Time. Participants in Cidco's 401(k) plan that become employed by EarthLink following the Closing shall: (i) have the option to roll over their 401(k) accounts (to the extent

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permitted thereby) into the EarthLink 401(k) plan and to participate in such plan thereafter pursuant to its terms, and (ii) be entitled to participate in the employee benefit plans and employee group welfare benefit plans of EarthLink that are generally available to all employees of EarthLink, on terms and conditions applicable to other employees of EarthLink generally, as set forth in such EarthLink employee benefit plans, provided, that this provision shall not be deemed to require EarthLink to hire (or Cidco to retain after the Closing) all or any employees of Cidco.

    (c) To the extent permitted by EarthLink's employee benefit plans and applicable law, and as consistent with subsection 5.4(b) above, EarthLink will give former Cidco employees who are employed by EarthLink as of the Closing Date full credit for purposes of eligibility and vesting, benefit accrual and determination of the level of benefits under any employee benefit plans or arrangements maintained by EarthLink (but not with respect to Options, Stock Option Plans and all related equity ownership matters), for such former Cidco employees' service with Cidco to the same extent recognized by Cidco immediately prior to the Effective Date, provided, that EarthLink shall not be required to offer or provide any type or level of benefits that are not offered or otherwise exceed the provisions of EarthLink's existing employee benefit plans.

    (d) With respect to any former Cidco employee whom becomes employed by EarthLink following the Closing, EarthLink shall be bound to honor and perform the obligations arising out of the Cidco Incorporated Reduction-In-Force Pay Plan (the "RIF Plan"), as adopted by Cidco, for a period of six (6) months following the Closing Date on the behalf of such former Cidco employees, if any of the conditions set forth in the RIF Plan occur within such six (6) month period.

    SECTION 5.5.  Filings; Other Actions.  Subject to the terms and conditions herein provided, Cidco and EarthLink shall use reasonable efforts to cooperate with one another in (A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or any Governmenal Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (C) use all reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the SEC, federal and state antitrust regulatory authorities, state anti-takeover regulatory authorities or other Governmental Authorities of any jurisdiction or any other person may assert under relevant Laws with respect to the transactions contemplated hereby.

    SECTION 5.6.  Further Assurances.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of Cidco and EarthLink shall use all reasonable best efforts to take all such actions.

    SECTION 5.7.  Anti-Takeover Statutes.  If any "fair price", "interested stockholder", "control share acquisition" or other form of State Anti-Takeover Law (California, Delaware or otherwise) is or shall become applicable to the transactions contemplated hereby, each of Cidco and EarthLink and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

    SECTION 5.8.  No Solicitation by Cidco.  (a) No Solicitation. Cidco shall not, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another person, (i) solicit, initiate or encourage, or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes or could reasonably lead to any Takeover

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Proposal, (ii) enter into any agreement with respect to any Takeover Proposal, (iii) participate in any discussions or negotiations regarding any Takeover Proposal (active or potential), or (iv) provide any nonpublic information or otherwise cooperate in any manner with, or assist or participate or encourage, any Takeover Proposal. Notwithstanding the above, prior to the acceptance for payment of shares of Cidco Common Stock pursuant to the Offer, in response to an unsolicited Takeover Proposal that did not result from the breach of this Section 5.8, following delivery to EarthLink of notice of the Takeover Proposal in compliance with its obligations under Section 5.8(d) hereof, Cidco may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with terms no less favorable to Cidco than those contained in the confidentiality agreement between Cidco and EarthLink) to any third party which makes a bona fide written Takeover Proposal if (A) a majority of Cidco's Board of Directors reasonably determines in good faith (after consultation with TM Capital Corp. or another independent, nationally recognized investment bank) that taking such action would or would be reasonably likely to lead to the delivery to Cidco of a Superior Proposal and (B) a majority of Cidco's Board of Directors determines in good faith (after consultation with its outside legal counsel) that it is necessary to take such action(s) in order to comply with its fiduciary duties under the DGCL and other applicable Law. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any third party relating to any direct or indirect acquisition or purchase of all or any substantial portion of the Business, assets or any equity securities of Cidco (by tender offer, exchange offer, stockholder merger vote or any other business combination). "Superior Proposal" means a bona fide written Takeover Proposal made by a third party on terms which a majority of Cidco's Board of Directors determines in good faith (after consultation with an independent, nationally recognized investment bank) to be materially more favorable from a financial point of view to the Cidco stockholders (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to the transactions contemplated hereby (including any alternative proposed by EarthLink pursuant to Section 7.1(g) of this Agreement) in response to such proposal, which is reasonably capable of being consummated.

    (b) Cessation of Discussions. Cidco shall immediately cease and cause to be terminated any existing discussions or negotiations with any third party (other than EarthLink) conducted heretofore with respect to any Acquisition Proposal, except that Cidco shall use its best efforts to cause any such parties in possession of confidential information about Cidco that was furnished by or on behalf of Cidco in connection with any Acquisition Proposal to return or destroy all such information in the possession of any such person or in the possession of any agent of any such person. Cidco agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party. Cidco shall ensure that its officers, directors and employees and any investment banking firm or other advisor or representative retained by it are aware of and instructed to comply with the restrictions described in this Section 5.8. Nothing in this Section 5.8 shall prohibit Cidco or its Board of Directors from taking and disclosing to Cidco's stockholders a position with respect to an Acquisition Proposal by a third party to the extent required under the Exchange Act, including Rules 14e-2 and 14d-9 thereunder or from making such disclosure to Cidco's stockholders which, based on the advice of Cidco's outside legal counsel, is required under applicable Law; provided that nothing in this sentence shall affect the obligations of Cidco and its Board of Directors under any other provisions of this Agreement.

    (c) No Withdrawal. Subject to the fiduciary obligations of the Board of Directors in responding to a Superior Proposal, neither the Board of Directors of Cidco nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to EarthLink or the transactions contemplated in this Agreement, the approval or recommendation by such Board of Directors or such committee of the Offer, the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause Cidco to enter into any letter of intent, agreement in principle, definitive agreement or other similar agreement (each, a "Cidco Acquisition Agreement") related to any Takeover Proposal.

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    (d) Notice. In addition to the obligations of Cidco set forth in paragraphs (a) and (b) of this Section 5.8, Cidco shall promptly advise EarthLink orally and in writing (in any event, within 24 hours) of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. Cidco will keep EarthLink reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal on a daily basis or more frequently as may be reasonably requested by EarthLink.

    SECTION 5.9.  Public Announcements.  Except as may be required by applicable Law, no party hereto shall make any public announcements or otherwise communicate with any news media or any other party, with respect to this Agreement or any of the transactions contemplated hereby without prior good faith consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from (i) promptly making all filings with Governmental Authorities or disclosures by the stock exchange on which such party's capital stock is listed, as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (ii) disclosing the terms of this Agreement to such party's legal counsel, financial advisors or accountants in furtherance of the transactions contemplated by this Agreement. Notwithstanding the above, the parties agree that the existence of this Agreement and the transactions contemplated herein, because final agreement and consummation are uncertain until such time, shall not be disclosed publicly prior to execution of this Agreement, and then only in accordance herewith.

    SECTION 5.10.  Additional Reports.  Cidco shall furnish to EarthLink copies of any reports of the type referred to in Section 3.4 which it files with the SEC on or after the date hereof. Cidco represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will present fairly the financial position of Cidco as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

    SECTION 5.11.  Update Disclosure: Breaches.  From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto in writing of (i) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Offer, the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Cidco or EarthLink, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Offer, the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not cure any breach of any representations or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

    SECTION 5.12.  Employment Agreements.  Prior to or as of the Effective Time and pursuant to terms and conditions of their respective employment agreements, Cidco shall terminate the employment agreements of the Cidco employees specified by EarthLink in a written notice to Cidco. Cidco shall cooperate and communicate in good faith with EarthLink in the process of such terminations.

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    SECTION 5.13  Assignment and Assumption Agreement.  Cidco and the other parties to the Assignment and Assumption Agreement shall take all the actions and make all the payments and receive all the payments and otherwise as set forth therein within three (3) business days after the date thereof and hereof, and Cidco shall use its best efforts to enforce its rights under such agreement. Cidco shall keep EarthLink informed on a timely basis of the status of such arrangements and payments between the parties thereto, and of any changes in the status thereof.

    SECTION 5.14.  Insurance; Indemnity.  (a) For six (6) years from the Effective Time, the Surviving Corporation or EarthLink shall (i) maintain in effect Cidco's and its Subsidiaries' current directors' and officers' liability insurance policies (the "Policies"), or (ii) provide substantially similar insurance coverage within a new insurance policy or within EarthLink's existing insurance policies, in any case covering those persons who are currently covered by the Policies with respect to actions or omissions occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by Cidco and its Subsidiaries for such insurance coverage, and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain policies with the optimum coverage (in EarthLink's reasonable and good faith judgment) available for a cost not exceeding such amount.

    (b) The Surviving Corporation shall keep in effect in its bylaws provisions for a period of not less than two years from the Effective Time (or, in the case of matters occurring prior to the Effective Time that have not been resolved prior to the second anniversary of the Effective Time, until such matters are finally resolved) that provide for exculpation of director and officer liability and indemnification (and advancement of expenses related thereto) of the past and present officers and directors of Cidco and its Subsidiaries, as set forth therein, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses (though such enhancing changes are not required by this provision), and shall observe the indemnification agreements existing in favor of past and present officers and directors of Cidco and its Subsidiaries.

    (c) The provisions of this Section 5.14 are intended for the benefit of and shall be enforceable by each person who is now or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, an officer, director or similar person of Cidco or any of its Subsidiaries.

    SECTION 5.15  Advance Agreement; Assignment and Assumption Agreement.  Notwithstanding anything contained herein to the contrary, neither this Agreement, the Voting Agreements nor the Stock Option Agreement shall be effective until EarthLink has executed the Advance Agreement. Notwithstanding anything contained herein to the contrary, neither this Agreement nor the Advance Agreement shall be effective until Cidco has executed the Assignment and Assumption Agreement.

ARTICLE VI

Conditions to the Merger

    SECTION 6.1.  Conditions to Each Party's Obligation to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver, if permissible, at or prior to the Effective Time of the following conditions:

    (a) No Law or decree, ruling or injunction of any type ("Injunction") shall have been issued, enacted, entered, promulgated or enforced by any court or other tribunal or Governmental Authority which prohibits the consummation of the Merger substantially on the terms contemplated hereby. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such Law or Injunction;

    (b) All Cidco Required Approvals and EarthLink Required Approvals shall have been obtained;

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    (c) Subject to the Minimum Condition and other applicable provisions of this Agreement, Sub shall have purchased all Shares validly tendered in the Offer and not withdrawn, provided, that this condition shall be deemed to have been satisfied if Sub fails to accept for payment or pay for Shares validly tendered and not withdrawn pursuant to the Offer in violation of the terms of the Offer or of this Agreement; and

    (d) The Merger shall have been approved by the requisite vote of the holders of the Shares, to the extent required pursuant to the requirements of Cidco's Certificate of Incorporation and the DGCL or other applicable law.

    SECTION 6.2.  Conditions to Obligations of EarthLink and Sub to Effect the Merger.  The obligation of EarthLink and Sub to effect the Merger is further subject to the condition that there has been no change, event or situation that has resulted in (or could reasonably be expected to result in) a Material Adverse Effect on Cidco between the date of this Agreement and the Effective Time.

ARTICLE VII

Termination, Waiver, Amendment and Closing

    SECTION 7.1.  Termination or Abandonment.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the Board of Directors or stockholders of Cidco:

    (a) by the mutual written consent of Cidco and EarthLink;

    (b) by either Cidco or EarthLink if:

      (i)  the Effective Time shall not have occurred on or before February 28, 2002 (or in the event of a Long Form Merger, May 31, 2002); provided, that the right to terminate hereunder is not available to any party whose failure to fulfill any obligation or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time of the Merger to occur on or before such date;

      (ii) the Minimum Condition is not satisfied (subject to any Offer Period Extensions);

      (iii) a Law shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an Injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such Injunction shall have become final and non-appealable;

    (c) by Cidco:

      (i)  if EarthLink shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect (except for those representations, warranties or covenants that are qualified as to materiality or knowledge, in which case they shall be true and correct and performed in all respects) provided, that Cidco shall provide EarthLink with written notice of such claimed breach and a thirty (30) calendar day period after such notice to cure any such breach; or

      (ii) if Cidco receives a Takeover Proposal that its Board of Directors by vote or resolution determines to constitute a Superior Proposal as set forth in Section 5.8 hereof, or if Cidco enters into a definitive agreement with respect to any Superior Proposal, provided in all cases that Cidco has otherwise complied with all its obligations under Sections 5.8 and 7.2 hereof, including without limitation payment to EarthLink of the Termination Fee as provided in Section 7.2 hereof prior to or simultaneous with such termination by Cidco;

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    (d) by EarthLink:

      (i)  if Cidco shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect (except for those representations, warranties or covenants that are qualified as to materiality or knowledge, in which case they shall be true and correct and performed in all respects), provided, that EarthLink shall provide Cidco with written notice of such claimed breach and a thirty (30) calendar day period after such notice to cure any such breach;

      (ii) if the Board of Directors of Cidco shall have: (A) withdrawn, materially amended or modified in any respect adversely to EarthLink its recommendation and/or support of the Offer and/or the Merger in any manner (including by amending the Schedule 14D-9) ("Withdrawn or Modified"), (B) approved or recommended any Takeover Proposal from any party other than EarthLink, (C) failed to timely mail its Schedule 14D-9 to the Cidco stockholders, or (D) resolved or proposed to do any of the above;

      (iii) if, in response to any tender offer or exchange offer for Cidco Common Stock or any public announcement thereof, Cidco and its Board of Directors fails to fully and unconditionally recommend rejection of such offer within five (5) business days thereafter, or resolves to support such other offer; or

      (iv) if Cidco breaches in any respect any provision of Section 5.8 hereof, or if Cidco enters into any definitive agreement with respect to any Takeover Proposal.

    SECTION 7.2.  Termination Fee; Expenses.  (a) If this Agreement is terminated by EarthLink or Cidco, as the case may be, pursuant to Sections 7.1(b)(i) (if terminated thereunder by EarthLink), 7.1(b)(ii) or any subsection of 7.1(d), then Cidco shall promptly pay EarthLink a fee equal to Five Hundred Thousand Dollars ($500,000), plus reimbursement of all of EarthLink's actual fees and expenses incurred in connection with this transaction (including, without limitation, all legal, accounting and other fees and expenses) (collectively, the "Termination Fee"), provided, however, that if EarthLink terminates the Agreement pursuant to Section 7.1(d)(i), and Cidco also terminates this Agreement pursuant to Section 7.1(c)(i), EarthLink shall nevertheless be entitled to the Termination Fee, provided further, that if the termination is pursuant to Section 7.1(b)(ii) above, such fee shall be payable only if (x) a Takeover Proposal shall be pending and not withdrawn on the date of such termination, and (y) within twelve (12) months after the date of termination of this Agreement, Cidco shall have consummated (or entered into an agreement to consummate) an Alternative Transaction with the party making such Takeover Proposal. An "Alternative Transaction" shall mean (i) a merger, share exchange or other business combination or transaction in which more than 50% of the Cidco Common Stock or all or substantially all of the assets of Cidco are acquired, or (ii) any acquisition from the stockholders of Cidco, by tender offer, exchange offer or otherwise, of more than 50% of the outstanding Cidco Common Stock. The Termination Fee payable under this Section 7.2 shall be paid as a condition to the consummation of the Alternative Transaction.

    (b) Payment of the Termination Fee shall be made prior to or simultaneous with the notice of termination from Cidco to EarthLink, payable by wire transfer of immediately available funds (and for expense reimbursement, within one (1) business day following receipt of a statement for such expenses from EarthLink). Cidco acknowledges and agrees that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, EarthLink would not enter into this Agreement; accordingly, if Cidco fails promptly to pay the amount due pursuant to this Section 7.2, and, in order to obtain such payment, EarthLink commences a suit which results in a judgment against Cidco for the fee set forth in this Section 7.2, Cidco shall pay to EarthLink its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N. A. in effect on the date such payment was required to be made.

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    SECTION 7.3  Effect of Termination.  Except as provided in Sections 7.2 and 8.2 of this Agreement, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than Sections 7.2, 7.3, 8.4, 8.5, 8.7 and 8.9 hereof) shall forthwith become void and have no effect, without any current or future liability or obligation on the part of any party hereto or any of their respective officers or directors to the other, and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any breach of any of its representation, warranties, covenants and agreements in this Agreement. Notwithstanding the above, upon a termination of this Agreement for any reason, all parties shall keep all information related to the proposed transactions herein confidential and shall not disclose such information without the consent of the other party, except as disclosure is required by law.

    SECTION 7.4  Stock Option Agreement.  In the event this Agreement is terminated pursuant to this Article VII, the Stock Option Agreement shall be applicable in accordance with its terms.

ARTICLE VIII

Miscellaneous

    SECTION 8.1.  Non-Survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 8.2.  Expenses.  Except as set forth in Section 7.1 and 7.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby (including without limitation legal, accounting and financial advisory fees and expenses) shall be paid by the party incurring such costs and expenses, except that (a) the costs and expenses incurred in connection with the printing, filing with the SEC and mailing of the Offer Documents, Schedule 14D-9 and Proxy Materials (including any preliminary materials thereto) including any amendments or supplements thereto, shall be shared equally by EarthLink and Cidco, and (b) all transfer taxes shall be paid by Cidco.

    SECTION 8.3.  Counterparts: Effectiveness.  This Agreement may be executed via facsimile and in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

    SECTION 8.4.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and venue for all actions in respect of this Agreement and the transactions contemplated herein shall be the federal or state courts located in the State of Georgia.

    SECTION 8.5.  Notices.  All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.5:

    To Cidco:

    Cidco Incorporated
    220 Cochrane Circle
    Morgan Hill, CA 95037
    Facsimile: 408-776-2602
    Attention: Paul Locklin

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    with a copy (which shall not constitute notice) to:

    Gray Cary Ware & Friedenrich LLP
    400 Hamilton Ave.
    Palo Alto, CA 94301-1833
    Facsimile: 650-833-2001
    Attention: Diane H. Frankle, Esq.

    To EarthLink:

    EarthLink, Inc.
    1375 Peachtree St., 7 North
    Atlanta, GA 30309
    Facsimile: (404) 287-4905
    Attention: Samuel R. DeSimone, Jr.

    with a copy (which shall not constitute notice) to:

    Hunton & Williams
    Bank of America Plaza, Suite 4100
    600 Peachtree St., N.E.
    Atlanta, Georgia 30308
    Facsimile: (404) 888-4190
    Attention: W. Tinley Anderson, III, Esq.

    SECTION 8.6.  Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

    SECTION 8.7.  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

    SECTION 8.8.  Miscellaneous.  This Agreement:

    (a) and the exhibits and disclosure schedules to this Agreement and the Mutual Non-Disclosure and Non-Solicitation Agreement, dated September 6, 2001, between Cidco and EarthLink, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof; and

    (b) is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for the rights to indemnification provided for in Section 5.14 for the benefit of Cidco's officers and directors.

    SECTION 8.9.  Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

    SECTION 8.10.  Finders or Brokers.  Except for the engagement of TM Capital Corp. by Cidco pursuant to the Agreement dated March 14, 2001 and previously provided to EarthLink, Cidco has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger payable by Cidco.

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    SECTION 8.11.  Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, provided, that after stockholder approval (if required), no amendment shall be made that, under the DGCL, requires prior stockholder approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 8.12.  Waiver.  At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other party with any of the agreements or conditions contained herein; provided, however, that after the Cidco Stockholder Approval is obtained, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Shares hereunder other than as contemplated by this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

    [The Next Following Page is the Signature Page]

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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

EARTHLINK, INC.
By:	/s/ NATHANIAL B. COBB
Name:	Nathanial B. Cobb
Title:	Vice President, Strategy & Development
EARTHLINK ACQUISITION SUB, INC.
By:	/s/ NATHANIAL B. COBB
Name:	Nathanial B. Cobb
Title:	Vice President, Strategy & Development
CIDCO INCORPORATED
By:	/s/ PAUL G. LOCKLIN
Name:	Paul g. Locklin
Title:	President & CEO

[Signature Page to Agreement and Plan of Merger]

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ANNEX I

CONDITIONS TO THE OFFER

    Notwithstanding any other provision of the Offer, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares tendered unless the following conditions have been satisfied: (i) there have been validly tendered and not withdrawn prior to the time the Offer shall otherwise expire a number of Shares which constitutes 50% of all Shares outstanding at the time the Shares are accepted for payment pursuant to the Offer (the "Minimum Condition"); and (ii) none of the following events shall occur at any time on or after the date of the Agreement and before acceptance for payment of, or payment for, such Shares:

    (a) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which (1) materially restricts, prevents or prohibits consummation of the Offer or the Merger or results in the obligation to pay damages as a result of or in connection with the transactions contemplated by this Agreement in amounts that would have an adverse effect on Cidco or Cidco's business, (2) prohibits or limits the ownership or operation by Cidco, EarthLink or any of their subsidiaries (including, without limitation, Sub) of all or any material portion of the business or assets of Cidco or compels Cidco, EarthLink, or any of their subsidiaries (including, without limitation, Sub) to dispose of or hold separate all or any material portion of their business or assets, (3) imposes limitations on the ability of EarthLink, Sub or any other subsidiary of EarthLink to acquire or hold, or to exercise effectively full rights of ownership of, any Shares, including, without limitation, the right to vote any Shares acquired pursuant to the Offer, or (4) requires divestitures by EarthLink, Sub or any other affiliate thereof of any Shares;

    (b) any of the representations and warranties of Cidco set forth in the Agreement shall not be true and correct in all material respects (except for those representations or warranties that are qualified as to materiality or knowledge, in which case they shall be true and correct in all respects), as if such representations and warranties were made at the time of such determination (except as to any such representation or warranty which speaks as of a specific date, which must be untrue or incorrect as of such specific date);

    (c) Cidco shall have failed to perform and comply in all material respects with all obligations, agreements and covenants necessary to be performed or complied with by Cidco, provided that the Rights Agreement shall have been amended so that the Rights Agreement will terminate immediately prior to the closing of the Offer;

    (d) the Agreement shall have been terminated in accordance with its terms;

    (e) the Board of Directors of Cidco shall have Withdrawn or Modified its recommendation of the Offer, the Agreement or the Merger, or the Board of Directors of Cidco shall have approved, recommended or accepted a Takeover Proposal;

    (f)  other than the filing of the Certificate of Merger with respect to the Merger as provided for by Section 2.3 of the Agreement, fewer than all the material licenses, permits, authorizations, consents, orders, qualifications or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority requisite to consummate the Merger and the transactions contemplated thereby, shall have been filed, occurred or been obtained, as the case may be;

    (g) it shall have been publicly disclosed or EarthLink shall have otherwise learned that any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than EarthLink or its affiliates or any group of which any of them is a member, shall have, following the date of this Agreement (1) acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 5% of Cidco Common Stock or shall have been granted an option, right or warrant, conditional or otherwise, to obtain more than 5% of any class or series of capital stock of

Cidco (including, without limitation, Cidco Common Stock); or (2) without the prior consent of EarthLink, entered into any binding agreement or understanding with a third party with respect to (A) a merger, consolidation or other business combination with, or acquisition of a material portion of the assets of, Cidco, or (B) a tender or exchange offer for Shares; or

    (h) there shall have occurred and be continuing (i) any general suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any direct or indirect limitation (whether or not mandatory) by a United States Governmental Authority on the extension of credit by banks or other financial institutions, (iv) a change in banking, general financial or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, or (v) in the case of any of the foregoing existing on the date of the Agreement, a material change, acceleration or worsening thereof.

    The foregoing conditions are for the sole benefit of EarthLink and Sub and, subject to the terms of the Agreement, may be asserted by EarthLink and/or Sub regardless of the circumstances (including, without limitation, any action or inaction by EarthLink and/or Sub) giving rise to any such condition or may be waived by EarthLink and/or Sub, in whole or in part, from time to time in their sole discretion, except as otherwise provided in the Agreement. The failure by EarthLink and/or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement to which this Annex I is attached.

    [Exhibits and Schedules Available on Request]

2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

    This First Amendment to Agreement and Plan of Merger (the "Amendment") dated as of this    day of October 2001, is entered by and among EarthLink, Inc., a Delaware corporation ("EarthLink"), EarthLink Acquisition Sub, Inc., a Delaware corporation ("Sub"), and Cidco Incorporated, a Delaware corporation ("Cidco").

    WHEREAS, EarthLink, Sub, and Cidco are parties to that certain Agreement and Plan of Merger dated October 17, 2001 (the "Agreement"); and

    WHEREAS, EarthLink, Sub, and Cidco desire to amend the Agreement pursuant to the terms and conditions of this Amendment in order to correct certain drafting errors contained in the Agreement.

    NOW, THEREFORE, in consideration of the recitals and the mutual promises, representations, warranties and covenants set forth in the Amendment, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, the parties hereto hereby agree as follows:

    I.  Definitions.  Capitalized terms used herein without definition shall have the meaning assigned to those terms in the Agreement.

    II.  Amendments.

      A.  The Agreement hereby is amended by deleting the second sentence of Paragraph 1.1(c) in its entirety and replacing it with the following:

    "If the number of Shares so purchased is greater than 50% but less than 90% of the applicable issued and outstanding Shares at the time that the Offer is terminated, EarthLink and Cidco shall, subject to Article VI hereof, take all such actions as may be necessary or advisable to cause Sub to be merged with and into Cidco in accordance with the terms of this Agreement and the DGCL, including without limitation convene a special stockholders' meeting and solicit proxies therefor (all in compliance with applicable federal securities laws) to secure Cidco stockholder approval for such a Merger (the "Long Form Merger"), and Cidco covenants that the Cidco Board of Directors will vote in favor of the Long Form Merger and recommend it to Cidco's stockholders."

      B.  The Agreement hereby is amended by deleting the first sentence of Annex I in its entirety and replacing it with the following:

    "Notwithstanding any other provision of the Offer, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares tendered unless the following conditions have been satisfied: (i) there have been validly tendered and not withdrawn prior to the time the Offer shall otherwise expire a number of Shares which is greater than 50% of all Shares outstanding at the time the Shares are accepted for payment pursuant to the Offer (the "Minimum Condition"); and (ii) none of the following events shall occur at any time on or after the date of the Agreement and before acceptance for payment of, or payment for, such Shares:"

    III.  Miscellaneous.

      A.  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

      B.  Headings.  The headings of the sections and paragraphs of this Amendment are inserted for convenience only and shall not be deemed to constitute part of this Amendment or to affect the construction thereof.

      C.  Modification and Waiver.  No waiver of any of the provisions of this Amendment shall be deemed to or shall constitute a waiver of any other provision hereof or in the Agreement (whether or not similar).

      D.  Effectiveness of the Agreement.  Except for the amendments set forth in Articles IIA. and IIB. above, the terms and conditions of the Agreement shall continue in full force and effect.

[Signatures appear on the following page]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

EARTHLINK, INC.
By:	/s/ SAMUEL R. DESIMONE, JR.
Name:	Samuel R. DeSimone, Jr.
Title:	Executive Vice President, General Counsel, Secretary
EARTHLINK ACQUISITION SUB, INC.
By:	/s/ SAMUEL R. DESIMONE, JR.
Name:	Samuel R. DeSimone, Jr.
Title:	Executive Vice President, General Counsel, Secretary
CIDCO INCORPORATED
By:	/s/ PAUL G. LOCKLIN
Name:	Paul G. Locklin
Title:	President, CEO

ANNEX B

                      October 7, 2001

Board of Directors
Cidco Incorporated
220 Cochrane Circle
Morgan Hill, CA 95037

Gentlemen:

    EarthLink, Inc. (the "Purchaser") proposes to make a tender offer (the "Offer") for all the issued and outstanding shares of the common stock, par value $0.01 per share (the "Shares"), which are not owned by the Purchaser or any affiliate thereof, of Cidco Incorporated (the "Company") at a cash price of $0.36 per Share pursuant to a draft merger agreement (the "Merger Agreement") which provides that following completion of the Offer a subsidiary of Purchaser shall merge with the Company and each Share shall be acquired for consideration equal to that in the Offer (the "Merger").

    You have asked us whether or not, in our opinion, the proposed cash consideration to be received by the stockholders for the Company pursuant to the Offer and the Merger is fair to the stockholders of the Company, other than the Purchaser, from a financial point of view.

    In arriving at the opinion set forth below, we have, among other things:

  (1)
  Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the year ended December 1, 2000 and the Company's Form 10-Q and the related unaudited financial information for the six months ended June 30, 2001;

  (2)
  Reviewed unaudited financial information for the eight months ended August 31, 2001;

  (3)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company;

  (4)
  Conducted discussions with members of senior management of the Company concerning its businesses and prospects;

  (5)
  Reviewed the historical market prices and trading activity for the Shares and compared them with that of the certain publicly traded companies which we deemed to be relevant;

  (6)
  Compared the financial position and results of operations of the Company with that of certain companies which we deemed to be relevant;

  (7)
  Compared the proposed financial terms of the Offer with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

  (8)
  Reviewed the draft Merger Agreement, Stock Option Agreement and Advance Agreement; and

  (9)
  Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

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    In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company, and we have not assumed any responsibility to independently verify such information. We have been provided certain financial forecasts by management, and we have relied upon the assurances of management that the financial forecasts provided to us reflect their best currently available estimates and good faith judgments as to the future performance of the Company and that they are unaware of any facts or circumstances that would make the information or financial forecasts provided to us incomplete or misleading; provided, however, that management has indicated that (i) the achievement of the financial forecasts would required continued major investments in advertising, marketing and promotion, (ii) the Company's available financial resources are not sufficient to fund these expenditures and additional third party financing would be required, (iii) other than the interim financing proposed pursuant to the Merger Agreement, no such financing has been made available or is likely to be available, and (iv) in the absence of available financing and/or a transaction, the achievement of the financial forecasts is unlikely and the Company's ability to continue operations is in doubt.

    We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we been furnished with any such evaluations or appraisals. We have also assumed with your consent, that any material liabilities (contingent or otherwise, known or unknown) of the Company and the Purchaser are as set forth in the consolidated financial statements of the Company and the Purchaser, respectively.

    This opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to whether any such shareholder should or should not tender his shares in the Offer. This opinion does not address the relative merits of the Offer and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Offer or the decision of the Board of Directors of the Company with respect to the Offer. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

    TM Capital Corp. is currently acting as financial advisor to the Company in connection with the Offer and will be receiving a fee in connection with the rendering of this opinion and consummation of this transaction.

    On the basis of, and subject to the foregoing, we are of the opinion that the proposed cash consideration to be received by the stockholders of the Company, other than the Purchaser, pursuant to the Offer and the Merger is fair to the Company's stockholders from a financial point of view.

    This opinion has been prepared for the information of the Board of Directors of the Company in connection with the Offer and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of TM Capital Corp., provided, however, that this letter may be reproduced in full in a Schedule 14D-9 filed by the Company related to the Offer and in any solicitation materials regarding the Merger.

                      Very truly yours,

                      TM CAPITAL CORP.

                      /s/ JOHN J. GUERRA

                      John J. Guerra
                      Senior Vice President

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ANNEX C

    Section 262 of the Delaware General Corporation Law

Delaware Rights of Appraisal

SECTION 262 OF THE

DELAWARE GENERAL CORPORATION LAW

262 APPRAISAL RIGHTS.

(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depositary receipt" mean a receipt or other instrument issued by a depositary representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depositary.
(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:
(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depositary receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.
(2)
Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depositary receipts in respect thereof;

      b. Shares of stock of any other corporation, or depositary receipts in respect thereof, which shares of stock (or depositary receipts in respect thereof) or depositary receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

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      c. Cash in lieu of fractional shares or fractional depositary receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depositary receipts and cash in lieu of fractional shares or fractional depositary receipts described in the foregoing subparagraphs a., b., and c. of this paragraph.

  (3)
  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
(d)
Appraisal rights shall be perfected as follows:
(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)
If the merger or consolidation was approved pursuant to §228 or §253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the

C–2

    corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who was complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

C–3

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
(h)
After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF

CIDCO INCORPORATED
220 COCHRANE CIRCLE
MORGAN HILL, CALIFORNIA 95037

SPECIAL MEETING OF STOCKHOLDERS—JANUARY  , 2002

   The undersigned hereby constitutes and appoints              and              , and each of them, true and lawful agents and proxies to the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of Cidco common stock that the undersigned is entitled to vote at the special meeting of stockholders of Cidco Incorporated to be held on January  , 2002, and at any and all adjournments and postponements thereof.

   This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO VOTE IS SPECIFIED, HOWEVER, THIS PROXY WILL BE VOTED "FOR" THE PROPOSED MERGER. This proxy grants discretionary authority to vote in accordance with the best judgment of the named proxies on other matters that may properly come before the special meeting.

Please mark this proxy card, fill in the date, sign, and return promptly in the enclosed envelope. No postage is necessary if mailed in the United States.

[x] Please mark your votes as in this example

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED MERGER:

   To authorize the proposed merger of merger of EarthLink Acquisition Sub, Inc. with and into Cidco Incorporated, pursuant to an Agreement and Plan of Merger dated as of October 17, 2001, by and among EarthLink Acquisition Sub, Inc., Cidco Incorporated, and EarthLink, Inc., as amended by the parties pursuant to the First Amendment to Agreement and Plan of Merger dated as of October 29, 2001.

/ / FOR       / / AGAINST       / / ABSTAIN

Signature(s)	Dated	, 2001.

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority should sign. If a corporation, the signature should be that of an authorized person who should also state his/her title.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

[CIDCO LETTERHEAD]
CIDCO INCORPORATED 220 Cochrane Circle Morgan Hill, California 95037 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2002
PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY.
CIDCO INCORPORATED PROXY STATEMENT for SPECIAL MEETING OF STOCKHOLDERS to be held on , 2002
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER
The Companies (page 3)
The Special Meeting (page 4)
Structure of the Merger (page 5)
Opinion of Financial Advisor (page 12)
Recommendation to Stockholders (page 12)
Interests of Officers and Directors in the Transaction (page 13)
Completion of the Merger (page 14)
United States Federal Income Tax Consequences (page 15)
Conditions to the Merger (page 21)
Appraisal Rights (page 16)
AGREEMENT AND PLAN OF MERGER by and among EARTHLINK, INC. EARTHLINK ACQUISITION SUB, INC. and CIDCO INCORPORATED Dated as of October 17, 2001
AGREEMENT AND PLAN OF MERGER
ARTICLE I The Tender Offer
ARTICLE II The Merger
ARTICLE III Representations and Warranties of Cidco
ARTICLE IV Representations and Warranties of EarthLink and Sub
ARTICLE V Covenants and Agreements
ARTICLE VI Conditions to the Merger
ARTICLE VII Termination, Waiver, Amendment and Closing
ARTICLE VIII Miscellaneous
ANNEX I CONDITIONS TO THE OFFER
FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
Delaware Rights of Appraisal SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW